HIBBETT SPORTS, INC.
2700 Milan Court
Birmingham, Alabama 35211

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Hibbett Sports, Inc. that will be held at the corporate offices of Hibbett Sports, Inc., 2700 Milan Court, Birmingham, Alabama 35211, on Thursday, May 28, 2015, at 11:00 A.M., local time for the following purposes:
•	Election of four (4) Class I Directors, Jane F. Aggers, Terrance G. Finley, Jeffry O. Rosenthal and Alton E. Yother, each for a three-year term expiring in 2018;
•	Ratification of the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company's independent registered public accounting firm for Fiscal 2016;
•	Approval, by non-binding advisory vote, of the compensation of our named executive officers;
•	Approval of the 2015 Equity Incentive Plan;
•	Approval of the 2015 Employee Stock Purchase Plan;
•	Approval of the 2015 Director Deferred Compensation Plan; and
•	Transaction of any other business properly brought before the meeting and any adjournments or postponements of the meeting.

Information concerning these and other matters is contained in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on March 31, 2015 as the record date for the determination of stockholders who will be entitled to notice of and to vote at the meeting.

Please note that brokers may not vote your shares on the election of directors, the advisory vote on executive compensation or on the approvals of the 2015 Equity Incentive Plan, the 2015 Employee Stock Purchase Plan or the 2015 Director Deferred  Compensation Plan, in the absence of your specific instructions as to how to vote.  Whether or not you expect to attend the Annual Meeting in person, it is important that you vote and we urge you to vote on the Internet, by phone or complete, sign, date and return the enclosed proxy in the envelope provided.  If you attend the meeting and wish to change your vote, you can do so by voting in person at the meeting.

By Order of the Board of Directors,
Elaine V. Rodgers
Secretary

April 23, 2015
Birmingham, Alabama

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2015

The Company's Proxy Statement and Annual Report to stockholders for the fiscal year ended January 31, 2015 are available at www.hibbett.com under "Investor Relations".

PROXY STATEMENT

HIBBETT SPORTS, INC.
2700 Milan Court
Birmingham, Alabama 35211

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 28, 2015

GENERAL INFORMATION ABOUT THESE MATERIALS

This Proxy Statement is being mailed together with our Annual Report on Form 10-K to stockholders for the fiscal year ended January 31, 2015, as filed with the Securities and Exchange Commission (SEC).  These materials, along with our Notice of Annual Meeting, will be mailed to our stockholders of record on or about April 23, 2015.  The exhibits for the Form 10-K will be furnished upon request and payment of the cost of reproduction.  Such written request should be directed to Investor Relations, 2700 Milan Court, Birmingham, Alabama 35211.  Our SEC filings are also available on our website at www.hibbett.com under the heading "Investor Relations."

Introductory Note

References to "we", "our", "us" and the "Company" used throughout this document refer to Hibbett Sports, Inc. and its subsidiaries as well as its predecessors.  Unless specifically indicated otherwise, any reference to the following years or fiscal years relates to:
Year	Related Fiscal Year End	Weeks in Fiscal Period
2016 or Fiscal 2016	January 30, 2016	52
2015 or Fiscal 2015	January 31, 2015	52
2014 or Fiscal 2014	February 1, 2014	52
2013 or Fiscal 2013	February 2, 2013	53

How to Vote

Most stockholders have a choice of voting on the Internet, by telephone, or by mail using a traditional proxy card.  Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you.  If you vote by telephone or on the Internet, you do not need to return your proxy card.

Reduce Printing and Mailing Costs

If you share the same last name with other stockholders living in your household, you may receive only one copy of our Proxy Statement and 2015 Annual Report.  Please see the response to the question "What is "householding" and how does it affect me?" for more information on this stockholder program.

Stockholders may help us to reduce printing and mailing costs further by opting to receive future proxy materials by e-mail.  Please see the response to the question "Can I access the Notice of Annual Meeting, Proxy Statement and 2015 Annual Report on the Internet?" for more information on electronic delivery of proxy materials.

FREQUENTLY ASKED QUESTIONS

When and where will the meeting take place?  The Annual Meeting will be held on Thursday, May 28, 2015, at 11:00 a.m., local time, at the corporate offices of Hibbett Sports, Inc., 2700 Milan Court, Birmingham, Alabama.  Stockholders will be admitted to the Annual Meeting beginning at 10:45 a.m., local time.  Seating will be limited.

What is the purpose of this meeting and these materials?  This is the Annual Meeting of our stockholders.  At the Annual Meeting, you will be asked to vote on:
•	the election of directors for a three-year term expiring in 2018;
•	the ratification of our Audit Committee's selection of independent registered public accounting firm for 2016;
•	the approval, by a non-binding advisory vote, of our named executive officers' compensation;
•	the approval of the 2015 Equity Incentive Plan;
•	the approval of the 2015 Employee Stock Purchase Plan;
•	the approval of the 2015 Director Deferred Compensation Plan; and
•	any other business that may properly come before the meeting.

Our Board of Directors strongly encourages you to exercise your right to vote on these matters. Your vote is important. Voting early through the Internet, by telephone or by a proxy or voting instruction card helps ensure that we receive a quorum of shares necessary to hold the meeting.  After the conclusion of the formal business of the Annual Meeting, management may give a report on our performance during the fiscal year that ended on January 31, 2015 to interested stockholders.

How do the Directors of the Company recommend that I vote?  The Board of Directors unanimously recommends that you vote:

PROPOSAL 1: FOR the election of Jane F. Aggers, Terrance G. Finley, Jeffry O. Rosenthal and Alton E. Yother as Directors of the Company for terms expiring in 2018;

PROPOSAL 2: FOR the ratification of the Audit Committee's selection of KPMG LLP as our independent registered public accounting firm for 2016;

PROPOSAL 3: FOR the approval of our named executive officers' compensation;

PROPOSAL 4: FOR the approval of the 2015 Equity Incentive Plan;

PROPOSAL 5: FOR the approval of the 2015 Employee Stock Purchase Plan; and

PROPOSAL 6: FOR the approval of the 2015 Director Deferred Compensation Plan.

Who is entitled to vote at the Annual Meeting?  Holders of Hibbett Sports, Inc. common stock at the close of business on March 31, 2015, are entitled to receive this Notice and to vote their shares at the Annual Meeting.  As of that date, there were 24,896,650 shares of common stock outstanding and entitled to vote.  Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?  The most common ways in which stockholders hold Hibbett Sports stock are:
•	directly with our transfer agent, Computershare, Inc. (stockholder of record); or
•	indirectly through an account with an institutional or nominee holder of our stock such as a broker or bank who is the record holder of the stock (beneficial owner).

If you hold your shares as a stockholder of record, our transfer agent sends the proxy materials to you and your vote instructs the proxies how to vote your shares.

If you hold your shares indirectly (in street name) as a beneficial owner, your broker, bank or other nominee delivers the proxy materials to you.  Your vote instructs your nominee how to vote your shares, and that nominee in turn instructs the proxies how to vote your shares.

How do I vote?  You may vote using any of the following methods:

A.	By Mail

Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope.  If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Hibbett Sports, Inc., c/o Computershare Investor Services, P.O. Box 43102, Providence, Rhode Island 02940-5067.

B.	By Telephone or on the Internet

The telephone and Internet voting procedures established by Hibbett Sports, Inc. for stockholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll free telephone number on the proxy card.  Please have your proxy card in hand when you call.  Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

The website for Internet voting is www.investorvote.com/hibb.  Please have your proxy card handy when you go on-line.  As with telephone voting, you can confirm that your instructions have been properly recorded.  If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Central Daylight Savings Time on May 27, 2015.  The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record.  Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

C.	In person at the Annual Meeting

All stockholders may vote in person at the Annual Meeting.  You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person.  If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to an independent inspector of the election with your ballot to be able to vote at the Annual Meeting.

Your vote is important.  You can save us the expense of a second mailing by voting promptly.

What can I do if I change my mind after I vote my shares?  If you are a stockholder of record, you can revoke your proxy before it is exercised by:
•	written notice to the Secretary of the Company;
•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or
•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record.  You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

What shares are included on the proxy card?  If you are a stockholder of record, you will receive only one proxy card for all the shares you hold:
•	in certificate form; and
•	in book-entry form.

If you are a beneficial owner, you will receive voting instructions, and information regarding consolidation of your vote, from your bank, broker or other holder of record.

What is "householding" and how does it affect me?  We have adopted a procedure approved by the Securities and Exchange Commission (SEC) called "householding."  Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting, Proxy Statement and of our Annual Report, unless one or more of these stockholders notifies us that they wish to receive individual copies.  This procedure is designed to reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards.  If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting, Proxy Statement and Annual Report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, you can request information about householding from your bank, broker or other holder of record.

Is there a list of stockholders entitled to vote at the Annual Meeting?  The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting, between the hours of 8:00 a.m. and 3:00 p.m., at our principal executive offices at 2700 Milan Court, Birmingham, Alabama 35211, by contacting the Secretary of the Company.

What is the effect of abstentions and broker non-votes?  Proxies marked "abstain" or proxies required to be treated as broker "non-votes" will be viewed as present for purposes of determining whether there is a quorum at the Annual Meeting.  A broker "non-vote" occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner of the shares.  Abstentions with respect to any matter will have the same effect as a vote against that proposal.

Pursuant to New York Stock Exchange (NYSE) rules, brokers may vote on routine matters but do not have discretionary power to vote your shares on "non-routine" matters unless the broker receives appropriate instructions from you.  The ratification of the selection of the independent registered public accounting firm (Proposal 2) is the only item on the agenda for the Annual Meeting that is considered routine.  The election of Directors, the vote on an advisory basis for named executive officer compensation and the votes for approval of all three proposed equity plans are considered "non-routine" matters.  Due to NYSE rules, brokers are not able to vote your shares with respect to "non-routine" matters if you have not provided instructions.  Therefore, we strongly urge you to vote your shares.

What are the voting requirements to elect the Directors discussed in this Proxy Statement?  The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum.  The affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote is required for the election of each Director and for approval of each of the other proposals discussed in this Proxy Statement.  You may vote "for" or "against" or "abstain" with respect to each vote.

Could other matters be decided at the Annual Meeting?  At the date that this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.  If other matters are properly presented at the Annual Meeting for consideration, the Board of Directors have designated (on the proxy card enclosed) Scott J. Bowman (our Chief Financial Officer) and David M. Benck (our general counsel) as proxies who will have the discretion to vote on those matters for you.

Can I access the Notice of Annual Meeting, Proxy Statement and the 2015 Annual Report on the Internet?  The Notice of Annual Meeting, Proxy Statement and 2015 Annual Report, are available on our website at www.hibbett.com.  Instead of receiving future copies of our Proxy Statement and Annual Report materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them.  Opting to receive your proxy materials via the Internet will save us the cost of producing and mailing documents to your home or business and also will give you an electronic link to the proxy voting site.

Stockholders of Record:  If you vote on the Internet at www.investorvote.com/hibb, simply follow the prompts for enrolling in the electronic proxy delivery service.  You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.econsent.com and following the enrollment instructions.

Beneficial Owners:  If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically.  Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?  We will pay the cost of soliciting proxies.  Directors, executive officers or employees may solicit proxies on our behalf by telephone, electronic transmission and facsimile transmission.  We have hired Corporate Communications, Inc. to distribute and solicit proxies.  We will reimburse Corporate Communications for reasonable expenses for these services.  Total fees and reimbursements paid to Corporate Communications in Fiscal 2015 were approximately $81,000 that included approximately $32,000 for proxy distribution, together with our Annual Report, and solicitation.

Who will count the vote?  Representatives of our transfer agent, Computershare, Inc., will tabulate the votes.  Corporate Communications, Inc. will act as independent inspectors of election.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Our Corporate Governance Principles

Our Board of Directors has adopted Corporate Governance Guidelines and intends to follow the principles of corporate governance summarized below:

Board Composition

•
Director Independence.  The Board consists of a majority of independent Directors as governed by the independence requirements of the NASDAQ Stock Market (NASDAQ) corporate governance listing standards and any applicable law.  The Board considers all relevant facts and circumstances in making an independence determination.

It is the responsibility of each Director and prospective Director to disclose to the Board any relationship that could impair his or her independence or any conflict of interest with the Company, including, but not limited to, family members, customers, suppliers, legal counsel, consultants of the Company, significant stockholders of the Company and any competitor or other person having an interest adverse to the Company.  Each Director is required to complete an annual questionnaire providing information necessary for the Company to assist the Board in reconfirming each Director's independence and making required disclosures in the Company's Proxy Statement, where applicable.

•
Chairman/Lead Director.  The Board elects a Chairman to carry out duties assigned by the Company's By-laws or, from time to time, the Board.  In the event the Chairman is not an independent Director, the Board also designates a Lead Director who shall be an independent Director.  The primary duties of the Lead Director are to preside over executive sessions solely of independent Directors, work with the Chairman to set agendas for meetings of the Board and communicate feedback between the Board and the non-independent Chairman.

Our Chairman, Michael J. Newsome, served as Executive Chairman of the Board until February 2, 2014.  In light of his past employment with the Company, Mr. Newsome is not considered an independent Director under NASDAQ listing standards.  Alton E. Yother serves as our Lead Director.

Our Board believes that its current leadership structure encompasses an appropriate balance between strong and consistent leadership and independent and effective oversight of the Company.  Our non-independent Chairman, Mr. Newsome, is an experienced and well-respected former sporting goods retail executive with many years of Board experience.  He is well positioned to chair regular Board meetings, communicate with executive management and help ensure that key business issues and stockholder matters are brought to the Board's attention.  This leadership structure enhances communication and promotes unified leadership.

Nomination of Directors

•
Role of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee (NCG Committee) is responsible for the recommendation of nominees for election as Director to the Board.  Nominees recommended by the NCG Committee may be elected by the Board to fill a vacancy or may be recommended by the Board for election by the stockholders.

Our NCG Committee does not have a written diversity policy.  However, it does give consideration to potential candidates who would promote diversity on the Board that would benefit our stockholders, particularly in areas of expertise that align effectively with our long-term strategic plans.  Our current and nominated directors have a wide range of viewpoints, background, experience and demographics.

•
Qualification of Directors.  In evaluating candidates for election to the Board, the NCG Committee takes into account the qualifications of the individual candidate as well as the composition of the Board as a whole.  Among other things, the NCG Committee considers:

•	the candidate's ability to help the Board create stockholder wealth,
•	the candidate's ability to represent the interests of the stockholders,
•	the business judgment, experience that is relevant to the business and acumen of the candidate,
•	the need of the Board for Directors having certain skills and experience that is relevant to the business,
•
the candidate's ability to fully participate in Board activities and fulfill the responsibilities of a director, including attendance at and active participation in, meetings of the Board or its committees,

•	other business and professional commitments of the candidate, including the number of other boards (public, private and charitable) on which the candidate serves, and
•	the financial sophistication of the candidate, including the ability to qualify as "financially literate" under NASDAQ listing standards.

The NCG Committee ensures that one or more of the Directors qualify as an "audit committee financial expert" under the rules of the Securities and Exchange Commission.

In making a recommendation regarding the re-election of an existing member of the Board, the NCG Committee considers the Director's tenure and makes an assessment of the Director's past contributions and effectiveness as a Board member and his or her ability to continue to provide future value to the Board.  Any Director appointed to the Board by the Board to fill a vacancy will stand for election at the time required under applicable law, generally the next election of the class for which such Director has been chosen.

•
Service on Other Boards.  No Director may serve on more than two boards of publicly-traded companies, other than the Company, without prior approval of the Board.  A Director desiring to serve on another public company board shall notify the NCG Committee before accepting the appointment to that board and provide information requested in order to enable the NCG Committee to determine whether or not the additional directorship impairs the Director's independence or ability to effectively perform his or her duties as a Director.  Our Company counsel advises the NCG Committee as to whether the appointment may impair the Director's independence or raise other legal issues.  Commitments of a Director or candidate to other board memberships are considered in assessing the individual's suitability for election or re-election to the Board.

•
Election of Directors.  The voting standard for the election of Directors is established in the Company's Certificate of Incorporation, in conformity with the By-Laws of the Company.  Our current By-Laws require Directors to be elected by the affirmative vote of a majority of the shares of capital stock of the Company present, in person or by proxy, at a meeting of stockholders and entitled to vote on the subject matter.

•
Stockholder Nominations.  The NCG Committee is responsible for considering any submissions by stockholders of candidates for nomination to the Board, evaluating the persons proposed and making recommendations with respect thereto to the whole Board.

Size of the Board of Directors

Our Board of Directors has a maximum of ten and a minimum of seven members.  Within this range, the Board sets the number.  Currently, our Board consists of ten Directors who are divided into three classes. The term of our Class I Directors expires at the close of the Annual Meeting this year.  The term of our Class II Directors expires at the close of the Annual Meeting in 2016.  The term of our Class III Directors expires at the close of the Annual Meeting in 2017.

The size of the Board and experience of Board members that is relevant to the Company's business is assessed regularly by the NCG Committee.  The Board may increase or decrease the number of Directors within the limits of Delaware law to accommodate the best interests of the Company and its stockholders.

Director Compensation Review

The NCG Committee annually reviews the Director compensation program and recommends any changes to the Board for approval.  The NCG Committee's goal is to align the Board with the long-term interests of the Company's stockholders and to compensate Directors fairly for their work while promoting ownership by the Directors of Company stock.  Outside consultants may be retained to obtain advice on competitive compensation practices.

Director Tenure

The Board has not established a fixed maximum term for a Director, although the NCG Committee considers a Director's tenure in making a recommendation to the Board whether or not a Director shall be nominated for re-election to another term.  Neither has the Board established a fixed age at which a Director may not be nominated for re-election.

Director Responsibilities

•
General.  It is the responsibility of the Directors to exercise their business judgment and act in the best interest of the Company and its stockholders.  Directors must act ethically at all times and adhere to the applicable provisions of the Company's Code of Business Conduct and Ethics, a copy of which is posted on our website at www.hibbett.com.

•	Understanding of the Company's Business. Directors should become and remain informed about our Company and its business, including, among other things:
▪	our principal operational and financial objectives;
▪	our strategies and plans;
▪	our results of operations and financial condition;
▪	factors that determine our Company's success; and
▪	risks that are inherent to our Company and industry and the control processes with respect to such risks.

•
Ownership of and Trading in Company Securities.  The Directors must adhere to any guidelines established by the Board relating to required ownership of Company equity.  Directors must comply with the Company's policy on trading in securities of the Company and specific guidance provided by the appropriate Company officers regarding periods when Directors should refrain from trading in the Company's securities.  Annually, each Director shall sign the Company's Insider Trading Policy then in effect.

•
Conflicts of Interest.  In the event that any executive officer of the Company has a conflict of interest or seeks a waiver of any other provision of the Code of Business Conduct and Ethics for which a waiver may be obtained, the officer shall notify the Lead Director or a designated Company officer, who shall arrange for the NCG Committee and the Board to consider the request.  The waiver is granted only if approved by both groups.

In the event a Director has an actual or potential conflict of interest with respect to a matter involving the Company, the Board shall determine what action, if any, is required, including whether the Director should recuse himself or herself from discussion or voting with respect to the matter.  In the case of a conflict of interest that is of an ongoing and material nature, the Director shall be asked to tender his or her resignation.

•
Governance Review.  At least annually, the Board reviews the governance structure of the Company, including any provision of its Certificate of Incorporation and By-Laws affecting governance, other arrangements containing provisions that become operative in the event of a change in control of the Company, governance practices and the composition of the Company's stockholder base.

Attendance and Meeting Materials

Directors are expected to attend Board meetings and Committee meetings on which they serve in order to best fulfill their responsibilities.  Meeting materials are provided to the Board prior to a scheduled meeting.  Directors are responsible for reviewing these materials in advance of the meetings.  All Board members are expected to attend our Annual Meeting of Stockholders unless an emergency prevents them from doing so.  All of our Directors were in attendance at the 2014 Annual Meeting of Stockholders.

Director Orientation

Upon initial election, the Company provides Directors with orientation and reference materials to familiarize themselves with the Company's senior management, independent registered public accounting firm, Code of Business Conduct and Ethics, Insider Trading Policy and other compliance programs.  In addition, new Directors must attend a director education program within their first three-year term.  The Board also encourages other appropriate Company officers to attend director education programs or other programs as needed to stay informed of trends and changes in corporate governance.

Board Committees

•
Committee Designation and Composition.  It is the general policy of the Company that the Board as a whole considers and makes all major decisions other than decisions that are required to be made by independent committees.  As a consequence, the committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly-traded company.  Currently, these committees are the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  Additional committees may be established by the Board as necessary or appropriate.

The Board as a whole determines the members and chairs of these Committees.  All Committees are made up solely of independent Directors.  The membership of Committees is rotated from time to time.  Committee members and chairmen serve one-year terms and are appointed by the Board upon recommendation of the NCG Committee.

Each committee determines who attends each meeting and whether the committee wishes to conduct any of its proceedings in an executive session.  Executive sessions, consisting only of independent Directors, are conducted not less than twice a year by each committee.

•
Committee Compensation.  The Board, upon recommendation of the NCG Committee, establishes the compensation of each committee member and may provide different compensation for members and chairs of various committees.

Audit Committee and Independent Registered Public Accounting Firm

•
Audit Committee Independence and Qualifications.  Other than Director fees, Audit Committee members may not receive any additional compensation from the Company.  All members of the Audit Committee shall meet the independence requirements of NASDAQ and the SEC and the financial literacy requirements of NASDAQ, as provided in the Audit Committee Charter.  At least one member of the Audit Committee at all times shall qualify as an "audit committee financial expert" as defined by the rules and regulations of the SEC.

•
Stockholder Vote on Independent Registered Public Accounting Firm.  The Company provides for an advisory stockholder vote to approve the selection of the Company's independent registered public accounting firm at each Annual Meeting of Stockholders.  The stockholder vote is not binding on the Company or the Board or its Audit Committee and shall not be construed as overruling a selection decision by the Company.

Board Meetings and Agendas

The Board is responsible for an annual review of strategy, financial and capital plans, enterprise risk, as well as quarterly reviews of the performance and plans of the Company's business and matters on which the Board is legally required to act.  The CEO may propose other key issues for the Board's consideration.

Agendas and meeting minutes of the committees are shared with the full Board.  The Chairman of each committee develops meeting agendas, with the support of members of management and taking into account the views of the committee members.

Management Attendance

The Board regularly requests the attendance of senior officers of the Company at Board meetings to provide insight and to update items being addressed by the Board or its committees.  The Board and CEO may invite other members of management as it deems appropriate.

Evaluations and Succession Planning

•
CEO Review.  The Nominating and Corporate Governance Committee is responsible for conducting an annual review of the CEO's performance in the event the CEO is also a Director.  The Board reviews the report of the NCG Committee in order to ensure the CEO is providing effective leadership for the Company.

•
Succession Planning.  The Compensation Committee makes an annual report to the Board on succession planning to ensure management continuity.  The CEO recommends and evaluates potential successors and reviews any development plans recommended for such individuals.

Board Assessment

•	Board Performance. Self-assessment of the performance of the Board is conducted annually and is led by the NCG Committee. The Board utilizes Company counsel to assist in these assessments.

•
Director Performance.  The NCG Committee also conducts an annual review of each Director on the Board to assist in determining the proper composition of the Board and each of the committees.  Among consideration is each Director's attendance at Board and committee meetings, preparation for Board meetings, participation in Board discussions, experiences relevant to the Director's service on the Board and committees, knowledge in areas relevant to the Company's business, contributions to the Board's decision-making process and other such items the NCG Committee believes useful in determining such Director's qualifications and fulfillment of responsibilities.

Board Interaction with Third Parties and Employees

•
Third Party Access.  The Board recognizes that management speaks on behalf of the Company.  However, the Board has established procedures for third party access to the Chairman and to non-management Directors as a group.  The Board and committees have the right to retain outside financial, legal or other advisors and shall have appropriate access to the Company's internal and external auditors and outside counsel.

•
Employee Access.  Board members have full access to the Company's management and employees and will use their judgment to assure that any contacts will not disrupt the daily business operation of the Company.  The CEO and the Secretary of the Company are copied, as appropriate, on any written communication between a Director and an officer or employee.

•
Receipt of Complaints.  The Audit Committee has established procedures for receipt, retention and treatment of complaints regarding accounting, internal controls over financial reporting or auditing matters and the confidential, anonymous submission by employees, customers or vendors of the Company or any other person of concerns regarding questionable accounting or auditing matters.

Recoupment Policy

The Board will seek recoupment, in its discretion, from a senior executive of any portion of performance-based compensation as it deems appropriate, if it is determined that the senior executive engaged in fraud, willful misconduct, recklessness or gross negligence that caused or otherwise significantly contributed to the need for a material restatement of the Company's financial statements as defined in our Corporate Governance Guidelines.  Performance-based compensation subject to recoupment under these guidelines includes annual cash incentive/bonus awards and all forms of equity-based compensation.

These Corporate Governance Guidelines were adopted by the Board on May 29, 2014 upon recommendation by the NCG Committee.  A copy of these guidelines is posted on our website at www.hibbett.com and accessible to all investors.

Board Oversight of Business Risks

Enterprise-Wide Risk Oversight

The Board utilizes our Enterprise Risk Management (ERM) program to assist in fulfilling its oversight of our risks.  Management, which is responsible for day-to-day risk management, conducts an annual risk assessment of our business risks and maintains a risk committee that reports to the Audit Committee.  The risk assessment program is global in nature and has been developed to identify and assess the Company's risks, as well as identify steps to mitigate and manage each risk identified.  Management, including our Named Executive Officers (NEOs) and other key personnel, participate in the ERM program.

While risk oversight is a full Board responsibility, the responsibility for monitoring the ERM program has been delegated to the Audit Committee.  As such, our Corporate Risk Assessor reports directly to the Chairman of the Audit Committee as it relates to ERM.  The Audit Committee oversees the delegation of specific risk areas among other Board committees, consistent with their corresponding charters and responsibilities.  Appropriate members of management are assigned responsibility for each identified risk which includes monitoring the risk, assessing its potential impact and the Company's vulnerability, determining its potential speed of onset and developing initiatives to manage the risk.  In addition, the Board or Audit Committee is updated at least quarterly on the ERM program.

Each key risk is reviewed at least annually, with many topics reviewed on several occasions throughout the year.  We believe that our approach to ERM optimizes our ability to assess inter-relationships among the various risks, make informed cost-benefit decisions and approach emerging risks in a proactive manner for the Company.  We also believe our risk structure complements our current Board leadership structure, as it allows our independent Directors to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

Enterprise-Wide Incentive Compensation Risk Assessment

Our Compensation Committee is responsible for oversight of risk associated with our compensation plans.  As part of the ERM program, our cash and equity incentive compensation programs are periodically reviewed and assessed for design elements or features that could incentivize employees to incur excessive risk.  The ERM program also considers policies in place to mitigate excessive risk taking such as the Company's recoupment policy, stock ownership guidelines and performance level metrics.

There has been no substantial change to our compensation programs in the last three fiscal years.  Management has concluded that the level of risk associated with the Company's enterprise-wide compensation programs is not reasonably likely to have a material adverse effect on the Company.

Committee Charters

The responsibilities of each of the committees are determined by the Board and are set forth in the committee's charters which are reviewed annually and posted on our website at www.hibbett.com.

Communicating with Our Board Members

Our stockholders may communicate directly with our Board of Directors.  You may contact any member (or all members), any committee of the Board or any chairman of any such committee by mail.  Any stockholder desiring to communicate to our Directors may do so by sending a letter addressed to the person, persons or committee the stockholder wishes to contact, in care of Investor Relations, Hibbett Sports, Inc., 2700 Milan Court, Birmingham, Alabama 35211.  The letter should state that the sender is a current stockholder.  We intend to disclose any future changes to this stockholder communication process under the "Investor Relations" heading of our website located at www.hibbett.com.

All mail received as set forth in the preceding paragraph will be examined by management and/or our general counsel for the purpose of determining whether the contents actually represent messages from stockholders to our Directors.  Relevant communications will be promptly distributed to the Board or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication.  In that regard, the Hibbett Sports, Inc. Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as:
•	business solicitations or advertisements;
•	junk mail or mass mailings;
•	new product suggestions, product complaints or product inquiries;
•	résumés or other forms of job inquiries; and
•	spam or surveys.

We also examine the mailing from the standpoint of security.  Any material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any outside Director upon request.

Director Qualification Standards

Pursuant to Rule 5605 of the NASDAQ Stock Market, Inc. Marketplace Rules, our Board of Directors determines whether each Director is independent.  In accordance with the standards, the Board must determine that an independent Director has no material relationship with us other than as a Director.  The standards specify the criteria by which the independence of our Directors will be determined, including strict guidelines for Directors and their immediate families with respect to past employment or affiliation with us or our independent registered public accounting firm.  The standards also prohibit Audit Committee members from having any direct or indirect financial relationship with us, and restrict both commercial and not-for-profit relationships between us and each Director.  We may not give personal loans or extensions of credit to our Directors, and all Directors are required to deal at arm's length with us and our subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

Director Independence

We are committed to principles of good corporate governance and the independence of a majority of our Board of Directors from our management.  All members of our Audit, Compensation and Nominating and Corporate Governance Committees have been determined by our Board to be independent Directors as defined under Rule 5605 of the NASDAQ Stock Market, Inc. Marketplace Rules.

In accordance with these standards, the Board annually reviews the independence of each Director with the help of our Company counsel.  During this review, the Board considers transactions and relationships between each Director or any member of his or her immediate family and us, our subsidiaries and affiliates.  The Board also considers whether there are any transactions or relationships between Directors or any member of their immediate family (or any entity of which a Director or an immediate family member is an executive officer, general partner or significant equity holder).  The purpose of this review process is to determine whether any relationships or transactions exist that are inconsistent with a determination the Director is independent.

As a result of this review, the Board has affirmatively determined that none of our Directors or nominees has a material relationship with us, other than Michael J. Newsome who was a member of management through Fiscal 2014 and Jeffry O. Rosenthal who is a member of management.  All committees of our Board are comprised solely of independent Directors.

In making this determination, the Board considered that in the ordinary course of business, transactions may occur with a company or firm with which we do business and that one or more of our Directors may also have a relationship.  Our Board has determined that such involvement is not material and does not violate any part of the definition of "independent Director" under NASDAQ listing standards.  Our non-independent Directors, Mr. Newsome and Mr. Rosenthal, are not members of any of our committees.

Policies on Business Ethics and Conduct

Our Board has adopted a Code of Business Conduct and Ethics (Code) for all our employees, executive officers and Directors, including our Chairman, Chief Executive Officer and senior financial officers.  A copy of this Code may be viewed at our corporate website, www.hibbett.com under the heading "Investor Relations."  The contents of any amendments to the Code are also displayed on our website in lieu of filing them on Form 8-K.  In addition, a printed copy of our Code will be provided to any stockholder upon request submitted to Investor Relations at our address listed elsewhere in this Proxy Statement.

The Code is intended to focus on areas of ethical and material risk and to help us recognize and deal with ethical issues, provide mechanisms to report unethical conduct and foster a culture of honesty, integrity and accountability.

All of our employees, including our Chief Executive Officer and Chief Financial and Principal Accounting Officer, are required by our policies on business conduct to ensure that our business is conducted in a consistent legal and ethical manner.  These policies form the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct and the high integrity level of our employees.  Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and protection of confidential information and insider trading, as well as strict adherence to all laws and regulations applicable to our business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of our policies and procedures.  The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal controls over financial reporting or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting and auditing matters.  We have such procedures in place.  In addition, we require employees to report to the appropriate internal contacts evidence of any actual, potential or suspected material violation of state or federal law or breach of fiduciary duty by us or any of our executive officers, Directors, employees or agents.

Board and Committee Meeting Attendance

During Fiscal 2015, the Board of Directors met 7 times.  Each current Director serving on the Board during all of Fiscal 2015 was present for at least 75% of the meetings of the Board and the meetings held by all committees of the Board on which he or she served during the fiscal year.

The Board of Directors

Current Nominees (see Proposal Number 1)

Jane F. Aggers, age 67, was appointed to our Board effective December 1, 2010 and currently serves as Chairman of our Audit Committee and as a member of our Compensation Committee.  She holds a Bachelor of Science in Business Administration degree from Bowling Green State University.  Ms. Aggers brings over 40 years of experience in the retail industry and served as President and Chief Executive Officer of Hancock Fabrics, Inc., a specialty fabric and home accessory retailer, from 2005 through January 2011.  Prior to that time, she served as co-founder of MMI, a marketing and business consulting firm and served 24 years in various merchandising roles at Jo-Ann Fabric and Craft Stores, with her last position as Executive Vice President and was a buyer with The Higbee Company.  Additionally, Ms. Aggers has served on the Board of Directors of Hancock Fabrics and Moto Photo, Inc., where she served on the Audit, Compensation and Special Independent Committees.  She has also served on several non-profit and civic boards.  Ms. Aggers' professional background, particularly as CEO of a publicly-traded company, brings specific knowledge and experience of retailing, including public board experience, merchandising, marketing and management.  She qualifies as an "audit committee financial expert."

Terrance G. Finley, age 61, has been a Director since March 2008 and is currently a member of our Audit Committee and our Nominating and Corporate Governance Committee.  He holds a Bachelor of Arts degree in Political Science and Communications from Auburn University.  Mr. Finley is currently President and Chief Executive Officer of Books-A-Million, Inc., where he has worked as President and Chief Operating Officer, Executive Vice President – Chief Merchandising Officer and in various positions within the merchandising group since 1993.  His current responsibilities include all the company's store operations, merchandising, marketing, publishing, import and Internet activities.  Mr. Finley is a 37-year veteran of the book industry and has led several of Books-A-Million's business units, including the launching of its e-commerce effort.  His strong experience in retail store operations, merchandising and marketing are complimentary to the operations of our Company, especially considering that many of our markets are the same.

Jeffry O. Rosenthal, age 57, was appointed as a non-independent Director of our Board in October 2013.  Mr. Rosenthal has been our Chief Executive Officer and President since March 2010.  Formerly, he served as President and Chief Operating Officer from February 2009 through March 2010 and as Vice President of Merchandising from August 1998 through February 2009.  Prior to joining us, Mr. Rosenthal was Vice President and Divisional Merchandise Manager for Apparel with Champs Sports, a division of Foot Locker, Inc. from 1981 to 1998.

Alton E. Yother, age 62, has been a Director since August 2004 and serves as the Lead Director of our Board and as a member of all committees of the Board.  He holds a Bachelor of Science degree in Finance from the University of Alabama.  Mr. Yother worked as Executive Vice President and Controller of Regions Financial Corporation (formerly AmSouth Bancorporation) from November 2004 to April 2007 at which time he became Senior Executive Vice President and Chief Financial Officer of Regions Financial Corporation until his retirement in April 2008.  Prior to this, he worked for over 24 years for SouthTrust Corporation or SouthTrust Bank.  His most recent duties at SouthTrust were as Executive Vice President, Treasurer and Controller of SouthTrust Corporation from 1998 to 2004.  Mr. Yother strengthens the Board's collective knowledge and capabilities, by offering an extensive background in management and experience in financial operations and strategic planning, including risk assessment, and brings to the Board strong financial and accounting experience.  He qualifies as an "audit committee financial expert."

Standing Board Members

Anthony F. Crudele, age 58, was appointed to our Board effective May 24, 2012 and is currently a member of our Audit and Compensation Committees.  He has served as the Executive Vice President, Chief Financial Officer and Treasurer of Tractor Supply Company (TSC) since May 2007 and previously served as their  Senior Vice President, Chief Financial Officer and Treasurer since joining the company in September 2005.  Prior to that time, he served as Executive Vice President and Chief Financial Officer of Gibson Guitar from 2003 to 2005; as Executive Vice President and Chief Financial Officer of Xcelerate Corp from 2000 to 2003; and in senior financial roles at The Sports Authority from 1989 to 1999, including Senior Vice President and Chief Financial Officer from 1996 to 1999.  Mr. Crudele is a certified public accountant and began his career in 1978, spending the majority of his public accounting tenure at the international accounting firm of Price Waterhouse.  His active and past positions as CFO of publicly traded retail companies, particularly his present position with a growth company, bring insight of retail operations and strategies.  He qualifies as an "audit committee financial expert."

Albert C. Johnson, age 70, has been a Director since March 2008 and is currently a member of our Audit and Compensation Committees.  He holds a Master of Science degree in Systems Management from the University of Southern California and a Bachelor of Science degree in Accounting from Florida State University.  Mr. Johnson is a retired CPA and has been an independent financial consultant since 1998.  He served as Senior Vice President and Chief Financial Officer of Dunn Investment Company from 1994 to 1998.  Prior to that, he worked for Arthur Andersen LLP from 1965 to 1994 where he retired as the Managing Partner of the firm's Birmingham, Alabama office.  His over 30 years of experience in manufacturing, distribution, retail, high technology, oil and gas, construction and small businesses offers our Company a broad view of strategic operations and financial and accounting acumen.  He also served as a Director of Books-A-Million, Inc. from August 2005 through May 2014 and as Chairman of their Audit Committee from May 2006 through May 2014.  Mr. Johnson qualifies as an "audit committee financial expert."

Carl Kirkland, age 74, has been a Director since January 1997 and is currently a member of our Compensation Committee and our Nominating and Corporate Governance Committee.  Mr. Kirkland brings over 40 years of experience in the retail industry to our Board as well as public company experience that strengthens the Board's collective knowledge and capabilities in these areas.  He retired as Chief Executive Officer in March 2001 from Kirkland's, Inc., a leading specialty retailer of decorative home accessories and gift items.  He is a co-founder of Kirkland's, Inc. and served as President from 1996 to November 1997 and as Chief Executive Officer from 1966 to 2001.  He served as Chairman of the Board at Kirkland's from 1996 to 2004 and now serves as a Director and Chairman Emeritus of Kirkland's.  In addition, Mr. Kirkland currently serves on the Board of Directors of the Bank of Jackson in Jackson, Tennessee.

Michael J. Newsome, age 76, is a non-independent Director of our Board, and served as our Executive Chairman of the Board from March 2010 to February 2014 at which time he stepped down from executive management and became Chairman of our Board.  He has been a member of our Board since October 1996.  Mr. Newsome served as our President from 1981 through August 2004 and was named Chief Executive Officer in September 1999 and Chairman of the Board in March 2004.  He stepped down as our Chief Executive Officer in March 2010.  Mr. Newsome joined us as an outside salesman over 49 years ago, and has held numerous positions with the Company, including retail clerk, outside salesman to schools, store manager, district manager, regional manager and President.  His lifetime of experience in sporting goods retail and specifically with Hibbett is invaluable to us as he has taken us from a small privately-held retailer to the successful public company we are today, operating 988 stores in 31 states at the end of Fiscal 2015.  In 2007, Mr. Newsome was inducted into the Sporting Goods Industry Hall of Fame sponsored by the National Sporting Goods Association.

Ralph T. Parks, age 69, has been a Director since June 2002 and currently serves as Chairman of our Compensation Committee and as a member of our Audit Committee.  Mr. Parks has served as President of RTParks, Inc. since 2002.  From February 2008 through May 2008, Mr. Parks served as Interim CEO of Heelys, Inc., a global distributor of action youth footwear and vendor of Hibbett.  He worked at FOOTACTION USA from 1987 to 1999, when he retired as President and Chief Executive Officer.  Additionally, Mr. Parks' current Board service includes the Board of Directors of Kirkland's, Inc. where he also serves on the Audit Committee and Governance Committee.  He also served on the Board of Directors of Heely's, Inc. until they were sold in January 2013.   Mr. Parks' professional background brings specific knowledge and experience of the sporting goods industry, including branded consumer products, public board experience and people management.

Thomas A. Saunders III, age 78, has been a Director since 1995 and is currently a member of our Compensation Committee and our Nominating and Corporate Governance Committee.  He holds a Master of Business Administration degree from the University of Virginia Graduate School of Business and sometimes serves as a guest lecturer at the school.  Mr. Saunders owns and is employed by Ivor & Co., LLC, a privately owned investment firm, and has served as its President since May 2000.  He is a retired member of Saunders Karp & Megrue Partners, LLC that controlled SK Equity Fund, L.P., once a major investor in Hibbett Sports, Inc.  Before founding Saunders Karp & Megrue in 1990, he served as a managing director, partner and chairman of a private equity fund of Morgan Stanley & Co. from 1974 to 1989.  Additionally, Mr. Saunders serves as the Lead Independent Director on the Board of Directors of Dollar Tree Stores, Inc. and is a member of their Nominating and Corporate Governance Committee.  He also serves as an advisor to a number of investment funds, none of which Hibbett participates in.  Mr. Saunders, through the SK Equity Fund, was instrumental in supporting the Company's bid to become a public company.  His vast knowledge and understanding of the public company regulatory environment, including reputational issues, and his experience on private, public and not-for-profit boards brings strategic insight to our Board.

Director Classes

The following table provides Director Class and term expiration information for each Board Member:

Class	Term Expiration	Board Member
Class I Directors	After Annual Meeting of 2015	Jane F. Aggers
Terrance G. Finley
Jeffry O. Rosenthal
Alton E. Yother

Class II Directors	After Annual Meeting of 2016	Carl Kirkland
Michael J. Newsome
Thomas A. Saunders III

Class III Directors	After Annual Meeting of 2017	Anthony F. Crudele
Albert C. Johnson
Ralph T. Parks

Committees of the Board of Directors

The Board has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.  The memberships and functions of these committees are set forth below.  The Board has no standing Executive Committee.  Michael J. Newsome and Jeffry O. Rosenthal are the only non-independent Directors on the Board and do not serve on any committee.  The following table below provides Fiscal 2015 membership and meeting information for each of the Board Committees.

Committee	Chairman	Members	Number of Meetings
Audit	Jane F. Aggers	Anthony F. Crudele	8
		Terrance G. Finley
		Albert C. Johnson
		Ralph T. Parks
		Alton E. Yother

Compensation	Ralph T. Parks	Jane F. Aggers	3
		Anthony F. Crudele
		Albert C. Johnson
		Carl Kirkland
		Thomas A. Saunders III
		Alton E. Yother

Nominating and Corporate Governance	Alton E. Yother	Terrance G. Finley Carl Kirkland	2
		Thomas A. Saunders III

Audit Committee

The Fiscal 2015 members of the Audit Committee were Ms. Aggers, Chairman of the Committee, and Messrs. Crudele, Finley, Johnson, Parks and Yother.  Under the terms of its Charter, the Audit Committee meets no less than four times annually and reviews the Company's financial performance at least quarterly.  Periodic meetings are also held separately with management and the independent registered public accounting firm to review accounting matters and disclosures in our SEC periodic filings.  The Audit Committee represents and assists the Board with the oversight of the integrity of our financial statements and internal controls, our compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, our Enterprise Risk Management program, the performance of our internal audit function and the performance of the independent registered public accounting firm.  In addition, the Audit Committee's responsibilities include, but are not limited to:
•
appointing, compensating and overseeing the work of our independent registered public accounting firm,  including resolving any disagreements between management and the independent registered public accounting firm regarding financial reporting;

•	pre-approving all auditing services, internal control related services and permitted non-audit services performed by the independent registered public accounting firm;
•	retaining independent counsel, accountants or others to advise the Audit Committee or assist in the conduct of an investigation;
•
seeking any information it requires from employees, all of whom are directed to cooperate with the Audit Committee's requests, or external parties and meeting with our officers, the independent registered public accounting firm, internal auditors or outside counsel, as necessary;

•
reviewing and assessing our overall internal control structure, including consideration of the effectiveness of our internal control system and evaluation of management's tone and responsiveness toward internal controls and reviewing our policies and procedures for risk assessment and risk management;

•
reviewing and assessing our financial reporting, including interim, quarterly and annual SEC compliance reporting and evaluating management's significant judgments and estimates underlying the financial statements;

•
reviewing and assessing our compliance with financial covenants, legal matters, including securities trading practices, tax matters and regulatory or governmental findings which raise material issues regarding our financial statements or accounting policies;

•	overseeing the audit process, including the adequacy and quality of the annual audit process and the performance and independence of the independent registered public accounting firm;
•
reviewing and assessing related-party transactions and our Code of Business Conduct and Ethics, including appropriate procedures concerning non-compliance with the Code, appropriate resolution of incidents reported through our anonymous response line and developing policies regarding the use of uncleared swaps if necessary;

•	overseeing complaint procedures and receipt of submissions, particularly those concerning questionable accounting or auditing matters; and
•	evaluating the Audit Committee's performance and reviewing the Audit Committee's charter on an annual basis and presenting the Board with recommended changes.

A copy of the Audit Committee Charter is available on our website at www.hibbett.com under the heading "Investor Relations."  In addition, a printed copy of its Charter will be provided to any stockholder upon request submitted to Investor Relations at our address listed elsewhere in this Proxy Statement.

Audit Committee Financial Experts.  Our Board has reviewed the composition of the Audit Committee and determined that the independence and financial literacy of its members meet the listing standards of the NASDAQ Stock Market and regulations of the SEC.  In addition, our Board has determined that Ms. Aggers, who chairs the Audit Committee, by virtue of her financial experience in executive management with public companies, as well as Mr. Crudele, Mr. Johnson and Mr. Yother, because of their career experiences serving in financial capacities of publicly-traded companies, qualify as "audit committee financial experts" within the meaning of applicable regulations of the SEC pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Fiscal 2015 members of the Compensation Committee were Mr. Parks, Chairman of the Compensation Committee, Ms. Aggers and Messrs. Crudele, Johnson, Kirkland, Saunders and Yother.  Under the terms of its Charter, the Compensation Committee is directly responsible for developing guidelines and establishing compensation policies for our executive officers as well as producing an annual report for inclusion in our Proxy Statement.  In addition, the Compensation Committee:
•
develops guidelines and reviews the structure and competitiveness of our executive officer compensation programs, including assessing the appropriate motivation of executive officers to achieve our business objectives in line with our overall strategies for risk management;

•
oversees an evaluation of the performance of our executive officers, including our CEO, and approves annual compensation, including salary, bonus, incentive and equity compensation, of all our executive officers;

•	administers our equity award plans for employees and grants equity awards under our equity award plans;
•	reviews strategy for executive officer succession;
•	publishes an annual Compensation Committee Report on executive officer compensation for the stockholders; and
•	evaluates the Compensation Committee's performance and reviews the Compensation Committee's charter on an annual basis and presents the Board with recommended changes.

The Compensation Committee may, at its sole discretion, obtain advice or seek assistance from legal, accounting and compensation consultants to assist in the evaluation of the compensation of our CEO and other elected executive officers.  In employing external advisors, the Compensation Committee considers independence factors required by NASDAQ and/or the Securities Exchange Act of 1934.

A copy of the Compensation Committee Charter is available on our website at www.hibbett.com under the heading "Investor Relations."  In addition, a printed copy of its Charter will be provided to any stockholder upon request submitted to Investor Relations at our address listed elsewhere in this Proxy Statement.

Nominating and Corporate Governance Committee

The Fiscal 2015 members of the NCG Committee were Mr. Yother, Chairman of the Committee, and Messrs. Finley, Kirkland and Saunders.  The NCG Committee is authorized to exercise oversight with respect to the nomination of candidates for the Board in such a fashion as determined from time to time by the Board.  The NCG has recommended the election of Ms. Aggers, Mr. Finley, Mr. Rosenthal and Mr. Yother as Class I Directors at the 2015 Annual Meeting of Stockholders.  Under the terms of its Charter, the NCG Committee meets at least one time annually.

The Nominating and Corporate Governance Committee's purpose is to advise the Board on the composition, organization, effectiveness and compensation of the Board and its committees and on other issues relating to the Company's corporate governance.  The NCG Committee's duties and responsibilities primarily relate to director nominations, Board and Committee effectiveness, Board structure and Director compensation, corporate governance and stockholder communications and disclosure.  Specifically, the NCG Committee is responsible for:
•
recommending candidates to be nominated by the Board, including the re-nomination of any currently serving Director, to be placed on the ballot for stockholders to consider at the Annual Meeting or recommending nominees to be appointed by the Board to fill interim director vacancies;

•
leading the Board in its annual performance evaluation and conducting annual performance self-evaluations of the NCG Committee and each Director of the Board, including the CEO in the event the CEO is a Director;

•	reviewing periodically the membership and Chair of each committee of the Board and recommending committee assignments to the Board, including rotation or reassignment of any Chair or committee member;
•	recommending policies for compensation, including equity compensation, for independent Board members, in line with our overall strategies for risk management;
•	monitoring significant developments in the regulation and practice of corporate governance and of the duties and responsibilities of each Director;

•	evaluating and administering the Corporate Governance Guidelines of the Company and recommending changes to the Board and reviewing the Company's governance structure;
•	reviews the Nominating and Corporate Governance Committee's charter on an annual basis and presents the Board with recommended changes; and
•
establishing procedures for communicating with stockholders and assisting management in the preparation of the disclosure in our Proxy Statement and other documents filed with the SEC regarding Director independence and the operations of the NCG Committee.

The Nominating and Corporate Governance Committee has written policies in place for accepting Director nominations from stockholders and identifying nominees for Director as well as minimum qualifications for Director nominees as described in this Proxy Statement.

A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.hibbett.com under the heading "Investor Relations."  In addition, a printed copy of its Charter will be provided to any stockholder upon request submitted to Investor Relations at our address listed elsewhere in this Proxy Statement.

Compensation of Non-Employee Directors

Director Compensation Table

Annual compensation for non-employee Directors for Fiscal 2015 was comprised of cash and equity compensation.  Each of these components and the total compensation amounts of our non-employee Directors for Fiscal 2015 are shown in the following table.

Director Compensation
For the Fiscal Year Ended January 31, 2015 (in dollars)

Director	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compen -sation (4)	Total
Jane F. Aggers	$95,000	$99,982	$--	$--	$--	$194,982
Anthony F. Crudele (5)	$--	$169,986	$--	$--	$--	$169,986
Terrance G. Finley	$70,000	$--	$129,586	$--	$--	$199,586
Albert C. Johnson	$70,000	$99,982	$--	$--	$--	$169,982
Carl Kirkland	$70,000	$--	$129,586	$--	$--	$199,586
Michael J. Newsome (6)	$220,000	$150,001	$--	$--	$--	$370,001
Ralph T. Parks	$95,000	$99,982	$--	$--	$--	$194,982
Thomas A. Saunders III (7)	$--	$--	$210,445	$--	$--	$210,445
Alton E. Yother	$115,000	$99,982	$--	$--	$--	$214,982

Note:  The Director Compensation Table requires a column for Change in Pension Value and Nonqualified Deferred Compensation Earnings of which we have none.  Therefore, for presentation purposes, this column was omitted.

(1)	Stock awards represent the annual equity award to Directors for those Directors who chose stock as their form of Equity under the 2012 Director Equity Plan and director fees deferred into stock units under the Amended 2005 Director Deferred Compensation Plan. Stock awards are valued at their grant date fair value equal to the closing stock price of our common stock on the date of grant.

(2)	Option awards represent the annual equity award to Directors for those Directors who chose stock options as their form of Equity under the 2012 Director Equity Plan. Mr. Saunders' also includes director fee income that was deferred into stock options under the Amended 2005 Director Deferred Compensation Plan. Stock options are valued at their grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Compensation –Stock Compensation (ASC Topic 718). Total options outstanding to purchase our common stock at January 31, 2015 for our non-employee Directors were as follows:

Director	Options Outstanding	Expiration Dates
Ms. Aggers	19,073	12/1/2020 - 12/31/2022
Mr. Crudele	--	N/A
Mr. Finley	20,936	3/16/2021 - 3/18/2024
Mr. Johnson	20,451	3/14/2018 - 3/13/2022
Mr. Kirkland	30,936	3/17/2019 - 3/18/2024
Mr. Newsome	--	N/A
Mr. Parks	5,000	3/13/2022
Mr. Saunders	94,417	9/30/2015 - 12/31/2024
Mr. Yother	36,331	1/27/2016 - 3/13/2022

Following is the weighted average fair value of each option granted during the fiscal year ended January 31, 2015.  The fair value was estimated on the date of grant using the Black-Scholes pricing model with the following weighted average assumptions for each grant date:

Grant date	Mar 18	Mar 31	Jun 30	Sep 30	Dec 31
Exercise Price	$56.84	$52.88	$54.17	$42.63	$48.43
Weighted average fair value at date of grant	$24.31	$22.74	$18.99	$15.36	$18.58
Expected option life (years)	5.18	5.18	5.18	5.36	5.36
Expected volatility	46.46	46.42	36.42	36.47	39.73
Risk-free interest rate	1.59%	1.76%	1.64%	1.82%	1.68%
Dividend yield	None	None	None	None	None

See Note 3 to the consolidated financial statements in our Annual Report on Form 10-K filed March 31, 2015 for additional information regarding the Company's assumptions concerning expected option life, expected volatility, risk-free interest rate and dividend yield.

(3)	No non-equity incentive plan compensation payments were made for Director services in Fiscal 2015 or are contemplated under our current compensation structure for Directors.

(4)	All other compensation primarily consisted of occasional gifts to Directors such as sporting goods merchandise and was inconsequential.

(5)	Mr. Crudele elected to defer all fees earned into stock units subject to the provisions of the Amended 2005 Director Deferred Compensation Plan. No fees were paid in cash during Fiscal 2015. Total fees earned by Mr. Crudele for Fiscal 2015 were $70,000. Allocations of deferred fees are calculated each calendar quarter. The Fiscal 2015 deferrals for Mr. Crudele, including his annual equity award based on a value of $100,000, converted into 3,185 deferred stock units that will release based upon his elections at deferral. The amounts in the Director Compensation table are presented at the grant-date fair market value of the stock units.

(6)	Mr. Newsome elected to defer all fees earned into cash subject to the provisions of the Amended 2005 Director Deferred Compensation Plan. No fees were paid in cash during Fiscal 2015. Allocations of deferred fees are calculated each calendar quarter. The Fiscal 2015 deferrals for Mr. Newsome were $220,000. His annual equity award, valued at $150,000, was deferred into stock and converted into 2,639 deferred stock units that will release based upon his election at deferral.

(7)	Mr. Saunders elected to defer all fees earned into stock options subject to the provisions of the Amended 2005 Director Deferred Compensation Plan. No fees were paid in cash during Fiscal 2015. Fees earned by Mr. Saunders were $70,000. Allocations of deferred fees are calculated each calendar quarter. The Fiscal 2015 deferrals for Mr. Saunders, including his annual equity award based on a value of $100,000, converted into 9,652 options to purchase shares of our common stock. The amounts in the Director Compensation table are presented at the Black-Scholes value of the stock options on their date of grant.

Fees Earned or Paid in Cash

Fees earned or paid in cash consist of annual Board fees to all non-employee Directors and annual retainers for our Lead Director and Chairmen of our Audit and Compensation Committees.  The Board adopted the following pay structure in Fiscal 2015 for non-management Directors:

Annual Retainer	$70,000	Paid quarterly to all independent Directors
Chairman	$150,000	Additional annual retainer, paid quarterly
Lead Director	$45,000	Additional annual retainer, paid quarterly
Audit Committee Chair	$25,000	Additional annual retainer, paid quarterly
Compensation Committee Chair	$25,000	Additional annual retainer, paid quarterly

The Lead Director also acts as Chairman of the Nominating and Corporate Governance Committee.  Payments to our independent Directors may be paid in cash or may be deferred into stock units, stock options or cash.  Each independent Director serves on a minimum of two committees with the Lead Director a member of each committee.

The total fees earned or paid in cash to all non-employee Directors during Fiscal 2015 are outlined in the following table:

	Retainers
Director	Annual	Chairman	Lead Director	Committee Chairman	Total Fees Earned	Total Paid in Cash
Ms. Aggers (1)	$70,000	$--	$--	$25,000	$95,000	$95,000
Mr. Crudele (2)	$70,000	$--	$--	$--	$70,000	$--
Mr. Finley (1)	$70,000	$--	$--	$--	$70,000	$70,000
Mr. Johnson (1)	$70,000	$--	$--	$--	$70,000	$70,000
Mr. Kirkland (1)	$70,000	$--	$--	$--	$70,000	$70,000
Mr. Newsome (3)	$70,000	$150,000	$--	$--	$220,000	$--
Mr. Parks (1)	$70,000	$--	$--	$25,000	$95,000	$95,000
Mr. Saunders (4)	$70,000	$--	$--	$--	$70,000	$--
Mr. Yother (1)	$70,000	$--	$45,000	$--	$115,000	$115,000

(1)	All fees paid in cash.

(2)	Fees deferred into stock units pursuant to the Amended 2005 Director Deferred Compensation Plan.

(3)	All fees deferred into cash pursuant to the Amended 2005 Director Deferred Compensation Plan.

(4)	All fees deferred into stock options pursuant to the Amended 2005 Director Deferred Compensation Plan.

Equity Plans for Directors

There were two plans that governed equity awards to non-employee Directors during Fiscal 2015.

2012 Non-Employee Director Equity Plan (DEP).  The DEP provides for grants of equity awards to non-employee Directors and was adopted by our stockholders and made effective on May 24, 2012.  The DEP allows each non-employee Director to elect the form of equity they prefer and to receive their equity on a tax deferred basis.  Non-employee Directors receive a fully vested equity award based on the value approved by the Board and the irrevocable elections must be made prior to the beginning of each calendar year.  If no choice is made, the equity award will be issued as stock options.

A newly appointed or elected non-employee Director to the Board can elect a form of equity prior to the first Board meeting attended.  If no choice is made, the equity award will be issued as stock options based on the value approved by the Board for newly appointed or elected Directors.  This initial award is subject to forfeiture if the Director does not complete one year of service on the Board, subject to death, change in control or subsequent Board action.

Each non-employee Director who is elected or appointed to the Board, upon election, receives $75,000 in value of stock determined as of the market close on the date of grant.  Each non-employee Director, who has served a full fiscal year, receives $100,000 in value of stock determined as of the market close on the date of grant, pro-rated for Directors who serve less than one full fiscal year.  The Chairman of our Board receives $150,000 in value of stock determined as of the market close on the date of grant.  Under the DEP, the Board has elected to reduce the actual value of grants to Directors, with the exception of our Chairman, below the stockholder approved maximum value allowed of $150,000.

Equity forms allowed under the DEP are stock options, stock appreciation rights, restricted stock and restricted stock units.

Amended 2005 Director Deferred Compensation Plan (Deferred Plan).  The Deferred Plan allows each non-employee Director the option to defer all or a portion of the Board fees into cash, stock units or stock options annually on a calendar year basis.  Any eligible Director may make a deferral by delivering an election to us no later than December 31 of the year immediately preceding the year to which the election is related.  Newly elected or appointed eligible Directors have 30 days following the date on which they first became a Director to make such election.

Three of the eligible Directors deferred all of their fees in Fiscal 2015 and in Fiscal 2016.  Mr. Crudele has elected to defer his fees into stock units for Fiscal 2016.  Mr. Newsome has elected to defer his fees in cash for Fiscal 2016.  Mr. Saunders has elected to defer his fees into stock options for Fiscal 2016.  Deferrals to stock options are governed by the DEP.

The annual option grant to non-employee Directors in Fiscal 2015 was governed by the NEDEP.  The annual grant to non-employee Directors occurs on the same date as the annual grant of equity awards to management and our other employees.  The Compensation Committee has adopted the third business day following the release of operational results for the fiscal year as the grant date for annual management and employee awards.  Therefore, stock awards under the DEP relating to service during the current fiscal year are awarded the following fiscal year to eligible directors serving as a director on the last day of our fiscal year.  All eight of our non-employee Directors served the full fiscal year and were awarded a value of $100,000 in the equity form of their choice.  Mr. Newsome became a non-employee member of the Board in February 2014 and his annual award set at a value of $150,000 in the equity form of his choice.  All the annual awards were dated March 18, 2014.

Stock Awards.  Under the Deferred Plan, Mr. Crudele elected to defer his Board fees earned during Fiscal 2015 into stock units (governed by the DEP).  The total fees earned each calendar quarter are divided by the closing price on the last day of the calendar quarter to determine the number of stock units earned for that period.  In Fiscal 2015, Mr. Crudele deferred total fees of $70,000 which converted into 1,426 stock units.

Option Awards.  Under the Deferred Plan, Mr. Saunders elected to defer all Board earned during Fiscal 2015 into stock options (governed by the DEP).  The total fees earned each calendar quarter is divided by the closing price on the last day of the calendar quarter times a factor of 0.33 to determine the number of stock options earned for that period.  Mr. Saunders deferred total fees of $70,000 in Fiscal 2015.  The Fiscal 2015 fees converted into 4,321 options to purchase shares of our common stock.

Options awarded to non-employee Directors vest immediately upon grant and expire on the tenth anniversary of the date of grant.  We apply the fair value recognition provisions of ASC Topic 718.  The fair value of each stock option is estimated on the grant date using the Black-Scholes option-pricing model.  (See Note 3 to the consolidated financial statements in our Annual Report on Form 10-K filed on March 31, 2015.)

All Other Compensation

We have determined that there was no other compensation paid to Directors for director services in Fiscal 2015 except the occasional gift usually in the form of sporting goods merchandise such as footwear or apparel and the interest earned on Messrs. Newsome's and Yother's deferred compensation.  The occasional gifts have an immaterial market value.  Each Director is entitled to reimbursement for his/her reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board or its committees and related activities, including director education courses and materials.

Director Compensation Changes for Fiscal 2016

The Nominating and Corporate Governance Committee has not planned any changes to the compensation structure for non-employee Directors for Fiscal 2016.

Stock Ownership Guidelines for Non-Employee Directors

The Compensation Committee has adopted stock ownership guidelines in an effort to better align personal and corporate incentives of Directors with our stockholders.  Within four years of a Director's election or appointment, non-employee Directors are required to maintain ownership of Company equity in an amount equal to three times (3x) their annual retainer.  Company equity may be in the form of common stock or common stock equivalents such as options, restricted stock, stock units, etc.  Determination of compliance with the guidelines is based on the closing price of our common stock on the last business day of the fiscal year for shares of stock owned and all restricted stock units and on the grant date fair value under ASC Topic 718 for vested stock options.  As of the fiscal year ended January 31, 2015, all of our non-employee Directors were in compliance with the stock ownership guidelines.

COMPENSATION COMMITTEE REPORT

The Compensation Discussion and Analysis (CD&A) is intended to provide our stockholders with information about our compensation philosophy and to understand our rationale and decision-making process concerning our compensation practices with respect to our NEOs.  The CD&A should be read in conjunction with the Summary Compensation Table, related tables and narrative disclosures contained within.

The Compensation Committee has reviewed the CD&A included in this report and discussed it with management.  In reliance on such reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis following this report be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2015.

Submitted by the members of the Compensation Committee of the Company's Board of Directors:

Ralph T. Parks, Chairman; Jane F. Aggers; Anthony F. Crudele, Albert C. Johnson; Cark Kirkland;
Thomas A. Saunders III; and Alton E. Yother

The Compensation Committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

Compensation Risk Assessment

As part of our overall business risk assessment, we conduct an assessment of our compensation plans and measures to evaluate whether the plans may cause the Board, executives, managers and/or all employees to act in an undesired manner inconsistent with Company objectives, strategies and ethical standards and with prudent business practices.  We further evaluate whether the Company may fail to identify Key Performance Indicators (KPI) and/or accurately report existing KPIs.

We present and discuss the findings of the risk assessment with the Audit Committee on an annual basis.  Based upon the assessment and discussions with the Audit Committee, we believe that our compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer of the Company or any of our subsidiaries.  In addition, none of the members of the Compensation Committee has or had any relationship with the Company during Fiscal 2015 that requires disclosure in accordance with the applicable rules of the Securities and Exchange Commission relating to compensation committee interlocks and insider participation.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Executive Summary

We have identified the NEOs for Fiscal 2015 as:
•	Jeffry O. Rosenthal, our Chief Executive Officer (CEO) and President;
•	Scott J. Bowman, our Senior Vice President and Chief Financial Officer (CFO);
•	Cathy E. Pryor, our Senior Vice President of Operations;
•	Jared S. Briskin, our Senior Vice President and Chief Merchant; and
•	Rebecca A. Jones, our Senior Vice President of Merchandising, Marketing and Logistics. Ms. Jones left the Company effective September 29, 2014.

The primary objectives of our executive compensation program are to:
•	Attract and retain highly qualified executive officers and motivate them to deliver a consistently high level of performance.
•
Align the economic interests of our executive officers with those of our stockholders by placing a substantial portion of their compensation at risk through performance goals that, if achieved, are expected to increase total stockholder return.

•
Reward performance that emphasizes teamwork among executive officers that supports healthy Company growth and supports the Company's values by promoting a culture of integrity, business ethics and customer service.

We delivered the following results in Fiscal 2015:
•	Net sales increased 7.2% to $913.5 million.
•	Gross profit was 35.8% of net sales.
•	Diluted earnings per share increased 6.3% to $2.87 per diluted share.
•	Retail store locations increased 6.6% to 988 stores in 31 states.

(See Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K filed on March 31, 2015 for a detailed description of our financial results for Fiscal 2015.)

We believe our financial results are reflected in the compensation earned by our NEOs in Fiscal 2015, particularly their compensation at risk.  The performance and pay results are strong indicators that our business strategy and compensation philosophies are appropriately synchronized.

The Compensation Committee structures the total compensation program for executives to consist of:
•	base salary,
•	performance-based cash bonus,
•	performance-based equity awards, and
•	certain other benefits, including a nonqualified deferred compensation plan and supplemental 401(k) plan discussed in more detail later in this document.

Our compensation program has been consistently applied by the Compensation Committee for several years.   The Compensation Committee believes that a majority of the total compensation opportunity for executives should be allocated to cash bonuses and equity awards that are contingent on the achievement of pre-determined performance measures in order to align compensation with the interests of stockholders.  Performance measures for management are based on Company-wide targets, with a greater emphasis for more senior personnel.

At the 2014 Annual Meeting of Stockholders, our stockholders overwhelmingly approved our Fiscal 2014 named executive officer compensation program, receiving 92.7% of votes cast in favor.  The Compensation Committee concluded that the stockholders support our compensation policies and programs, which the Compensation Committee believes continue to provide a competitive pay-for-performance package that effectively incentivizes our NEOs and reinforces the Compensation Committee's views that our executive compensation program is achieving its objectives without giving rise to excessive risk.

Total Compensation Program Objectives and Philosophy

Individual compensation levels are based on the duties and responsibilities assumed by each named executive officer, individual performance, tenure and the attainment of Company goals.  The Compensation Committee considers compensation levels of comparable executives at peer companies to ensure basic compensation competitiveness (see Compensation Discussion and Analysis – Peer Group below), but does not benchmark NEO compensation to particular executive compensation percentiles at peer group companies.

Our NEOs are accountable for the performance of the Company and the function they manage and are compensated based on that performance.  NEOs are rewarded when defined performance objectives are achieved and value is created for our stockholders.  The Compensation Committee has decided to base all of the performance-based compensation, including equity awards, on the achievement of Company goals, with the exception of newly-hired executives whose initial bonus and equity are typically based on service.  The Compensation Committee's philosophy is that a higher percentage of pay dependent on our performance adds stockholder value by aligning executive compensation with revenue and net income growth.

Long-term compensation for NEOs consists of equity awards such as restricted stock units (RSUs).  In determining equity awards, the Compensation Committee endeavors to reinforce the "pay-for-performance" philosophy while encouraging share ownership and retention.  The Compensation Committee has currently opted to award only RSUs in the annual employee award, which includes our NEOs.  The RSU awards to our NEOs contain performance and service criteria set by the Compensation Committee that must be achieved in order to be earned.    The awarding of performance-based RSUs (PSUs) is designed to align stockholder and management interests through incentives that encourage the highest level of corporate governance and focus on rewarding our executives for increased Company value and financial results over the long-term, without encouraging excessive or unnecessary risk-taking.  The form and composition of equity awards, as well as other elements of compensation, may be adjusted in the future as our compensation philosophy evolves.

Role of Our Compensation Committee

The Compensation Committee approves all compensation and equity awards to our NEOs, including the CEO.  The Compensation Committee reviews the compensation of the CEO and, following discussions with him where it deems appropriate, establishes his compensation.  The Compensation Committee also oversees the performance evaluation of all our NEOs, with the exception of the CEO, whose performance evaluations fall under the duties and responsibilities of the Nominating and Corporate Governance (NCG) Committee.  Our Compensation Committee considers the performance appraisals conducted by the NCG Committee as part of its consideration for executive compensation for such individuals.  Our Compensation Committee also administers the Company's 2005 Equity Incentive Plan, as amended and restated (EIP) and approves all equity grants to executive officers.

The Compensation Committee recognizes the importance of maintaining sound principles for the development and administration of compensation and benefit programs and has taken steps to significantly enhance the Compensation Committee's ability to effectively carry out its responsibilities as well as ensure that we maintain strong links between executive pay and Company performance.  The Compensation Committee actively and consistently:
•	holds executive sessions without the presence of management;
•	reviews and implements a compensation structure for our NEOs;
•	considers succession plans and strategies for our NEOs, as well as other key employees; and
•	monitors stock ownership of our NEOs.

The Compensation Committee's Charter reflects these and other responsibilities, and the Compensation Committee and the Board periodically review and revise the Compensation Committee Charter.  The NCG Committee recommends the Compensation Committee's membership.

Role of Executive Officers in Compensation Decisions

For Fiscal 2015, Michael J. Newsome, as our Chairman, reviewed the performance of our CEO with the Compensation Committee, while Jeffry Rosenthal, our CEO and President, reviewed the performance of the other NEOs with the Compensation Committee.  Recommendations for base pay, as well as for percent of base pay for bonus and equity awards, were made accordingly with respect to executive compensation for NEOs.  The Compensation Committee generally approves the recommendations with minor adjustments.  As prescribed in the Company's Statement of Employee Equity Grant Practices, the Compensation Committee conducts these reviews within 90 calendar days of the Company's fiscal year end.  The only other role NEOs have in the determination of executive compensation is in the recommendation of the annual Company budget from which performance levels are based for incentive bonuses and performance-based equity awards.  The annual Company budget is presented by management to the entire Board for review and approval.

Peer Group

The Compensation Committee has identified a group of 22 companies as its peer group, based on such factors as their sales volume, geographical regions of operations and industry concentration.  Following is a list of the companies which were most often used by the Compensation Committee in Fiscal 2015 when considering executive compensation and for executive compensation analysis:

Ascena Retail Group, Inc.	Footlocker, Inc.	rue21, inc.
Big 5 Sporting Goods Corp	Genesco, Inc.	Select Comfort Corp.
Books-A-Million, Inc.	Hastings Entertainment, Inc.	Shoe Carnival, Inc.
Brown Shoe Co., Inc.	Haverty Furniture Companies, Inc.	Sport Chalet, Inc.
Buckle, Inc.	Jos A Bank Clothiers, Inc.	Stage Stores, Inc.
Cato Corp.	Kirkland's, Inc.	Urban Outfitters, Inc.
Conns, Inc.	Lumber Liquidators Holdings, Inc.	West Marine, Inc.
DSW, Inc.

While the Compensation Committee does not directly benchmark NEO compensation to the comparable executive compensation at these peer companies, it does consider general competitiveness of the total compensation of our NEOs compared to similarly situated executive officers.  The Compensation Committee therefore generally confirms that total annual compensation for our NEOs, assuming performance-based compensation targets are met but not exceeded, is above the median but below 75% of total compensation for similarly situated executives at the peer group companies.

Role of Compensation Consultants

The Compensation Committee has not utilized the services of an external compensation consultant since Fiscal 2008, however retains the right to retain such services in the future at its discretion.  The Compensation Committee believes that the in-depth studies performed by the consulting firm Hewitt Associates at that time provided useful guidance that they could use to shape executive compensation packages for many years.  Since the services of the compensation consultant, the Compensation Committee has utilized an on-line compensation subscription service that provides detailed executive compensation benchmarking analytics for comparison of our executive pay packages to that of our peer group.  Our Company counsel has also provided feedback from time to time, particularly with matters related to our equity plans, change of control agreements and severance agreements.

In Fiscal 2015, the Compensation Committee engaged Alliance Advisors LLC (Alliance), a corporate advisory firm that provides advice on equity compensation plans, to review the Company's equity compensation program structure and provide advice on the proposed 2015 Equity Incentive Plan.  For additional information on the role of Alliance in providing advice on the proposed 2015 Equity Incentive Plan, see our discussion in Proposal Number 4, Approval of the 2015 Equity Incentive Plan, under the heading "Shares to be Issued under the Plan."

For Fiscal 2016, the Compensation Committee has determined that an external compensation consultant will be retained to review the existing executive compensation package and its components.

Compensation Program Principles

Our Compensation Committee uses the following principles to implement our compensation philosophy and achieve our executive compensation program objectives:
•
Pay for performance.  A substantial portion of the total compensation of our executive officers is composed of annual and long-term incentive payments that are earned upon achievement of financial results that contribute to total stockholder return.

•
Reward long-term growth and sustained profitability.  Our equity awards are based on a combination of short-term and long-term financial goals.  These awards require sustained financial performance to deliver significant value and encourage our executive officers to deliver continued growth over an extended period of time.

•
Modest benefits and limited perquisites.  We provide standard employee benefits and very limited perquisites or other forms of compensation to our NEOs.  Any perquisites received are generally available to other levels of management and employees.  We believe our compensation program provides adequate financial opportunities to our executive officers to the extent that extra benefits and perquisites are not required to attract and retain such executives.

Elements of our Compensation Program

Compensation Element	Objective	Form and Type of Compensation
Base Salary	To provide a minimum, fixed level of cash compensation for executive officers	Annual cash compensation; Not at risk
Bonus and Non-Equity Incentives	To encourage and reward executive officers for achieving annual Company performance goals	Annual performance compensation; At risk
Equity Awards	To motivate and retain executive officers and align their interest with stockholders through:
	Performance-based RSUs based on short-term financial goals and long-term service	Short-term performance compensation; At risk
	Performance-based RSUs based on long-term financial goals	Long-term performance compensation; At risk
Employee Benefits	To promote health, well-being and financial security of employees, including executive officers	Annual indirect compensation; Not at risk

Annual Cash Compensation

Base Salary

We provide our executives with assured cash compensation in the form of base salary.  We use base salary as the foundation for the other components of compensation.  In most instances, base salaries fall at or below median base salaries for comparable executives at peer companies due to the Compensation Committee's philosophy of emphasizing performance-based compensation.  The salary levels for our NEOs for the fiscal year ended January 31, 2015, including the salary of Mr. Rosenthal as President and CEO, are based upon individual performance and responsibility, as well as the salary levels paid by other similarly situated sporting goods and specialty retail companies from our peer group.  Based upon a review of such companies, the base salary levels approved by the Compensation Committee are generally conservative when compared to our peers, because their philosophy is that performance-based pay adds more value to the stockholder.

Substantial additional earnings opportunities are provided primarily through achievement of Company performance goals that also apply to equity-based awards.  We have set a moderate base pay and combined it with a significant performance component that provides our executives with an incentive-based compensation scheme consistent with our emphasis on being a "low-cost operator."

Bonus and Non-Equity Incentive Plan Compensation

Our cash bonus program is subject to the Bonus Plan adopted by our stockholders and is structured to be qualified performance-based compensation while protecting the Company's deductibility of executive compensation under Internal Revenue Code Section 162(m).  With the adoption of the Bonus Plan, the Compensation Committee has guidelines by which to offer incentives to executive officers through the use of qualified performance-based compensation.  The Bonus Plan allows flexible compensation alternatives within our overall compensation philosophy.

The program is designed to provide short-term incentive compensation to our executives based upon pre-established performance goals for the Company and each executive, individually.  The Compensation Committee determines the amounts of target bonus awards for each executive as a percent of their base salary.  Bonus targets emphasize individual contribution to our success during the year and the performance of those aspects of our business for which each executive has responsibility.  See the Summary Compensation Table and narrative discussion below for individual executive officer detail.

The following table illustrates the executives' target bonus as a percent of individual base salaries for Fiscal 2015, Fiscal 2014 and Fiscal 2013 of which the executives earned 97.5%, 82.5% and 122.5% of their target for each year, respectively:

NEO	Position	Fiscal 2015	Fiscal 2014	Fiscal 2013
Jeffry O. Rosenthal	Chief Executive Officer and President	90.0%	90.0%	85.0%
Scott J. Bowman (1)	Senior Vice President and CFO	65.0%	60.0%	N/A
Cathy E. Pryor	Senior Vice President of Operations	65.0%	65.0%	60.0%
Jared S. Briskin (2)	Senior Vice President and Chief Merchant	N/A	N/A	N/A
Rebecca A. Jones (3)	Senior Vice President of Merchandising, Marketing and Logistics	70.0%	70.0%	65.0%

(1)	Mr. Bowman was hired as our Senior Vice President and CFO in July 2012. See the Summary Compensation Table and narrative discussion below for individual executive officer detail. Mr. Bowman's Fiscal 2013 bonus was not based on Company or individual goals, but was awarded at the discretion of the Compensation Committee at 32.2% of his base salary.

(2)	Mr. Briskin was named the Company's Senior Vice President and Chief Merchant in September 2014. His bonus plan was established by management at the beginning of Fiscal 2015, along with other bonus-eligible employees based on performance goals for his area of responsibility. Although his base pay was adjusted to reflect an increase in duties, no additional bonus was awarded by the Compensation Committee upon his promotion.

(3)	Ms. Jones' bonus for Fiscal 2015 was forfeited upon leaving the Company.

Company performance goals were based on earnings before interest and taxes (EBIT) determined by the annual budget as approved by the Board of Directors for Fiscal 2015, Fiscal 2014 and Fiscal 2013.  Each bonus was contingent solely upon Company performance, with the exception of Mr. Bowman, whose bonus for Fiscal 2013, was a guaranteed cash bonus based solely on continued service.  The annual cash bonus represents the Compensation Committee's "pay for performance" philosophy.  If the EBIT target that is established is exceeded, then the NEO earns more, up to 150% of the target bonus; if we fall short of our EBIT target, then the NEO earns less or nothing at all.  This tiered structure is applied to all our NEOs and also to the employee cash bonus portion that is contingent on the EBIT goal.

As with other bonus-eligible employees, Mr. Briskin's historical bonuses were based on Company performance goals, including EBIT, established by management.  His bonus plan included quarterly and annual components.  In order to be eligible for his annual bonus, he also had to meet individual qualifiers including visits with regional sales managers and work days within a store location.

For Fiscal 2015, Fiscal 2014 and Fiscal 2013, each executive's (and employee's) earned percentage of his or her Company performance bonus depended on the Company's actual performance in relation to the Company's EBIT goal as summarized in the following table:

% of Company Performance Goal Attained	Portion of Executive's Company Performance Bonus Deemed Earned
Below 85.0%	0.0%
85.0%	62.5%
90.0%	75.0%
95.0%	87.5%
100.0%	100.0%
105.0%	112.5%
110.0%	125.0%
115.0%	137.5%
120.0% or above	150.0%

The following table sets forth the EBIT goal for each year and the level achieved and paid out to our NEOs (and employees in our bonus pool) based on that achievement for Fiscal 2015, Fiscal 2014 and Fiscal 2013:

	EBIT Goal	EBIT Achieved	% of Goal Achieved	% of Payout
Fiscal 2015	$119.0 million	$118.1 million	99.3%	97.5%
Fiscal 2014	$122.1 million	$113.9 million	93.3%	82.5%
Fiscal 2013	$106.3 million	$116.0 million	109.1%	122.5%

The Compensation Committee strives to set goals that motivate our executive officers to improve performance over previous years, without encouraging excessive risk taking.  Calculation of the Company performance bonus earned by each NEO is based on the final audited consolidated financial statements and, if applicable, is usually paid out in March of the following year.  While the Compensation Committee reserves the right to make adjustments to goals after they are established, it has not done so during the last three fiscal years.  Any such modification would be carefully considered by the Compensation Committee and applied to the special circumstances that warranted the modification.  There were no individual performance goals set for our NEOs for Fiscal 2015, Fiscal 2014 or Fiscal 2013 with the exception of Mr. Bowman as discussed within this document.

Equity Awards

Equity Award Practices

The Compensation Committee determines the amount of target equity awards for each executive as a percent of their base salary.  Through our EIP, the Compensation Committee has a wide range of award-based incentive alternatives to offer our NEOs.  Equity award types including stock options, stock appreciation rights, PSUs and RSUs may be granted at the discretion of the Compensation Committee.  Awards of equity-based compensation to our executive officers complement our cash incentives and encourage an ownership stake in our Company to align the interest of our NEOs and our stockholders.

With the exception of new hire grants to executive officers, the Compensation Committee has opted to grant PSUs to our NEOs as part of their annual compensation package, up to the limits allowed in the EIP at the time of grant.  PSUs are believed to strengthen the longer-term pay-for-performance alignment of the Company's compensation program and provide retention motivation through time-vesting of half of the awards after achievement of the stated performance goal.

The Compensation Committee's equity award policy is designed to facilitate the establishment of appropriate processes, procedures and controls in connection with the administration of our equity-based incentive plans.  The Compensation Committee's policy sets the annual grant date for management and employee equity awards as the third business day following the release of operational results for the fiscal year just ended.

Stock Awards

As part of the annual equity award, our practice is to determine the dollar amount of equity compensation that we want to provide to our executive officers as a percentage of base salary and then to grant equity awards based on a formula that yields such amount based on 80% of the 30-day trailing average (trailing average) price of our stock from the date of grant.  Awards granted to our NEOs reflect our desire to provide incentives to these individuals that encourage our growth and long-term success as a Company.  The trailing average price of our stock used for Fiscal 2015, Fiscal 2014 and Fiscal 2013 was $46.12, $42.28 and $38.61, respectively.

This methodology was applicable to all our NEOs whose compensation is being determined by the Compensation Committee for the fiscal year forthcoming.  Mr. Bowman received a service-based, rather than performance-based, award of RSUs based on 32.2% of his annualized base salary in Fiscal 2013 in connection with his hiring as our CFO.  Mr. Bowman's award was granted under the provisions of the EIP, was dated July 29, 2012 and was based on the closing market price of our common stock on the grant date.  The service base of the award is five years.  Mr. Briskin has historically been awarded annual service-based RSUs at the discretion of management, along with other equity-eligible employees.  Employee RSUs are granted under the provisions of the EIP, are based on a value determined individually by management, are based on the closing market price of our common stock on the grant date and have a service period of four years.

The following table reflects the target equity awards granted to our NEOs and the percentage of base salary that the equity award was based on for Fiscal 2015, Fiscal 2014 and Fiscal 2013:

	Fiscal 2015		Fiscal 2014		Fiscal 2013
NEO	Target # of PSUs	% of Base Salary	Target # of PSUs	% of Base Salary	Target # of PSUs	% of Base Salary
Mr. Rosenthal	9,600	90.0%	10,100	90.0%	9,700	85.0%
Mr. Bowman	4,500	65.0%	4,400	60.0%	N/A	N/A
Ms. Pryor	5,300	65.0%	5,600	65.0%	5,400	60.0%
Mr. Briskin	N/A	N/A	N/A	N/A	N/A	N/A
Ms. Jones	5,900	70.0%	6,200	70.0%	5,900	65.0%

Mr. Bowman received a total of 1,526 time-based RSUs upon hire in Fiscal 2013.  Mr. Briskin received 2,288, 2,220 and 2,115 time-based RSUs during Fiscal 2015, Fiscal 2014 and Fiscal 2013, respectively.

For Fiscal 2015, Fiscal 2014 and Fiscal 2013, half of the equity award to our NEOs established by the Compensation Committee was a performance goal established on a 1-year achievement based on Return on Invested Capital (ROIC) with a 5-year vesting provision.  The other half of the equity award was a performance goal established on a 3-year achievement based on cumulative EBIT for all 3 fiscal years which vests in 3 years.

The following tables set forth the ROIC and cumulative EBIT goals set for each year and the level achieved and earned by our NEOs based on that achievement:

	Goal	Goal Set	Goal Achieved	% of Equity Earned
Fiscal 2015	ROIC	19.0%	19.0%	100.0%
Fiscal 2014	ROIC	21.2%	20.4%	50.0%
Fiscal 2013	ROIC	22.7%	21.9%	50.0%

	Cumulative Years	Cumulative EBIT Goal	Cumulative EBIT Achieved	% of Equity Earned
Fiscal 2015	F2015 – F2017	$378.0 million	undetermined	undetermined
Fiscal 2014	F2014 – F2016	$411.0 million	undetermined	undetermined
Fiscal 2013	F2013 – F2015	$337.5 million	$348.0 million	100%

We calculate ROIC as:  (EBIT + Rent) x (1-Tax Rate) / (Shareholder's Equity + Debt + Leases)

▪	EBIT is defined as earnings before interest and income tax expense but after all other expenses.
▪	Rent is defined as our consolidated rent expense on buildings.
▪	1-Tax Rate where the Tax Rate is defined as the annual effective tax rate.
▪
In Fiscal 2015 and Fiscal 2014, Shareholder's Equity was defined as the average of the fiscal year total beginning and total ending balance, excluding stock repurchases for the year.  In Fiscal 2013, Shareholder's Equity was defined as our total Stockholder's Equity, excluding stock repurchases for the applicable fiscal year.

▪	Debt is defined as consolidated short-term, long-term or bank debt, but does not include capital leases.

▪
In Fiscal 2015 and Fiscal 2014, Leases were defined as a multiple of four (4) times the annual consolidated rent expense.  In Fiscal 2013, Leases were defined as operating and capital leases (including imputed interest) as disclosed in our Annual Report on Form 10-K in the contractual obligations table.

In evaluating the components in the calculation for ROIC, the Compensation Committee determined that the average Shareholder's Equity balance provides more meaningful data to the performance period being evaluated.  They also determined that the change to the definition of leases considers all components of rent expense, including contingent rent expense, whereas the former definition only considered minimum annual lease payments.

Because the EBIT goal is based on a 3-year cumulative achievement, the achievement for Fiscal 2015 and Fiscal 2014 are yet to be determined.

Consistent with prior years, the Compensation Committee will award only RSUs in Fiscal 2016 to all participating employees, including the NEOs with the NEO awards of PSUs determined based on a percentage of each executive's base salary and awards to other participating employees based primarily on their position and salary level.  The Compensation Committee approved a budget of $3.9 million for employee RSU awards for Fiscal 2016 of which the Company awarded a value of $3.5 million, excluding our NEOs.  The total shares awarded for the annual award for Fiscal 2016 was 98,829 shares of which our NEOs were awarded 29,300 RSUs in the form of PSUs and based on a trailing average of $40.13.  See Summary Compensation Table and related disclosures for more detail of equity awards to each NEO.

Timing of Equity Awards

We grant equity awards to eligible employees generally on three occasions: annually, upon hire (for certain senior positions) and occasional special one-time grants to executive management upon approval by the Compensation Committee.  The fair value of awards is based on the closing price of our common stock on the date of grant (or if not a business day, the immediately preceding business day) as defined in our equity plans.

In Fiscal 2015, Fiscal 2014 and Fiscal 2013, we granted all annual employee equity awards, including our executives, on the same day each year.  Under the Statement of Employee Equity Grant Practices (EGP) adopted by the Compensation Committee, the grant date for annual awards to executives and employees is defined as the third business day following the public release of our annual results of operations.  In addition, grants to newly hired executives are made on the first day of the fiscal quarter after hire.  Special purpose grants are effective as of the Friday following the Compensation Committee's formal approval.  The Compensation Committee reserves the right to modify this practice if circumstances warrant.  No award will be deemed made until all material terms, including the type of award, number of shares, grant date, and the identification of each grantee, is determined with finality without the benefit of hindsight.

Newsome Transition Agreement

In October 2013, the Board accepted a transition plan from Mr. Newsome to the position of non-executive Chairman of the Board effective February 2, 2014.  As part of this plan, in January 2014, the Company executed an Executive Transition Agreement and General Release under which Mr. Newsome gave the Company a general release and agreed to terminate certain prior understandings and arrangements with the Company, including an earlier retention agreement providing for advisory services and a post-retirement health benefit.  In lieu of such arrangements and as consideration for applicable releases and terminations, the Company made a one-time payment of $500,000 to Mr. Newsome.  Effective Fiscal 2015, Mr. Newsome is no longer an employee or executive officer of the Company.

Employment and Retention Agreements

There are currently no employment or retention agreements with any executive officer or employee of the Company.

Severance and Change in Control Payments

The Compensation Committee has adopted a Change in Control Severance Agreement (Severance Agreement) for our Named Executive Officers.  If a covered executive's employment is terminated by the Company without cause or by the executive for good reason within: (i) two years following a Change in Control; or (ii) within a six-month period prior to a Change in Control if the executive's termination or resignation is also directly related to or occurs in connection with a Change in Control, the Company shall pay the executive a severance payment in the amount equal to one and one half (1.5) times the sum of the executive's covered salary and covered bonus.  The severance shall be paid within thirty (30) days of the executive's termination date or the Change in Control date, whichever is later.  In addition, to the extent the executive has been granted equity compensation under the Company's equity compensation plans, the executive's interest in such awards would become fully exercisable, vested and nonforfeitable as of the Change in Control date, to the extent not already exercisable or vested as of such date.

The covered salary for purposes of this Severance Agreement shall mean 1.5 times the highest annual rate of base salary paid to the executive by the Company prior to the termination or resignation of the executive's employment.  The covered bonus for purposes of this Severance Agreement shall mean the average of the actual cash bonuses paid to the executive for the five years prior to the year of the executive's termination or resignation from the Company (or shorter period if the executive has been employed for a shorter period), but not to exceed the target bonus in the year of termination or resignation.

The following table shows the estimated payouts to our NEOs if a Change in Control event occurred on January 31, 2015:

	Named Executive Officer
	Mr. Rosenthal	Mr. Bowman	Ms. Pryor	Mr. Briskin
Salary & Bonus (1)
Covered Salary	$735,000	$480,000	$564,000	$412,500
Covered Bonus	573,769	225,625	351,336	71,037
Cash Payout	1,308,769	705,625	915,336	483,537

Equity Awards (2)
Restricted Stock Units	1,881,600	229,367	1,165,416	462,027
Stock Options	--	--	--	--
Total Value of Equity	1,881,600	229,367	1,165,416	462,027
Total	$3,190,369	$934,992	$2,080,752	$945,564

Estimated Payout	$3,190,369	$934,992	$2,080,752	$945,564

(1)	Covered salary was based on the highest annual rate of base pay paid to each NEO. Covered bonus was based on a five-year average of bonuses paid for Mr. Rosenthal and Ms. Pryor, three years for Mr. Bowman and one year for Mr. Briskin.

(2)	The value of equity awards was calculated on non-vested awards using the closing price of our stock on January 31, 2015 of $47.04. RSUs were valued at the closing stock price times the number of shares non-vested and do not include unearned PSUs. There were no unvested stock options outstanding on January 31, 2015. As of January 31, 2015, the number of non-vested RSUs and non-vested stock options considered in the calculation above were:

NEO	Non-Vested RSUs
Mr. Rosenthal	40,000
Mr. Bowman	4,876
Ms. Pryor	24,775
Mr. Briskin	9,822

Perquisites and Other Benefits

The Compensation Committee's philosophy is that NEOs should not be treated differently from the general employee population in the design of their benefits, other than one-time or special benefits provided under broader programs, such as relocation.  The Company's overall viewpoint is to offer a compensation package that emphasizes long-term contribution and stability rather than extra benefits, particularly benefits not available to our employees, in general.  The NEOs receive the same medical, dental, vision, disability, employee discount, flexible spending options and 401(k) benefits as the broader employee population who qualify.  The perquisites provided to NEOs are also available to other employees, where applicable, and include:

Paid holidays and vacation.  We currently allow six paid holidays.  Based on years of service, our full-time employees can earn up to four weeks of paid vacation per year.  All our NEOs are eligible for four weeks of paid vacation per year, with the exception of Mr. Bowman who is eligible for 2 weeks of paid vacation per year, based on their years of service:

Discount on the Company's common stock through the Hibbett Sports, Inc. Employee Stock Purchase Plan (ESPP).  All employees, including our NEOs, who have been employed with the Company over one year and work an average of 20 hours per week, qualify for participation in our ESPP.  The ESPP purchases our common stock each calendar quarter at a discount of 15.0% off the closing price of the lower of the first day of the calendar quarter or the last day of the calendar quarter.  In Fiscal 2015 and currently, Mr. Bowman is the only NEO participating in the ESPP.

Company-paid life insurance.  The Company provides life insurance coverage equal to two times the annual base salary of all full-time employees up to $500,000 with further reductions once an employee reaches age 65 and 70.

Deferred Contribution Benefit Plans.  The Hibbett Sports, Inc. 401(k) Plan is our tax qualified retirement plan where our employees, including our NEOs, are able to make pre-tax contributions from their cash compensation.  We make matching contributions for all participants equal to 75% of their elective deferrals up to 6% of their total eligible compensation.  All of our NEOs participate in the 401(k) Plan.

The Internal Revenue Code limits the amount of compensation that can be deferred under the 401(k) Plan, and also limits the amount of salary and bonus ($260,000 for Fiscal 2015) with respect to matching contributions that can be made under that plan.  Accordingly, we offer our executive officers and other highly compensated employees the opportunity to defer their compensation, including amounts in excess of the tax law limit, under our nonqualified Supplemental 401(k) Plan (Supplemental Plan).  Through Fiscal 2015, contributions under the Supplemental Plan allowed our NEOs and other highly compensated employees to receive the Company match in the same percentage as our other employees.  Balances in the Supplemental Plan are unsecured and at-risk, meaning the balances may be forfeited in the event of the Company's financial distress such as bankruptcy.  The group of employees eligible for this deferral option includes all our NEOs and all our NEOs participated in the Supplemental Plan in Fiscal 2015.  Mr. Rosenthal is the only NEO currently participating in the Supplemental Plan.

Executive Voluntary Deferral Plan.  The Company maintains the Hibbett Sports, Inc. Executive Voluntary Deferral Plan (Deferral Plan) which gives key executives of the Company an opportunity to defer, on a pre-tax basis, up to 50% of their base salary and up to 100% of any bonus earned.  All of our NEOs are eligible for participation under this plan.  Only Ms. Jones participated in the Deferral Plan in Fiscal 2015.  Currently, none of our NEOs participate in the Deferral Plan.

Flexible Spending Account Plan.  The Company maintains a Flexible Spending Account Plan (FSA) that allows employees to set aside pre-tax amounts for certain out-of-pocket health care and dependent care expenses.  All of our NEOs are eligible for participation under the FSA and all our NEOs with the exception of Mr. Bowman, participated in the FSA in Fiscal 2015 and are currently participating in the FSA.

See the Summary Compensation Table and related disclosures for more details on specific perquisites applicable to each NEO.

Equity Ownership

The Compensation Committee has adopted stock ownership guidelines for our NEOs.  Within four years of any executive officer's hire date or promotion to a covered office, whichever is later, the following equity ownership must be maintained in the amounts indicated:

Office Held	Stock Ownership Requirement
Chief Executive Officer, President	Three (3) times base salary
Senior Vice President	One (1) time base salary

Company equity may be in the form of common stock or common stock equivalents such as options, restricted stock, restricted stock units, etc.  Determination of compliance with the guidelines is based on the closing price of our common stock on the last business day of the fiscal year for shares of stock owned and all restricted stock units and on the grant date fair value under ASC Topic 718 for vested stock options.  As of our fiscal year ended January 31, 2015, all our NEOs had met their stock ownership requirements.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally provides that publicly held companies may not deduct compensation paid to executive officers to the extent such compensation exceeds $1 million per executive in any year.  Pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to "qualified performance-based compensation" such as stock option grants, annual bonus and performance shares which satisfy the specific requirements imposed by Section 162(m).  We have taken steps to provide that these exceptions will apply to a majority but not all of the compensation paid to our executive officers.  We continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements.  It continues to be the Compensation Committee's desire that a majority of the bonus compensation paid to our executive officers under the Bonus Plan qualifies as performance-based compensation and is deductible for federal income tax purposes under Section 162(m).

Financial Restatement and Recoupment

The Board has adopted a Recoupment Policy within its Corporate Governance Guidelines which allows the Board, at its discretion, to seek reimbursement of performance-based compensation, including performance-based equity compensation, from any senior executive, including our NEOs, who has engaged in fraud, willful misconduct, recklessness or gross negligence that has caused or otherwise significantly contributed to the need for a material restatement of the Company's financial statements.  The policy is effective for all performance-based compensation earned after Fiscal 2010.  Bonuses are based on achieved financial targets and are determined based on our audited consolidated financial statements.

The Compensation Committee has the discretion to waive or revise performance goals, but has never exercised this right in the past.  A copy of our Corporate Governance Guidelines is available at www.hibbett.com under "Investor Relations."

Annual Compensation of Executive Officers

The following table reports amounts paid during the fiscal years ended January 31, 2015, February 1, 2014 and February 2, 2013 to our NEOs, including equity awards that were granted during the year and other benefits that accrued during the fiscal year.

Summary Compensation Table
For the Fiscal Years Ended January 31, 2015, February 1, 2014 and February 2, 2013
(In dollars)

Name and Principal Position	Year (1)	Salary	Bonus (2)	Stock Awards (3)	Non- Equity Incentive Plan Compen- sation (4)	All Other Compen- sation (5)	TOTAL
Jeffry O. Rosenthal	2015	$490,000	$--	$545,664	$429,975	$11,485	$1,477,124
Chief Executive Officer	2014	$475,000	$--	$546,006	$352,688	$11,475	$1,385,169
and President	2013	$440,000	$--	$504,691	$458,150	$11,250	$1,414,091

Scott J. Bowman (6)	2015	$320,000	$--	$255,780	$202,800	$11,594	$790,174
Chief Financial Officer and	2014	$310,000	$--	$237,864	$153,450	$6,438	$707,752
Senior Vice President	2013	$164,519	$95,000	$94,978	$--	$65,000	$419,497

Cathy E. Pryor	2015	$376,000	$--	$301,252	$238,290	$11,700	$927,242
Senior Vice President	2014	$365,000	$--	$302,736	$195,731	$11,475	$874,942
of Operations	2013	$350,000	$--	$280,962	$257,250	$11,250	$899,462

Jared S. Briskin (7)	2015	$225,000	$--	$130,050	$47,358	$9,075	$411,483
Senior Vice President and
Chief Merchant

Rebecca A. Jones (8)	2015	$260,304	$--	$335,356	$--	$100,000	$695,660
Senior Vice President of	2014	$375,000	$--	$335,172	$216,563	$11,475	$938,210
Merchandising, Marketing and Logistics	2013	$350,000	$--	$306,977	$278,688	$11,250	$946,915

Note:  The Summary Compensation Table requires a column for Option Awards (which requires the fair market value of options awarded) and Change in Pension Value and Nonqualified Deferred Compensation Dollars (which requires the reporting of "above-market" or "preferential" earnings from nonqualified deferred compensation plans) of which there were none.  Therefore, for presentation purposes, these columns were omitted.

(1)  Hibbett Sports Inc.'s fiscal year ends on the Saturday nearest to January 31 of each year.

(2)  The bonus amount for Mr. Bowman represents the amount that was agreed to at the time of his employment with the Company and was only contingent upon continued service.

(3)  The values set forth in this column reflect PSUs granted to all our NEOs, with the exception of Mr. Bowman whose grant for Fiscal 2013 and Mr. Briskin whose grant for Fiscal 2015 were service-based restricted stock units.  The valuation method, in accordance with ASC Topic 718, is based on the closing price of our common stock on the date of grant, without considering an estimate for forfeitures.  The values in the table represent the target number of awards established for each NEO.

PSUs awarded by our Compensation Committee to our NEOs are granted based on a percent of their base salary.  The NEOs could earn less or more than the target amount depending on the level of performance achieved.  The awards could also be forfeited upon failure to achieve the minimum performance target.  Mr. Briskin's compensation package was not determined by the Compensation Committee for Fiscal 2015.  The following table sets forth the aggregate grant date fair value for the PSUs awarded assuming the highest level of performance conditions were achieved:

	Fiscal Year
Name	2015	2014	2013
Mr. Rosenthal	$1,091,328	$1,092,012	$1,009,382
Mr. Bowman	$511,560	$475,728	N/A
Ms. Pryor	$602,504	$605,472	$561,924
Mr. Briskin	N/A	N/A	N/A
Ms. Jones	$670,712	$670,344	$613,954

Mr. Bowman's new-hire award in Fiscal 2013 and Mr. Briskin's outstanding awards are all service-based and not contingent upon achievement of performance conditions.  Therefore, these are not reflected in the table above.  The following table represents the aggregate grant date fair value of the actual restricted stock awards earned based on actual achievement of performance conditions.

	Fiscal Year
Name	2015	2014	2013
Mr. Rosenthal	$272,832	$136,502	$378,518
Mr. Bowman	$127,890	$59,466	N/A
Ms. Pryor	$150,626	$75,684	$210,722
Mr. Briskin	N/A	N/A	N/A
Ms. Jones	N/A	$83,793	$76,744

Some of the awards considered in the table are still subject to a service requirement.  Fiscal 2015 and Fiscal 2014 both have awards outstanding and unearned contingent on future performance achievement.  Ms. Jones' Fiscal 2015 awards were forfeited upon her termination of employment with the Company.  She earned a portion of her Fiscal 2014 and Fiscal 2013 awards, but those also were forfeited upon her termination because the service period was not met.  The amounts above represent the grant date fair value of the awards forfeited.

(4)  Non-Equity Incentive Plan Compensation is defined as compensation earned (whether paid during the period or not) based on the achievement of performance criteria that is substantially uncertain at the time it is established and communicated to the executive.

Our executive bonuses are comprised of a Company performance component, which is a percent of base salary and based on performance criteria the Compensation Committee feels is substantially uncertain at the time it is established and communicated to the executive.  The criterion established by the Compensation Committee typically requires an improvement on ratios and earnings from the prior year.  Performance measures are not based on the price of our common stock.  The targeted bonus potential for Fiscal 2015, Fiscal 2014 and Fiscal 2013 was communicated to each executive officer following the March 2014, March 2013 and March 2012 meetings of the Compensation Committee, respectively.  Mr. Bowman's Fiscal 2013 bonus was communicated to him upon hire.  Mr. Briskin's Fiscal 2015 bonus was communicated to him by management during the annual employee appraisal process in March 2014.  Ms. Jones' Fiscal 2015 bonus was forfeited.

(5)  Other compensation is made up of the incremental cost to us of benefits and other perquisites.  The following table further details those items listed in total in the Summary Compensation Table under the column heading "All Other Compensation":

All Other Compensation
For the Fiscal Years Ended January 31, 2015, February 1, 2014 and February 2, 2013
(In dollars)

Executive	Fiscal Year	401(k) and Supplemental Plan match (a)	Other (b)	TOTAL
	2015	$11,485	$--	$11,485
Mr. Rosenthal	2014	$11,475	$--	$11,475
	2013	$11,250	$--	$11,250

	2015	$11,494	$--	$11,594
Mr. Bowman	2014	$6,438	$--	$6,438
	2013	$--	$65,000	$65,000

	2015	$11,700	$--	$11,700
Ms. Pryor	2014	$11,475	$--	$11,475
	2013	$11,250	$--	$11,250

Mr. Briskin	2015	$9,075	$--	$9,075

	2015	$--	$100,000	$100,000
Ms. Jones	2014	$11,475	$--	$11,475
	2013	$11,250	$--	$11,250

(a)  The Board of Directors approved a total discretionary match of 75.0% of the first 6.0% of contributions for all eligible employees, including NEOs, under the Company's 401(k) Plan and Supplemental Plan.  Mr. Bowman became eligible to participate during Fiscal 2014.

Our NEOs are subject to 401(k) Plan refunds due to the plan being a top-heavy plan in all the years presented.

(b)  For Mr. Bowman, the amount included in "Other" consisted of a moving allowance paid to him and agreed to upon hire and does not include a tax gross up.  For Ms. Jones, the amount included in "Other" consisted of a severance payment made pursuant to the Separation Agreement and General Release of All Claims filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on December 8, 2014.

(6)  Mr. Bowman was named our Chief Financial Officer effective July 9, 2012.

(7)  Mr. Briskin was named our Senior Vice President and Chief Merchant effective September 29, 2014.  His Fiscal 2015 compensation was not determined by the Compensation Committee.  Upon his promotion, he received an increase in his base salary to reflect his new responsibilities at the annualized rate represented in the table.  No changes in his Fiscal 2015 bonus plan or equity awards were made pursuant to the promotion.

(8)  Ms. Jones left the Company effective September 29, 2014.

Jeffry O. Rosenthal

Jeffry O. Rosenthal, age 57, has been our Chief Executive Officer and President since March 2010.  Formerly, he served as President and Chief Operating Officer from February 2009 through March 2010 and as Vice President of Merchandising from August 1998 through February 2009.  Prior to joining us, Mr. Rosenthal was Vice President and Divisional Merchandise Manager for Apparel with Champs Sports, a division of Foot Locker, Inc. from 1981 to 1998.

The following table represents the compensation package awarded to Mr. Rosenthal in each of the years presented, regardless of whether ultimately achieved or obtained:

	Fiscal 2015		Fiscal 2014		Fiscal 2013
Salary Component	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary
Base Salary	$490,000		$475,000		$440,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (1)	441,000	90.0%	427,500	90.0%	374,000	85.0%
TOTAL Cash Compensation Potential	$931,000	190.0%	$902,500	190.0%	$814,000	185.0%

Restricted Stock Units (2)	9,600		10,100		9,700

(1)  See "Bonus and Non-Equity Incentive Plan Compensation" for a complete discussion of the Company's bonus compensation program.  The Company bonuses for Mr. Rosenthal were based on the Company's EBIT achievements in Fiscal 2015, Fiscal 2014 and Fiscal 2013, respectively.  The actual Company bonus earned by Mr. Rosenthal in each of these years based on the Company's achievement of its EBIT goal was:

	Bonus Earned	% to Base Salary
Fiscal 2015	$429,975	87.8%
Fiscal 2014	$352,688	74.3%
Fiscal 2013	$458,150	104.1%

(2)  See "Equity Awards" for a complete discussion on equity awards to our NEOs.  Our equity awards to our NEOs can be earned by achieving the performance goals determined by the Compensation Committee.  For all years presented, half of the equity award was a performance goal established on a 1-year achievement based on ROIC with a 5-year vesting provision.  The other half of the equity award was a performance goal established on a 3-year achievement based on cumulative EBIT for all 3 fiscal years which vests in 3 years.  The award associated with each performance goal could be forfeited if a minimum goal was not attained or could be earned up to 200% if a maximum goal was attained.

The table below illustrates the total PSUs awarded to Mr. Rosenthal and the number of PSUs he has earned to-date based on achievement of the stated goals:

	Total PSUs Awarded	PSUs Earned Based on ROIC Goal	ROIC Achievement Rate	PSUs Earned Based on EBIT Goal	EBIT Achievement Rate	PSUs Still Subject to EBIT Goal
Fiscal 2015	9,600	4,800	100%	N/A	N/A	4,800
Fiscal 2014	10,100	2,525	50%	N/A	N/A	5,050
Fiscal 2013	9,700	2,425	50%	4,850	100%	--

The 4,800 and 5,050 outstanding PSUs are contingent on the achievement of a 3-year cumulative EBIT goal for Fiscal 2015 and Fiscal 2014, respectively.  PSUs have cliff vesting provisions from one to five years from date of grant and upon achievement of performance criteria.

Other Compensation.  Other compensation earned by Mr. Rosenthal is made up of benefits and other such perquisites identified as having value to him and an incremental cost to us.  See "All Other Compensation" table for an analysis of those items and costs identified as other compensation to Mr. Rosenthal.

Scott J. Bowman

Scott J. Bowman, age 48, was hired as our Senior Vice President and Chief Financial Officer and Principal Accounting Officer effective July 2012.  Prior to joining us, Mr. Bowman was the Division Chief Financial Officer – Northern Division (Division CFO) of The Home Depot, a large home improvement retailer since June 2006.  Mr. Bowman also served The Home Depot as their Senior Director, Finance – IT from October 2003 through June 2006 prior to his duties as Division CFO.  Prior to his tenure at The Home Depot, he worked in various controller and accounting management positions with Rubbermaid Home Products, a Division of Newell Rubbermaid, Anchor Hocking Glass Company and The Sherwin-Williams Company.

The following table represents the compensation package awarded to Mr. Bowman in each of the years presented, regardless of whether ultimately achieved or obtained:

	Fiscal 2015		Fiscal 2014		Fiscal 2013
Salary Component	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary
Base Salary (1)	$320,000		$310,000		$295,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (2)	208,000	65.0%	186,000	60.0%	--	0.0%
Individual Bonus (3)	--	0.0%	--	0.00%	95,000	32.2%
TOTAL Cash Compensation Potential	$528,000	165.0%	$496,000	160.0%	$390,000	132.2%

Restricted Stock Units (4) (5)	4,500		4,400		1,526

(1)  The base salary in Fiscal 2013 represents the annualized amount approved by our Compensation Committee and does not reflect a partial year.

(2)  See "Bonus and Non-Equity Incentive Plan Compensation" for a complete discussion of the Company's bonus compensation program.  The Company bonuses for Mr. Bowman were based on the Company's EBIT achievements in Fiscal 2015 and Fiscal 2014, respectively.  The actual Company bonus earned by Mr. Bowman in Fiscal 2015 was $202,800, or 63.4% of his base salary.  The actual Company bonus earned for Fiscal 2014 was $153,450, or 49.5% of his base salary.

(3)  The individual bonus to Mr. Bowman was agreed to upon hire and was not contingent on any performance goals.

(4)  See "Equity Awards" for a complete discussion on equity awards to our NEOs.  Our equity awards to our NEOs can be earned by achieving the performance goals determined by the Compensation Committee.  For Fiscal 2015 and Fiscal 2014, half of the equity award was a performance goal established on a 1-year achievement based on ROIC with a 5-year vesting provision.  The other half of the equity award was a performance goal established on a 3-year achievement based on cumulative EBIT for all 3 fiscal years which vests in 3 years.  The award associated with each performance goal could be forfeited if a minimum goal was not attained or could be earned up to 200% if a maximum goal was attained.

The table below illustrates the total PSUs awarded to Mr. Bowman and the number of PSUs he has earned to-date based on achievement of the stated goals:

	Total PSUs Awarded	PSUs Earned Based on ROIC Goal	ROIC Achievement Rate	PSUs Earned Based on EBIT Goal	EBIT Achievement Rate	PSUs Still Subject to EBIT Goal
Fiscal 2015	4,500	2,250	100%	N/A	N/A	2,250
Fiscal 2014	4,400	1,100	50%	N/A	N/A	2,200

The 2,250 and 2,200 outstanding PSUs are contingent on the achievement of a 3-year cumulative EBIT goal for Fiscal 2015 and Fiscal 2014, respectively.  PSUs have cliff vesting provisions from one to five years from date of grant and upon achievement of performance criteria.

(5)  For Fiscal 2013, the RSUs awarded to Mr. Bowman were based on a value of $95,000 and were granted on the first day of the first full fiscal quarter following his employment as defined in our Grant Policy.  The award was dated July 29, 2012.  The number awarded was based on the fair market value of our common stock at date of grant of $62.24 and will cliff vest on the fifth anniversary of the date of grant.

Other Compensation.  Other compensation earned by Mr. Bowman is made up of benefits and other such perquisites identified as having value to him and an incremental cost to us.  See "All Other Compensation" table for an analysis of those items and costs identified as other compensation to Mr. Bowman.

Cathy E. Pryor

Cathy E. Pryor, age 52, has been our Senior Vice President of Operations since 2012.  Formerly, she served as Vice President of Operations from 1995 to 2012.  She joined our Company in 1988 serving in areas of increasing responsibility including district manager and Director of Store Operations.

The following table represents the compensation package awarded to Ms. Pryor in each of the years presented, regardless of whether ultimately achieved or obtained:

	Fiscal 2015		Fiscal 2014		Fiscal 2013
Salary Component	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary
Base Salary	$376,000		$365,000		$350,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (1)	244,400	65.0%	237,250	65.0%	210,000	60.0%
TOTAL Cash Compensation Potential	$620,400	165.0%	$602,250	165.0%	$560,000	160.0%

Restricted Stock Units (2)	5,300		5,600		5,400

(1)  See "Bonus and Non-Equity Incentive Plan Compensation" for a complete discussion of the Company's bonus compensation program.  The Company bonuses for Ms. Pryor were based on the Company's EBIT achievements in Fiscal 2015, Fiscal 2014 and Fiscal 2013, respectively.  The actual Company bonus earned by Ms. Pryor in each of these years based on the Company's achievement of its EBIT goal was:

	Bonus Earned	% to Base Salary
Fiscal 2015	$238,290	63.4%
Fiscal 2014	$195,731	53.6%
Fiscal 2013	$257,250	73.5%

(2)  See "Equity Awards" for a complete discussion on equity awards to our NEOs.  Our equity awards to our NEOs can be earned by achieving the performance goals determined by the Compensation Committee.  For all years presented, half of the equity award was a performance goal established on a 1-year achievement based on ROIC with a 5-year vesting provision.  The other half of the equity award was a performance goal established on a 3-year achievement based on cumulative EBIT for all 3 fiscal years which vests in 3 years.  The award associated with each performance goal could be forfeited if a minimum goal was not attained or could be earned up to 200% if a maximum goal was attained.

The table below illustrates the total PSUs awarded to Ms. Pryor and the number of PSUs she has earned based on achievement of the stated goals:

	Total PSUs Awarded	PSUs Earned Based on ROIC Goal	ROIC Achievement Rate	PSUs Earned Based on EBIT Goal	EBIT Achievement Rate	PSUs Still Subject to EBIT Goal
Fiscal 2015	5,300	2,650	100%	N/A	N/A	2,650
Fiscal 2014	5,600	1,400	50%	N/A	N/A	2,800
Fiscal 2013	5,400	1,350	50%	2,700	100%	--

The 2,650 and 2,800 outstanding PSUs are contingent on the achievement of a 3-year cumulative EBIT goal for Fiscal 2015 and Fiscal 2014, respectively.  PSUs have cliff vesting provisions from one to five years from date of grant and upon achievement of performance criteria.

Other Compensation.  Other compensation earned by Ms. Pryor is made up of benefits and other such perquisites identified as having value to her and an incremental cost to us.  See "All Other Compensation" table for an analysis of those items and costs identified as other compensation to Ms. Pryor.

Jared S. Briskin

Jared S. Briskin, age 42, was appointed our Senior Vice President and Chief Merchant in September 2014.  Formerly, he served as Vice President/Divisional Merchandise Manager of Footwear and Equipment from March 2010 through September 2014 and Vice President/Divisional Merchandise Manager of Apparel and Equipment from June 2004 through March 2010.  Prior to his appointment to Vice President in 2004, Mr. Briskin held various merchandising positions across multiple categories since joining the Company in April 1998.

Because he was appointed to his current position in September 2014, the Compensation Committee did not determine his compensation package for Fiscal 2015.  Upon his appointment, he received an increase in his base salary; however, there were no changes to his bonus plan and equity awards.  The following table represents the compensation package awarded to Mr. Briskin by management in Fiscal 2015, regardless of whether ultimately achieved or obtained:

	Fiscal 2015
Salary Component	Dollars or Number of	% to Base Salary
Base Salary	$225,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (1)	61,875	27.5%
TOTAL Cash Compensation Potential	$286,875	127.5%

Restricted Stock Units (2)	2,288

(1)  Mr. Briskin's Fiscal 2015 bonus plan consisted of a variety of Company performance targets and was broken into quarterly and annual goals.  The quarterly goals were based on quarterly gross margin return on investment (GMROI) in his area of responsibility and total retail sales.  Both these metrics were based on the overall merchant plan for the Company.  The annual goals were based on aged inventory percentage, annual GMROI, new store performance and EBIT.  Each goal was defined in his bonus plan and communicated to him.  In addition, in order to be eligible for the annual bonus, Mr. Briskin had to complete defined visits with regional sales managers and work at least one day in one of our retail stores.  The actual bonus earned for Fiscal 2015 by Mr. Briskin was $47,358.

(2)  The equity award to Mr. Briskin is a service-based restricted stock unit grant and is not tied to performance.  Employee time-based RSUs cliff vest in four years.

Other Compensation.  Other compensation earned by Mr. Briskin is made up of benefits and other such perquisites identified as having value to him and an incremental cost to us.  See "All Other Compensation" table for an analysis of those items and costs identified as other compensation to Mr. Briskin.

Rebecca A. Jones

Rebecca A. Jones was hired as our Vice President of Merchandising effective August 2009 and served as our Senior Vice President over Merchandising, Marketing and Logistics until September 2014.

The following table represents the compensation package awarded to Ms. Jones in each of the years presented, regardless of whether ultimately achieved or obtained:

	Fiscal 2015		Fiscal 2014		Fiscal 2013
Salary Component	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary
Base Salary	$386,500		$375,000		$350,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (1)	270,550	70.0%	262,500	70.0%	227,500	65.0%
TOTAL Cash Compensation Potential	$657,050	170.0%	$637,500	170.0%	$577,500	165.0%

Restricted Stock Units (2)	5,900		6,200		5,900

(1)  See "Bonus and Non-Equity Incentive Plan Compensation" for a complete discussion of the Company's bonus compensation program.  The Company bonuses for Ms. Jones were based on the Company's EBIT achievements in Fiscal 2015, Fiscal 2014 and Fiscal 2013, respectively.  The actual Company bonus earned by Ms. Jones in each of these years based on the Company's EBIT achievement of its goal was:

	Bonus Earned	% to Base Salary
Fiscal 2015	$--	--
Fiscal 2014	$216,563	57.8%
Fiscal 2013	$278,688	79.6%

The bonus for Fiscal 2015 was forfeited due to her departure from the Company prior to the end of the fiscal year.

(2)  See "Equity Awards" for a complete discussion on equity awards to our NEOs.  Our equity awards to our NEOs can be earned by achieving the performance goals determined by the Compensation Committee.  For all years presented, half of the equity award was a performance goal established on a 1-year achievement based on ROIC with a 5-year vesting provision.  The other half of the equity award was a performance goal established on a 3-year achievement based on cumulative EBIT for all fiscal years which vests in 3 years.  The awards associated with each performance goal could be forfeited if a minimum goal was not attained or could be earned up to 200% if a maximum goal was attained.

The table below illustrates the total PSUs awarded to Ms. Jones and the number of PSUs she earned based on achievement of the stated goals:

	Total PSUs Awarded	PSUs Earned Based on ROIC Goal	ROIC Achievement Rate	PSUs Earned Based on EBIT Goal	EBIT Achievement Rate	PSUs Still Subject to EBIT Goal
Fiscal 2015	5,900	--	--	--	--	--
Fiscal 2014	6,200	1,550	50%	--	--	--
Fiscal 2013	5,900	1,475	50%	--	--	--

Because Ms. Jones separated employment before the service period had been completed, all earned PSUs were forfeited.

Other Compensation.  Other compensation earned by Ms. Jones is made up of benefits and other such perquisites identified as having value to her and an incremental cost to us.  See "All Other Compensation" table for an analysis of those items and costs identified as other compensation to Ms. Jones.

Grants of Plan-Based Awards Table

The following table provides additional detail regarding stock options and other equity awards (such as restricted stock and restricted stock units) granted during the last fiscal year and amounts payable under other compensation plans (such as long-term incentive awards that are payable in cash or stock):

Grants of Plan-Based Awards
For the Fiscal Year Ended January 31, 2015

			Estimated Possible Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units	Fair Value of Equity Award on Date of Grant
Executive	Grant Date	Approval Date (3)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)(4)
Rosenthal	3/18/14	3/13/14	$275,625	$441,000	$661,500	2,400	9,600	19,200	--	$545,664
Bowman	3/18/14	3/13/14	$130,000	$208,000	$312,000	1,125	4,500	9,000	--	$255,780
Pryor	3/18/14	3/13/14	$152,750	$244,400	$366,600	1,325	5,300	10,600	--	$301,252
Briskin	3/18/14	(5)		$61,875		2,288	2,288	2,288	--	$130,050
Jones	3/18/14	3/13/14	$169,094	$270,550	$405,825	1,475	5,900	11,800	--	$335,356

Note:  No stock option awards were granted in Fiscal 2015 to our NEOs, therefore the columns applicable to option awards are not presented in this table.

(1)	Estimated possible payouts under non-equity incentive plan awards represent the cash bonus subject to performance conditions. The amounts presented represent the minimum amount that could be earned (threshold) assuming a certain level of required performance under the plan, the target amount awarded and the maximum amount that could be earned. The entire cash bonus was based on an EBIT goal for Fiscal 2015 for all NEOs listed, with the exception of Mr. Briskin whose cash bonus was based on a variety of performance factors. The EBIT goal was achieved and paid in March 2015, as was a portion of Mr. Briskin's other performance goals described above and are reflected in the Summary Compensation Table. See Note 4 under the Summary Compensation Table.

(2)	Estimated future payouts under equity incentive plan awards consist of those equity awards with performance conditions. The amounts presented represent the minimum award (threshold) that could be earned assuming a certain level of required performance under the plan, the target amount that was awarded and the maximum award that could be earned assuming the equity award value when earned equaled the fair value on the date of grant.

The Fiscal 2015 PSUs awarded to the NEOs, with the exception of Mr. Briskin, were tiered with cliff vesting on the third and fifth anniversary of the date of grant and contingent on the achievement of specified performance criteria over the next three fiscal years.  One-half of the award was based on performance criteria for Fiscal 2015 and was certified by the Compensation Committee as having been achieved and has a five year cliff vesting provision.  The remaining half of the award will be certified, if performance achieved, and will cliff vest on the third anniversary of the date of grant.  Mr. Briskin's award was made as part of the annual grant to employees and cliff vests in four years if there is no break in service to the Company.

(3)	The approval date represents the date the awards were approved by our Compensation Committee.

(4)	Fair value of equity award on date of grant is determined under the provisions of ASC Topic 718. All of the equity awards granted in Fiscal 2015 were in the form of RSUs and were valued at the closing price of our common stock on the date of grant or $56.84 on March 18, 2014.

(5)  Mr. Briskin's compensation package was approved as part of the normal annual employee appraisal period which was finalized in March 2014.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information on each outstanding equity award held by our NEOs at the end of our fiscal year ended January 31, 2015, including the number of securities underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option:

Outstanding Equity Awards at Fiscal Year-End
For the Fiscal Year Ended January 31, 2015

		Stock Awards
NEO		Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Mr. Rosenthal	(1)	15,800	743,232	--	--
	(2)	9,600	451,584	--	--
	(3)	7,275	342,216	--	--
	(4)	2,525	118,776	5,050	237,552
	(5)	4,800	225,792	4,800	225,792

Mr. Bowman	(4)	1,100	51,744	2,200	103,488
	(5)	2,250	105,840	2,250	105,840
	(6)	1,526	71,783	--	--

Ms. Pryor	(1)	10,900	512,736	--	--
	(2)	5,775	271,656	--	--
	(3)	4,050	190,512	--	--
	(4)	1,400	65,856	2,800	131,712
	(5)	2,650	124,656	2,650	124,656

Mr. Briskin	(7)	3,199	150,481	--	--
	(8)	2,115	99,490	--	--
	(9)	2,220	104,429	--	--
	(10)	2,288	107,628	--	--

Ms. Jones	(11)	--	--	--	--

Note:  There are no stock options outstanding for any of our NEOs.  Columns associated with stock options have been omitted for presentation purposes.

(1)	Restricted stock units awarded March 17, 2010 under the EIP subject to performance criteria based on a Company ROIC goal for Fiscal 2011 subject to a five year vesting condition. The performance criteria was achieved in Fiscal 2011 for the ROIC goal and represents an achievement of 200% of the award granted for all executives and vested on the fifth anniversary of the date of grant or March 17, 2015. Values are shown at the closing price of $47.04 as of January 31, 2015.

(2)	Restricted stock units awarded March 16, 2011 under the EIP subject to performance criteria based on a Company ROIC goal for Fiscal 2012 subject to a five year vesting condition. The performance criteria was achieved in Fiscal 2012 and represents an achievement of 150% of the award granted for all executives and which will vest on the fifth anniversary of the date of grant or March 16, 2016. Values are shown at the closing price of $47.04 as of January 31, 2015.

(3)	Restricted stock units awarded March 13, 2012 under the EIP subject to performance criteria based on a Company ROIC goal for Fiscal 2013 subject to a five year vesting condition and a cumulative Company EBIT goal for Fiscal 2013 through Fiscal 2015 subject to a three year vesting condition. The performance criterion was achieved in Fiscal 2013 for the ROIC goal and represents an achievement of 50% of the award granted for all executives and which will vest on the fifth anniversary of the date of grant or March 13, 2017. The performance criterion was achieved in Fiscal 2015 for the EBIT goal and represents an achievement of 100% of the award granted for all executives and which vested on the third anniversary of the date of grant or March 13, 2015. Values are shown at the closing price of $47.04 as of January 31, 2015.

(4)	Restricted stock units awarded March 19, 2013 under the EIP subject to performance criteria based on a Company ROIC goal for Fiscal 2014 subject to a five year vesting condition and a cumulative Company EBIT goal for Fiscal 2014 through Fiscal 2016 subject to a three year vesting condition. The performance criteria was achieved in Fiscal 2014 for the ROIC goal and represents an achievement of 50% of the award granted for all executives and which will vest on the fifth anniversary of the date of grant or March 19, 2018. Values are shown at the closing price of $47.04 as of January 31, 2015.

(5)	Restricted stock units awarded March 18, 2014 under the EIP subject to performance criteria based on a Company ROIC goal for Fiscal 2015 subject to a five year vesting condition and a cumulative Company EBIT goal for Fiscal 2015 through Fiscal 2017 subject to a three year vesting condition. The performance criteria was achieved in Fiscal 2015 for the ROIC goal and represents an achievement of 100% of the award granted for all executives and which will vest on the fifth anniversary of the date of grant or March 18, 2019. Values are shown at the closing price of $47.04 as of January 31, 2015.

(6)	Restricted stock units awarded on July 29, 2012 under the EIP which cliff vest on the fifth anniversary of the date of grant or July 29, 2017. The award is not subject to any performance criteria. Value is shown at the closing price of $47.04 as of January 31, 2015.

(7)	Restricted stock units awarded on March 16, 2011 under the EIP which cliff vested on the fourth anniversary of the date of grant or March 16, 2015. The award was not subject to any performance criteria. Value is shown at the closing price of $47.04 as of January 31, 2015.

(8)	Restricted stock units awarded on March 13, 2012 under the EIP which cliff vest on the fourth anniversary of the date of grant or March 13, 2016. The award is not subject to any performance criteria. Value is shown at the closing price of $47.04 as of January 31, 2015.

(9)	Restricted stock units awarded on March 19, 2013 under the EIP which cliff vest on the fourth anniversary of the date of grant or March 19, 2017. The award is not subject to any performance criteria. Value is shown at the closing price of $47.04 as of January 31, 2015.

(10)	Restricted stock units awarded on March 18, 2014 under the EIP which cliff vest on the fourth anniversary of the date of grant or March 18, 2018. The award is not subject to any performance criteria. Value is shown at the closing price of $47.04 as of January 31, 2015.

(11)	All equity awards, including earned awards that had not vested, were forfeited upon her separation from the Company.

Option Exercises and Stock Vested in Fiscal Year 2015

The following table reflects amounts realized by our NEOs on each option that was exercised and each stock award that vested during the year:

Option Exercises and Stock Vested in Fiscal Year 2015

	Option Awards		Stock Awards
NEO	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Rosenthal	--	$--	22,700	$1,271,595
Mr. Bowman	--	$--	--	$--
Ms. Pryor	--	$--	15,475	$867,293
Mr. Briskin	--	$--	3,605	$202,781
Ms. Jones	--	$--	5,775	$321,668

The values shown for restricted stock were calculated by multiplying the number of shares vested by the price of our stock at the end of the business day vested.  These numbers have not been reduced to reflect shares that were withheld to pay taxes and were not issued to the NEO.

Trading in Hibbett Sports Inc. Stock Derivatives

It is our policy that our NEOs and Directors may not purchase or sell options on our stock, nor engage in short sales with respect to our common stock.  Also, trading by executives and Directors in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to our stock is strictly prohibited.

Pension Benefits Table

The Pensions Benefits Table is intended to disclose the actuarial present value of each NEO's accumulated benefit under each pension plan, assuming benefits are paid at normal retirement age based upon current levels of compensation.  We do not currently offer a pension benefit plan or defined benefit-type plan arrangement to any of our employees, including our executive officers.  Therefore, this table is not included.

Nonqualified Deferred Compensation

The following table discloses the annual contributions made by our NEOs and Company under nonqualified defined contribution plans during the year:

Nonqualified Deferred Compensation in Fiscal Year 2015 (1)

NEO	Executive Contributions in Last Fiscal Year ($) (2)	Registrant Contributions in Last Fiscal Year ($) (3)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Mr. Rosenthal	$40,960	$4,954	$27,966	$--	$349,432
Mr. Bowman	$22,413	$--	$337	$--	$23,942
Ms. Pryor	$27,109	$8,974	$969	$--	$104,917
Mr. Briskin	$15,563	$--	$2,443	$--	$43,799
Ms. Jones	$108,348	$6,598	$23,253	$--	$444,191

(1)	Amounts set forth in this table reflect amounts deferred and contributed under the Hibbett Sports, Inc. Supplemental 401(k) Plan (Supplemental Plan) and the Hibbett Sports, Inc. Executive Voluntary Deferral Plan (Voluntary Plan).

Our Board of Directors adopted the Supplemental Plan for the purpose of supplementing the employer matching contribution and salary deferral opportunity available to highly compensated employees whose ability to receive Company matching contributions and defer salary under our existing 401(k) Plan has been limited because of certain restrictions applicable to qualified plans.  The nonqualified deferred compensation Supplemental Plan allows participants to defer up to 40% of their compensation.

Our Board of Directors adopted the Voluntary Plan to provide key executives of the Company an opportunity to defer, on a pre-tax basis, up to 50% of their base salary and up to 100% of any bonus earned.  There are no Company matching contribution provisions within the Voluntary Plan.

Both the Supplemental Plan and the Voluntary Plan are administered on a calendar year basis.  Contributions are held in trust and are invested based on the individual's investment directive for both plans.

(2)	All of our NEOs participated in the Supplemental Plan in calendar year 2014. Only Ms. Jones participated in the Voluntary Plan in calendar year 2014.

(3)	The Board elected to match employee contributions in the Supplemental Plan, combined with the regular 401(k) Plan, for a total of $0.75 for each dollar of compensation deferred, subject to a maximum of 6.0% of compensation for Fiscal 2015. This match is credited annually to the participating employee. All participating NEO's in calendar year 2014 qualified for the Company match in Fiscal 2015. The match for Fiscal 2015 was not deposited until after our fiscal year end. The amounts reflected in the table above represent the match for Fiscal 2014 deposited in the participant accounts in March 2014. The amounts deposited to the participant's non-qualified deferred compensation accounts in March 2014 were:

Mr. Rosenthal	$5,761
Mr. Bowman	$9,886
Ms. Pryor	$7,423
Mr. Briskin	$6,763
Ms. Jones	--

Future Planning

For Fiscal 2016, the Compensation Committee established target bonuses and performance goals for its NEOs, consistent with past practices.  The following pay structure was set by our Compensation Committee for our NEOs for Fiscal 2016:

NEO	Base Pay	Bonus Goal (% of Base Pay)	Equity Goal (% of Base Pay)
Mr. Rosenthal	$510,000	95%	95%
Mr. Bowman	$335,000	70%	70%
Ms. Pryor	$395,000	70%	70%
Mr. Briskin	$275,000	65%	65%

Fiscal 2016 Annual Cash Bonus

Consistent with the bonus structure of Fiscal 2015, the Company performance goal for Fiscal 2016 is based on EBIT.  The Compensation Committee believes that it was in the Company's best interest to base all the NEOs' bonuses on Company performance.  The bonus, based on the percentage EBIT achieved in Fiscal 2016, can range from a payout of 0.0% to 150.0% of the target award.

Individual goals are used to evaluate executives annually and are considered in connection with the determination of base salary for each NEO.  The performance appraisals for our Senior Vice Presidents are conducted by our CEO and the performance appraisal for our CEO is performed by the Nominating and Corporate Governance Committee.  All the performance appraisals are reviewed by the Compensation Committee and considered when determining each NEO's compensation package.  All incentive bonuses were established under the Bonus Plan.

Fiscal 2016 Equity Awards

For Fiscal 2016, the Compensation Committee awarded performance-based restricted stock units that cliff vest in three and five years to all our NEOs.  Each NEO received a total award based on 65.0% to 95.0% of their base salary.  All RSU awards were based on 80% of the 30-day trailing average of our stock price as of March 17, 2015.  The Compensation Committee may exercise negative discretion on all performance-based compensation.

Consistent with Fiscal 2015, the Compensation Committee approved a tiered structure for the award of restricted stock units for Fiscal 2016.  The awards are separated into two stand-alone grants, each based on a specific performance target.  Half of the award is subject to a ROIC goal for Fiscal 2016 and, if achieved, will cliff vest five years from the date of grant.  The remaining half is subject to the achievement of a cumulative EBIT goal for Fiscal 2016 through Fiscal 2018.  If achieved, the awards will cliff vest three years from the date of grant.  The achievement or failure to achieve any of the goals does not affect the ability to achieve the other goal.  For both awards, the percentage of units that vest depends on the percentage of each goal achieved at the end of the performance period and can range from 0.0% to 200.0% of the target award.

The Compensation Committee implemented this tiered structure so that some portion of executive awards has the potential to vest each year.  The Compensation Committee intends to keep awarding performance-based restricted stock units that will continue the tier by one year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning the beneficial ownership of the Company's common stock as of as of April 1, 2015, by each person (or group with the meaning of Section 13(d)(3) of the Exchange Act) known by the Company to own beneficially more than five percent of the Company's common stock.

Name and Address of 5% Beneficial Owners	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Janus Capital Management LLC (3) 151 Detroit Street Denver, CO 80206	2,343,634	9.4%
Neuberger Berman Group LLC (4) 605 Third Avenue New York, New York 10158	2,291,319	9.2%
BlackRock, Inc. (5) 55 East 52nd Street New York, New York 10022	2,200,957	8.8%
The Vanguard Group (8) 100 Vanguard Blvd. Malvern, PA 19355	1,693,477	6.8%
ClearBridge Investments, LLC (7) 620 8th Avenue New York, NY 10018	1,364,772	5.5%

(1)	As used in this table "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days. Any such security is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Information in the table is based on Schedule 13G or 13G/A filings as of December 31, 2014.

(2)  Percent of class is based on 24,896,650 shares of Company common stock outstanding at April 1, 2015.

(3)	Shares over which Janus Capital Management LLC, registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G/A filed with the SEC on February 18, 2015.

(4)	Shares over which Neuberger Berman Group LLC, registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G/A filed with the SEC on February 11, 2015.

(5)	Shares over which BlackRock, Inc., registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G/A filed with the SEC on January 22, 2015.

(6)	Shares over which The Vanguard Group, Inc., registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G/A filed with the SEC on February 10, 2015.

(7)	Shares over which ClearBridge Investments, LLC, registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G filed with the SEC on February 17, 2015.

Security Ownership of Directors and Executive Officers

The following table sets forth certain information concerning the beneficial ownership of our common stock as of April 1, 2015, by our Directors, Principal Executive Officer, Principal Financial Officer and our NEOs.

	Number of Shares or Units
Beneficial Owner	Common Stock	Stock Equivalent Units	Options Exercisable Within 60 Days	Total Percent of Class
Jane F. Aggers	2,598	8,339	19,073	*
Scott J. Bowman	722	--	--	*
Jared S. Briskin	2,113	--	--	*
Anthony F. Crudele	250	9,746	--	*
Terrance G. Finley	--	--	26,939	*
Albert C. Johnson	4,290	3,300	20,451	*
Carl Kirkland	--	--	36,939	*
Michael J. Newsome	51,039	2,971	--	*
Ralph T. Parks	6,590	--	5,000	*
Cathy E. Pryor	19,806	--	--	*
Jeffry O. Rosenthal	68,886	--	--	*
Thomas A. Saunders III	79,460	--	101,501	*
Alton E. Yother	--	5,590	36,331	*
All Directors and Executive Officers as a Group (13 Persons)	235,754	29,946	246,234	2.0%
* Less than one percent (1.0%)

As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security.  Total percent of class is based on 24,896,650 shares of Company common stock outstanding at April 1, 2015.  A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE, RELATED PERSON TRANSACTIONS AND LEGAL PROCEEDINGS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and certain of our officers to file reports of stock ownership and changes in ownership (Forms 3, 4 and 5) in Hibbett Sports, Inc. shares with the SEC.  Based solely upon a review of copies of Forms 3, 4 and 5 for the fiscal year ended January 31, 2015, we believe that all our executive officers, Directors and other Section 16 officers complied with all filing requirements on a timely basis.

Related Person Transactions

We have written procedures in place to identify material related party transactions, including a quarterly survey of senior management and other key employees.  Potential related party transactions and relationships are evaluated quantitatively and qualitatively.  Quarterly, as part of our Sarbanes-Oxley compliance, we consider all potential related party transactions and potential conflicts of interest.  Information is gathered and maintained by our Vice President and Chief Accounting Officer and is communicated quarterly to the Audit Committee.  Annually, a detailed Director and Officer's (D&O) Questionnaire, is prepared and distributed to all standing Directors and NEOs.  The D&O Questionnaire is certified by the Director or NEO and reviewed by Company counsel.

As prescribed in their Board-approved charter, the Audit Committee is responsible for reviewing and approving all related party transactions that are required to be disclosed under Item 404 of Regulation S-K.  In addition, the Audit Committee and Board review related party transactions to ensure that prescribed levels of materiality are not violated and independent judgment is not adversely affected.

The Company leases one store under a lease arrangement with AL Florence Realty Holdings 2010, LLC, a wholly-owned subsidiary of Books-A-Million, Inc., (BAMM).  One of our Directors, Terrance G. Finley is an executive officer of BAMM and another Director, Albert C. Johnson, is a former Director of BAMM.  Minimum annual lease payments are $0.1 million, if not in co-tenancy and the lease termination date is February 2017.  In Fiscal 2015, Fiscal 2014 and Fiscal 2013, minimum annual lease payments were $0.1 million.  Minimum annual lease payments remaining under this lease at January 31, 2015 were $0.2 million.  We believe that the terms of this lease are comparable to, or more favorable than the terms that would have been obtained in an arms-length transaction with an unaffiliated party.  The lease was filed as Exhibit 10.1 to our Annual Report on Form 10-K filed with the SEC on March 26, 2012.

Until his retirement in April 2008, Alton E. Yother was the Senior Executive Vice President and Chief Financial Officer of Regions Financial Corporation which participates in one of our credit facilities.  We did not have any debt outstanding on our credit facility with Regions Bank in Fiscal 2015 and Fiscal 2014.  As of the January 31, 2015 and February 1, 2014, we had no debt outstanding on our credit facility with Regions Bank.

The Board of Directors has determined that none of the relationships described above prejudices the independence of these Directors and does not violate the definition of independence of other listing standards of the NASDAQ Stock Market.  The Company did not have any loans or other extensions of credit outstanding to any of its Directors or executive officers during Fiscal 2015.

Legal Proceedings

As of the date of this filing, we are not aware of any pending legal proceedings in which any of our executive officers or members of our Board of Directors may have a material interest adverse to the Company.

AUDIT MATTERS

The Audit Committee of the Company's Board of Directors is comprised of independent Directors as required by the listing standards of the NASDAQ Stock Market.  The Audit Committee operates pursuant to a written Charter adopted by the Board of Directors and is available at www.hibbett.com under "Investor Relations."

Fees Paid to KPMG LLP

The table below presents the aggregate fees billed by KPMG for professional services rendered in connection with the integrated audit of our annual consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended January 31, 2015 and February 1, 2014, and the review of our quarterly condensed consolidated financial statements set forth in our Quarterly Reports on Form 10-Q for each of our quarters during the two fiscal years then ended, as well as fees paid to our independent registered public accounting firm for audit-related work:

	Fiscal Year
	2015	2014
Audit fees	$418,000	$418,000
Audit-related fees	35,000	35,000
Tax fees	--	--
All other fees	--	--
Total fees paid to KPMG LLP	$453,000	$453,000

Audit Fees.  Audit fees represent fees for professional services provided in connection with the audit of our consolidated financial statements, including audit of the internal control over financial reporting, the review of our quarterly condensed consolidated financial statements and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees.  Audit-related fees represent fees for assurance and related services that are traditionally performed by the independent registered public accounting firm, including fees related to employee benefit plan audits.

Tax Fees.  Tax fees typically include fees in the areas of tax compliance, tax planning and tax consultation.  We do not generally request such services from our independent registered public accounting firm.

Other Fees.  None.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for approving services and fees and overseeing the work of the independent registered public accounting firm (Auditors).  The Audit Committee has established pre-approval policies and procedures for all audit and permissible non-audit services provided by the Auditors.

Prior to engagement of the Auditors for the next year's audit, management submits a list of services and related fees expected to be rendered during that year to the Audit Committee for approval.  The Audit Committee pre-approves these services, and the fees are budgeted.  During the year, circumstances may arise when it may become necessary to engage the Auditors for additional services not contemplated in the original pre-approved budget.  In those instances, the Audit Committee requires specific pre-approval before engaging the Auditors.  The Audit Committee may delegate pre-approval authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the services rendered by our Auditors during our most recent fiscal year are compatible with maintaining their independence.  Our Auditors did not perform any services that were not related to audit functions.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements, management's assessment of the effectiveness of the Company's internal control over financial reporting and the independent registered public accounting firm's evaluation of the Company's system of internal control over financial reporting included in the Annual Report on Form 10-K with management and with the independent registered public accounting firm.  The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.   The Audit Committee discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16.

In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and our Company.  The Audit Committee has received all written disclosures and letters from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board and discussed with KPMG LLP their independence.  The Audit Committee also considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2015 for filing with the Securities and Exchange Commission.

Submitted by the members of the Audit Committee of the Company's Board of Directors:

Jane F. Aggers, Chairman; Anthony F. Crudele;
Terrance G. Finley; Albert C. Johnson; Ralph T. Parks; Alton E. Yother

The Audit Committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

At the 2015 Annual Meeting of Stockholders, the term of our Class I Directors is expiring.  The Directors are Jane F. Aggers, Terrance G. Finley, Jeffry O. Rosenthal and Alton E. Yother.  The Board of Directors proposes the election of Ms. Aggers and Messrs. Finley, Rosenthal and Yother at the 2015 Annual Meeting of Stockholders.  If so elected, these Class I Directors will hold office for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2018 and until their successor is elected and qualified.  Proxies may not be voted for a greater number of persons than the nominees named herein.

All other Directors will continue in office following this Annual Meeting and their terms will expire in 2016 (Class II) and 2017 (Class III).  The Board appoints executive officers.

Ms. Aggers and Messrs. Finley, Rosenthal and Yother have indicated their willingness to serve as Directors.  If they become unable to stand for election, the persons named in the proxy will vote for any substitute nominees proposed by the Board of Directors.

Vote Required

A Director will be elected, so long as a quorum is present, if he receives the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.  Abstentions shall have the effect of a vote against a nominee. Although broker non-votes will be treated as present for purposes of determining whether there is a quorum, broker non-votes will not be counted for purposes of determining the number of votes present and entitled to vote with respect to the election of directors and will not otherwise affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT
YOU VOTE "FOR" THE NOMINEES FOR DIRECTOR.

PROPOSAL NUMBER 2

RATIFICATION OF THE AUDIT COMMITTEE'S SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We seek stockholder input into the selection of the independent registered public accounting firm (Independent Auditors).  The firm of KPMG LLP (KPMG) has been selected by the Audit Committee to be our Independent Auditors for Fiscal 2016.  Further information about the services provided by and fees paid to KPMG appears on page 55.

Although we are not required to seek stockholder approval of this selection, the Board has determined it to be sound corporate governance practice to submit the selection of the Independent Auditor to a non-binding vote of our stockholders.  The results of such vote could provide the Audit Committee with useful information about stockholder views on the Audit Committee's choice of the Independent Auditors.  If our stockholders disapprove of the selection of KPMG, the Audit Committee will investigate the possible basis for the negative vote and will reconsider the selection of KPMG for the fiscal year ending January 28, 2017, since it would be impracticable to replace our independent auditors so late in our current fiscal year.

Accordingly, we present the following advisory proposal for stockholder approval:

"Resolved, that the stockholders ratify the selection of KPMG as the Company's Independent Auditors for Fiscal 2016."

Representatives of KPMG are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.  The Audit Committee selected KPMG as our Independent Auditors for Fiscal 2016 at their March 12, 2015 meeting.

Vote Required

The proposed resolution will be deemed approved at the meeting, so long as a quorum is present, if it receives the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.  Abstentions shall have the effect of a vote against the proposal.  A broker or other nominee may generally vote on routine matters and, therefore, no broker non-votes are expected in connection with this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE AUDIT COMMITTEE'S SELECTION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NUMBER 3

APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act of 1934 requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.  The Company asks that you cast an advisory vote FOR the compensation of the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K on pages 38 to 52.

The Board of Directors is asking you to cast a non-binding advisory vote on the following resolution:

"RESOLVED, that the stockholders of Hibbett Sports, Inc. (Company) approve the compensation of the Company's executive officers named in the Summary Compensation Table, as disclosed in the Proxy Statement for the 2015 Annual Meeting of the Company's stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables)."

The Compensation Discussion and Analysis, beginning on page 26, describes the Company's executive compensation programs and the compensation decisions made by the Compensation Committee and the Board of Directors in Fiscal 2015 with respect to the Chief Executive Officer and the other officers named in the Summary Compensation Table on page 38 (referred to as the "Named Executive Officers").  As described in detail in the Compensation Discussion and Analysis and highlighted in the section captioned "Executive Summary," the key principle underlying the Compensation Committee's compensation philosophy is pay for performance.  Of the total compensation awarded to the Company's Named Executive Officers in Fiscal 2015, 57%-64% is performance-based, with incentive award payouts varying based on the Company's business performance for both the cash bonus potential and equity award potential.  We believe basing incentive payments on Company performance goals that are both short-term and long-term, promotes strong and consistent performance year after year.

For this reason, the Board is asking you to support this proposal.  Because your vote is advisory, it will not be binding on the Board.  However, the Board and the Compensation Committee will review the voting results in their entirety and take them into consideration when making future decisions regarding executive compensation.

Approval

So long as a quorum is present, the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote is required to approve this non-binding proposal.  Abstentions shall have the effect of a vote against the proposal.  Although broker non-votes will be treated as present for purposes of determining whether there is a quorum, broker non-votes will not be counted for purposes of determining the number of votes present and entitled to vote with respect to the proposal and will not otherwise affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL NUMBER 4

APPROVAL OF THE 2015 EQUITY INCENTIVE PLAN

The Board of Directors has adopted, subject to stockholder approval, the Hibbett Sports, Inc. 2015 Equity Incentive Plan (2015 Incentive Plan).  If approved by stockholders, the 2015 Incentive Plan will become effective July 1, 2015.

The 2015 Incentive Plan is intended to replace the Hibbett Sports, Inc. 2005 Equity Incentive Plan, as amended and restated (EIP), under which we may make equity-based awards to employees, consultants and independent contractors.  The EIP will expire on June 30, 2015.  As of March 31, 2015, there were 460,266 shares available for grant under the EIP.  We do not expect to make further grants under the EIP.

The purpose of the 2015 Incentive Plan is to permit the grant of a variety of equity-based awards.  The 2015 Incentive Plan is designed to promote the interests of the Company and our stockholders by motivating key employees to work towards achieving our long-range goals and by attracting and retaining exceptional employees. By motivating key employees to share in our long-term growth and financial success, employee interests are more closely aligned with those of our stockholders.

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount we may deduct as compensation paid to our principal executive officers and other three most highly compensated executive officers.  There is an exception to this limit for certain "performance-based compensation."  In order for 2015 Incentive Plan awards to be eligible to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the material terms of the performance goals under which such compensation will be earned must be disclosed to and approved by our stockholders every five years.  The material terms include (i) the employees eligible to receive the compensation, (ii) a description of the business criteria on which the performance goals are based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals.  Each of these aspects is discussed below, and approval of the 2015 Incentive Plan will constitute approval of the material terms of the performance goals.

The following summary of the 2015 Incentive Plan is qualified in its entirety by reference to the complete text of the plan, a copy of which is attached to this Proxy Statement as Appendix A.

SHARES TO BE ISSUED UNDER THE PLAN.  The maximum number of shares of our common stock that may be granted as awards to participants under the 2015 Incentive Plan is 1,000,000 shares.  In setting the maximum number of shares of common stock that may be issued under the 2015 Incentive Plan at 1,000,000 shares, the Compensation Committee considered the dilutive effect of the share authorization and engaged Alliance Advisors LLC (Alliance), a corporate advisory firm that provides advice on equity compensation plans, to conduct a burn rate and voting power dilution analysis using data for fiscal years 2014, 2013 and 2012.  The Company's average grant of equity awards under the 2005 Incentive Plan during this three-year period was 197,000 shares per year.   Adjusting for the policies of Institutional Shareholder Services, a proxy advisory firm, Alliance estimated that the Company's three-year average burn rate through fiscal year 2014 was 2.14% as compared to the median of 4.46% for the Company's retail industry group. Alliance also estimated that the voting power dilution represented by the 1,000,000 share authorization and other outstanding awards would be 6.1% as compared to the median of 12.19% for the Company's retail industry group.  After consideration of the foregoing factors and the Company's overall equity compensation structure, the Compensation Committee determined that 1,000,000 shares was the appropriate amount to be proposed for shareholder approval under the 2015 Incentive Plan.

In order to prevent the dilution or enlargement of benefits and potential benefits under the 2015 Incentive Plan, the Compensation Committee has the authority to adjust the 1,000,000 share maximum (and the terms of outstanding awards) as it determines to be equitable to account for any stock split, reverse stock split, stock dividend, reorganization, merger, consolidation, spin-off, combination, or other similar event.   When an award is forfeited or lapses, the shares subject to that award may not be used for future awards under the 2015 Incentive Plan.  Likewise, shares not delivered under an award because the award is settled in cash or because shares are used to satisfy withholding taxes shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the 2015 Incentive Plan.  If the exercise price of any stock option is satisfied by tendering shares of common stock (whether through actual delivery or attestation), the gross number of shares of stock for which the option is exercised is deemed delivered for purposes of  determining the maximum number of shares of stock available for delivery under the 2015 Incentive Plan.  No awards may be made under the 2015 Incentive Plan after June 30, 2025.

ADMINISTRATION.  The plan is administered by the Compensation Committee of the Board.  The Compensation Committee is authorized to delegate all or part of its authority to the persons it selects, except as otherwise required by law or the rules of a stock exchange.  The Compensation Committee is authorized:

•	to determine which individuals will be granted awards;
•	to determine what type of award will be granted;
•	to determine the terms and conditions of each participant's individual award agreement, including vesting schedules, lapsing conditions, and transfer restrictions for each award;
•	to determine which awards are intended to be granted as performance-based compensation; and
•	to make all other determinations necessary or advisable to administer the plan.

ELIGIBILITY.  Any current or prospective employee (including an executive officer), consultant, or independent contractor of Hibbett Sports, Inc., any of its subsidiaries, and any future parent corporation may receive an award under the 2015 Incentive Plan, provided that the award recipient is a natural person.  Grants made to prospective employees, consultants or independent contractors may not vest until such individuals first perform services for us or for the applicable subsidiary or parent corporation. As of April 1, 2015, we employed approximately 8,247 people.

AWARDS.  Awards under the 2015 Incentive Plan may be non-qualified stock options, incentive stock options (which qualify for special treatment under Section 422 of the Internal Revenue Code), stock appreciation rights, stock units, performance shares, performance units, restricted stock, or restricted stock units.

STOCK OPTIONS. Options to purchase shares of common stock granted under the 2015 Incentive Plan may be incentive stock options that qualify for favorable income tax treatment for the participant, or non-qualified stock options. The purchase price of common stock covered by an option may not be less than 100% of the fair market value of the common stock on the date of the option grant. On March 31, 2015, the closing price of the common stock was $49.06 per share. Options may be exercised only at such times as may be specified by the Compensation Committee in the participant's stock option agreement. A participant exercising an option may pay the purchase price through cash payments, by the delivery or attestation of shares of stock or, if an agreement so provides, through cashless exercise with a broker or other authorized third party.  If shares are used to pay the exercise price, such shares shall be valued at their fair market value on the date of exercise.  Repricing of options after the date of grant is not permitted.

 STOCK APPRECIATION RIGHTS. The Compensation Committee may award stock appreciation rights alone or in tandem with non-statutory stock options, and impose such conditions upon their exercise as it deems appropriate. When the stock appreciation right is exercisable, the holder may surrender all or a portion of his unexercised stock appreciation right and receive in exchange an amount equal to or based on the excess of (i) the fair market value on the date of exercise of the common stock covered by the surrendered portion of the stock appreciation right over (ii) the fair market value of the common stock on the date of grant. The payment may be in cash or shares of stock, as determined by the Compensation Committee. The Compensation Committee may limit the amount that can be received when a stock appreciation right is exercised.  Repricing of stock appreciation rights after the date of grant is not permitted.

RESTRICTED STOCK. Restricted stock granted under the 2015 Incentive Plan is shares of our common stock that is subject to a risk of forfeiture or other conditions that will lapse upon achievement of one or more goals relating to completion of service, termination of service under particular circumstances or achievement of performance or other objectives, as determined by the Compensation Committee and set forth in an award agreement.

STOCK UNITS AND RESTRICTED STOCK UNITS.  The Compensation Committee may award participants either (i) stock units, which represent the right to receive shares of our common stock in the future or (ii) restricted stock units, which represent the right to receive restricted stock in the future. Any such awards are subject to conditions, restrictions and contingencies as the Compensation Committee may determine.  A participant who is eligible to receive these types of awards has no rights as a stockholder until shares are received.

PERFORMANCE SHARES AND PERFORMANCE UNITS.  The Compensation Committee may award participants performance shares, which represent the right to receive shares of Company common stock, or stock units, contingent on achievement of performance or other objectives during a specified period.  The Compensation Committee may also grant performance units, which is the right to receive a designated dollar value amount of our common stock, contingent on the achievement of performance of other objectives during a specified period.  A participant who is eligible to receive performance units or performance shares has no rights as a stockholder until shares are received.

PERFORMANCE MEASURES.  The performance measures that may be used by the Compensation Committee for performance-based awards (and that shall be used for awards intended to constitute "performance-based compensation" under Section 162(m) of the Internal Revenue Code) shall be based on the attainment of any performance goals, as selected by the Compensation Committee, that are related to (i) sales increases (including comparable store sales), (ii) profits and earnings on a pre-tax or post-tax basis (including operation income, EBIT and EBITDA), (iii) cash (such as cash flow, cash generation or other cash measures), (iv) shareholder value or total shareholder return (such as stock price appreciation), (v) financial condition or liquidity; (vi) financial return measures (such as return on assets, capital, equity or sales), (vii) market share measures, (viii) improvements in capital structure, (ix) expenses (such as operating expense, expense management, expense ratio, expense efficiency ratios), (x) business expansion or consolidation (such as acquisitions and divestitures), (xi) internal rate of return or increase in net present value, (xii) working capital targets (such as those relating to inventory and/or accounts receivable), (xiii) productivity improvement, or (xiv) inventory measures (such as turns, reduction or shrink).  Such performance goals may be stated in absolute terms, relative to comparison companies or indices, as increases over past time periods, as ratios (such as earnings per share), or as returns on any of the foregoing measures over a period of time.  Such goals may be set with respect to one or more of participant, the Company, a subsidiary, any future parent corporation, or a business unit of the Company.

DIVIDENDS AND DIVIDEND EQUIVALENTS.  An award may provide a participant with the tight to receive dividends or dividend equivalents, both before and after the award is earned or vested, on terms and conditions established by the Compensation Committee.

LIMITS ON TRANSFERABILITY.  Generally, awards may only be transferred upon death, but the Compensation Committee may provide for broader transferability in the award agreement.

AWARD LIMITS.  Subject to adjustment by the Compensation Committee as it determines to be equitable to account for any stock split, reverse stock split, stock dividend, reorganization, merger, consolidation, spin-off, combination, or other similar event, the following award limits apply under the 2015 Incentive Plan:

•	Options intended to be incentive stock options may cover no more than one million (1,000,000) shares in the aggregate.
•	One individual may receive options or stock appreciation rights for no more than one hundred thousand (100,000) shares during any one calendar year. If an option is granted in tandem with a stock appreciation right, then the tandem option and stock appreciation right shall be counted as covering the same shares.
•	For stock units, restricted stock awards, restricted stock units, and performance shares intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code, a maximum aggregate of seventy-five thousand (75,000) shares may be subject to such awards granted to any one individual during any one calendar year.

•	For performance units intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code, awards for a maximum of one million ($1,000,000) dollars may be subject to such awards granted to any one individual during any one calendar year period.

CHANGE OF CONTROL.  In the event of a change of control of the Company, the Compensation Committee has discretion to accelerate the vesting or exercisability of any awards and to cash-out any and all outstanding awards.  The Compensation Committee also has the right to substitute or assume awards in connection with mergers, reorganizations, or other transactions.  Any acceleration, cash out, or other action is limited so that no amount payable under the 2015 Incentive Plan would constitute a parachute subject that is subject to an excise tax under Section 4999 of the Internal Revenue Code or nondeductible under Section 280G of the Internal Revenue Code.

AMENDMENT AND TERMINATION.  The Board may amend or terminate the 2015 Incentive Plan at any time.  We must obtain stockholder approval for any change that would require such approval under listing standards of the securities exchange or similar entity or any regulatory or tax requirement with which the Board desires to comply. However, no rights under an outstanding award may be impaired by such action without the consent of the holder.

United States Federal Income Tax Consequences of Awards under the 2015 Incentive Plan

The Federal income tax consequences of participation in the 2015 Incentive Plan are complex and subject to change.  The following discussion is only a summary of the general rules applicable to the 2015 Incentive Plan, not a complete description of the Federal income tax aspects.  The summary is based on current provisions of the Internal Revenue Code and does not cover any state or local tax consequences of participation in the 2015 Incentive Plan.  Participants should consult their own tax advisors since a taxpayer's particular situation could result in some variation of the rules described below.

NON-QUALIFIED OPTIONS.  The grant of a non-qualified option will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

INCENTIVE STOCK OPTIONS.  The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).  The heirs of a participant are not subject to this rule.  The difference between the fair market value of the shares on the exercise date over the exercise is taken into account for alternative minimum tax purposes.

If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant or within one year after exercise, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and we will not be entitled to any deduction for Federal income tax purposes.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and we will be allowed a corresponding deduction, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Special rules apply if a participant pays the exercise price for either type of option using shares previously owned by the optionee.

STOCK APPRECIATION RIGHTS.  The grant of a stock appreciation right will not result in taxable income to the participant. Upon exercise, the amount of cash or the fair market value of shares received will be taxable to the participant as ordinary income, and we will be allowed a corresponding deduction. Gains or losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

PERFORMANCE SHARES AND PERFORMANCE UNITS.  A participant who has been granted performance shares or performance units will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. The participant will have compensation income at the time of distribution equal the then fair market value of the shares of common stock received, and we will be entitled to a corresponding deduction.

RESTRICTED STOCK.  A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the restrictions constitute a "substantial risk of forfeiture" for Federal income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting.

A participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to have the income recognized and measured at the date of grant of restricted stock and to have the applicable capital gain holding period commence as of that date. If a Section 83(b) election is made, we will be entitled to a corresponding deduction at the time of grant.

STOCK UNITS AND RESTRICTED STOCK UNITS.  A participant who has been granted stock units will not realize taxable income at the time of grant.  Upon receipt of common stock in the future pursuant to such an award, the participant will realize ordinary income equal to the then fair market value of those shares, and we will receive a corresponding deduction.  A participant who has been granted restricted stock units will not realize taxable income at the time of grant.  Upon receipt of restricted stock pursuant to such an award, the participant will realize ordinary income at the time such stock vests, equal to the then fair market value of the shares.  We will receive a corresponding deduction.  If a Section 83(b) election is made with respect to the shares, the compensation income will be measured and realized and deductible when the restricted stock is issued.

LIMITATION ON DEDUCTIONS.  Our deductions described above may also be subject to the limitations of Section 162(m) of the Internal Revenue Code.  As discussed, however, we have designed the 2015 Incentive Plan, subject to stockholder approval, to permit awards to qualify as performance-based compensation exempt from these limitations.

Benefits to Executive Officers and Directors

No new plan benefits table for the 2015 Incentive Plan is included in this document. Participation in the 2015 Incentive Plan is made at the Compensation Committee's discretion and is based on our performance. Accordingly, future awards under the plan are not determinable at this time. See "Outstanding Equity Awards at Fiscal Year-End Table" on page 48 for detailed information on awards to certain executive officers under our EIP during the most recent fiscal year.

Vote Required

The 2015 Incentive Plan will be adopted, so long as a quorum is present, if it receives the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.  Abstentions shall have the effect of a vote against the proposal.  Although broker non-votes will be treated as present for purposes of determining whether there is a quorum, broker non-votes will not be counted for purposes of determining the number of votes present and entitled to vote with respect to the proposal and will not otherwise affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
APPROVING THE 2015 EQUITY INCENTIVE PLAN.

PROPOSAL NUMBER 5

APPROVAL OF THE 2015 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors has adopted, subject to stockholder approval, the Hibbett Sports, Inc. 2015 Employee Stock Purchase Plan (2015 ESPP), which is intended to replace an existing employee stock purchase plan established in 2005.

The 2015 ESPP will qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code and would provide eligible employees with an opportunity to purchase our common stock through quarterly payroll deductions.  Subject to stockholder approval, the 2015 ESPP will be effective July 1, 2015.

The following summary of the 2015 ESPP is qualified in its entirety by reference to the complete text of the plan, a copy of which is attached to this Proxy Statement as Appendix B.

Summary of the 2015 ESPP

ADMINISTRATION. The 2015 ESPP will be administered by the Compensation Committee of the Board of Directors.  The Compensation Committee will have the authority to interpret the 2015 ESPP, and resolve all questions and adopt rules relating to the administration of the 2015 ESPP.  The Compensation Committee may allocate all or any portion of its responsibilities to an officer of Hibbett Sports, Inc. or other person as the Compensation Committee selects.

STOCK SUBJECT TO 2015 ESPP.  The number of shares reserved for issuance under the 2015 ESPP is three hundred thousand (300,000) shares.  No additional shares reserved for issuance under the Hibbett Sports, Inc. 2005 Employee Stock Purchase Plan will be issued after June 30, 2015.  The shares reserved for issuance under the 2015 ESPP are subject to adjustment in the event of a stock split, stock dividend or other similar change in common stock or our capital structure.

ELIGIBILITY. All employees of Hibbett Sports, Inc. and its subsidiaries and any future parent corporation (including officers) who have been continuously employed for one year or more, whose customary employment is for more than twenty (20) hours per week are eligible to participate in the 2015 ESPP. Non-employee directors are not eligible, nor are holders of five percent or more of the common stock of Hibbett Sports, Inc. or its subsidiaries (or any future parent corporation). As of March 31, 2015, the Company had approximately 3,852 employees who would be eligible to participate in the 2015 ESPP.

OFFERING PERIOD. The 2015 ESPP designates purchase periods, accrual periods and exercise dates. Purchase periods are generally successive periods of three months. The first purchase period will begin on July 1, 2015, and end on September 30, 2015. Thereafter, purchase periods will begin on October 1, January 1, April 1, and July 1 of 2015 and subsequent years.  No additional purchase periods will occur under the 2015 ESPP after the fortieth (40th) quarterly purchase period.

PURCHASE PRICE. On the first day of each purchase period, a participating employee is granted a purchase right which is a form of option to be automatically exercised on the last day of the purchase period (the "exercise date"). During a purchase period, deductions are to be made from the pay of participants in accordance with their authorizations and credited (for bookkeeping purposes) to their accounts under the 2015 ESPP. When the purchase right is exercised, the participant's withheld salary is used to purchase shares of our common stock. The price per share at which shares of common stock may be purchased under the 2015 ESPP during any purchase period (the "option price") is the lesser of: (a) 85% of the fair market value of common stock on the date of the grant of the option (i.e., the first day of the purchase period), or (b) 85% of the fair market value of common stock on the exercise date (i.e., the last day of the purchase period).

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS. Payroll deductions may range from 1% to 10% (in whole percentage increments) of a participant's gross pay.  Participants may not make direct cash payments to their accounts. The market value of shares of common stock (determined as of the first day of the applicable purchase period) that any employee may purchase under the 2015 ESPP may not accrue at a rate that exceeds $25,000 in any calendar year, under restrictions imposed by the Code.  No participant may purchase more than one thousand (1,000) shares of common stock during any purchase period.

HOLDING PERIOD. The 2015 ESPP authorizes us to impose a limited holding period relating to shares purchased thereunder. Upon purchase of shares by an eligible participant under the 2015 ESPP, we may hold in escrow the certificates representing the shares for a period of up to two years from (i) the first day of the applicable purchase period and (ii) one year from the last day of such period.  Currently, we impose a holding period of one year following purchase.

United States Federal Income Tax Consequences of Awards under the 2015 ESPP

The Federal income tax consequences of participation in the 2015 ESPP are complex and subject to change. The following discussion is only a summary of the general rules applicable to the 2015 ESPP, not a complete description of the Federal income tax aspects. The summary is based on current provisions of the Internal Revenue Code and does not cover any state or local tax consequences of participation in the 2015 ESPP. Participants should consult their own tax advisors since a taxpayer's particular situation could result in some variation of the rules described below.

The 2015 ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under a plan which so qualifies, a participant recognizes no taxable income upon either the grant or the exercise of the purchase rights. The participant will not recognize taxable income until there is a sale or other disposition of the shares acquired under the 2015 ESPP or in the event the participant should die while still owning the purchased shares.

The tax treatment of a sale or disposition of shares acquired under the 2015 ESPP will depend on whether the "holding period" requirements are satisfied. Generally, these requirements are satisfied if a participant does not sell or dispose of shares acquired in a given purchase period within two years after the beginning of such period, or within one year after the end of such period.

If a participant sells or disposes of shares before the holding period requirements are satisfied with respect to such shares, then the participant will recognize ordinary income at the time of such sale or disposition equal to the fair market value of such shares on the last day of the purchase period from which they were acquired minus the option price. Any gain in excess of this amount can be treated as capital gain.

If a participant sells or disposes of shares after the holding period requirements are satisfied with respect to such shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of: (1) the fair market value of such shares on the sale or disposition date minus the option price or (2) 15% of the fair market value of such shares on the first day of the purchase period from which they were acquired. Any additional gain upon the disposition will be taxed as a long-term capital gain.

If the participant owns shares acquired under the 2015 ESPP at the time of death, then, regardless of whether the holding period requirements are satisfied, the amount of ordinary income equals the lesser of: (1) the fair market value of such shares on the date of death minus the option price or (2) 15% of the fair market value of such shares on the first day of the purchase period from which they were acquired.

We are not allowed any deductions upon either the grant or exercise of the purchase rights. If the holding period requirements are not satisfied with respect to the sale or disposition of any shares acquired under the 2015 ESPP, then we will be entitled to a tax deduction in the year of such sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition. In all other cases, we are entitled to no deduction.

Benefits to Executive Officers

No new plan benefits table for the 2015 ESPP is included in this document. Participation in the 2015 ESPP is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deduction. Accordingly, future purchases under the 2015 ESPP are not determinable. In addition, the amounts that would have been allocated under the 2015 ESPP if it had been in effect during Fiscal 2015 cannot be determined. No purchases have been made under the 2015 ESPP since its adoption by the Board.

Information with respect to securities issued and available for issuance under existing equity compensation plans is set forth in Note 3 to our audited consolidated financial statements in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2015.

Vote Required

The 2015 ESPP will be adopted, so long as a quorum is present, if it receives the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.  Abstentions shall have the effect of a vote against the proposal. Although broker non-votes will be treated as present for purposes of determining whether there is a quorum, broker non-votes will not be counted for purposes of determining the number of votes present and entitled to vote with respect to the proposal and will not otherwise affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
APPROVING THE 2015 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NUMBER 6

APPROVAL OF THE 2015 DIRECTOR DEFERRED COMPENSATION PLAN

The Board of Directors has adopted, subject to stockholder approval, the Hibbett Sports, Inc. 2015 Director Deferred Compensation Plan (2015 Director Plan).  The 2015 Director Plan is an amendment and restatement of the Hibbett Sports, Inc. 2005 Director Deferred Compensation Plan (2005 Director Plan).  The 2015 Director Plan permits any director who receives a retainer or other fees for Board or committee service to make an election:

•	to defer all or a portion of such fees until a future date, when they may be paid in either cash or in shares of our common stock; or
•	to receive all or a portion of such fees in non-statutory stock options.

Subject to stockholder approval, the amendment and restatement reflected as the 2015 Director Plan will become effective July 1, 2015.

The following summary of the 2015 Director Plan is qualified in its entirety by reference to the complete text of the plan, a copy of which is attached to this Proxy Statement as Appendix C.

Summary of the 2015 Director Plan
ADMINISTRATION. The 2015 Director Plan will be administered by the Board of Directors, which shall have discretion both to carry out the terms of the 2015 Director Plan and to determine the amount and form of payment of the annual retainer and any additional fees we pay to directors for their services. Currently only non-employee directors receive a retainer and fees. For a discussion of these amounts, see page 21 of this Proxy Statement.

DEFERRAL ACCOUNTS.  Any director who is to receive fees for service may elect to defer all or a portion of those fees by delivering a deferral election to us. Generally, the election must be delivered by December 31 for the following calendar year.  The election remains in force until changed or revoked. Elections made by December 31, 2014, for fees payable in 2015 will remain in effect under the 2015 Director Plan. Any change or revocation will take effect for the following calendar year. The election must state:

•	the amount or portion of the fees to be deferred;
•	whether and to what extent such fees are to be deferred in cash or in shares;
•	whether such fees are to be paid in stock options;
•	whether the payout shall be in installments or a lump sum; and
•	the date on which the payout shall commence.

Deferred fees that are to be paid out in cash shall earn interest at the 30-year Treasury Bond Rate. If a director elects to be paid in shares, then we will credit the director's deferred account with a book entry for a number of shares determined by dividing the amount of deferred fees by the then-current market price of a share.  Deferred fees that are to be paid out in stock also will receive a book entry credit reflecting dividends on our common stock.

We will not segregate or earmark any funds or shares with respect to deferred fees. Rather, we intend to make available, as and when required, a sufficient number of shares or cash to meet the requirements of the 2015 Director Plan.

STOCK OPTIONS. Directors may choose to receive non-statutory stock options, in lieu of any remaining fees which are not deferred as described above. The method of making this election, or changing or revoking it, is the same as for a deferral of fees. The number of options issued to a director will equal the dollar amount of the portion of his or her fee which is to be paid in options, divided by thirty-three percent (33%) of the price of a share. The exercise price of the option may not be less than 100% of the fair market value of the common stock on the date the option is issued. The options shall be fully vested when issued and the term of such options shall be ten (10) years.

Non-employee directors electing to receive options in lieu of cash fees will receive subject to the terms and conditions of, the Hibbett Sports, Inc. 2012 Non-Employee Director Equity Plan. Directors who are our employees do not currently receive fees and therefore could not take advantage of the 2015 Director Plan. However, should the Board permit those directors to receive fees in the future, and they elected to receive options in lieu of cash fees, they would receive non-statutory options issued under, and subject to the terms and conditions of, the 2015 Equity Incentive Plan, provided it is approved by the stockholders.  Notwithstanding the foregoing, options elected under the 2015 Director Plan will be debited from the shares authorized under the 2015 Director Plan.

SHARES TO BE ISSUED UNDER THE 2015 DIRECTOR PLAN. The maximum number of shares of our common stock that may be issued pursuant to amounts credited, either as deferred shares or as options, on and after July 1, 2015, is one hundred fifty thousand (150,000) shares. The Board may adjust the maximum amount to account for any future stock split, reverse stock split, stock dividend, combination, or reclassification of common stock or any similar transaction. No options may be granted after the tenth anniversary of the effective date of the 2015 Director Plan.  Additional, previously authorized shares may be issued under the 2015 Director Plan pursuant to amounts credited on or before June 30, 2015.  As of April 1, 2015, this number is estimated to be 72,450 shares.  These shares were authorized by stockholders at the time of approval of the 2005 Director Plan.

CHANGE OF CONTROL. In the event of a change of control of the Hibbett Sports, Inc., the balance in a director's deferral account will be paid in a lump sum if the director ceases to serve as a Board member or a director of a surviving company after the change of control date.

AMENDMENT AND TERMINATION.  The Board may amend or terminate the 2015 Director Plan at any time. We must obtain stockholder approval for any change that would require such approval under listing standards of the NASDAQ Stock Market and any regulatory or tax requirement with which the Board desires to comply. However, no rights under an outstanding award may be impaired by such action without the consent of the holder.  If not sooner terminated, restated, or superseded, the 2015 Director Plan will remain in effect until June 30, 2025.

United States Federal Income Tax Consequences of Awards under the 2015 Director Plan

The Federal income tax consequences of participation in the 2015 Director Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the 2015 Director Plan, not a complete description of the Federal income tax aspects. The summary is based on current provisions of the Internal Revenue Code and does not cover any state or local tax consequences of participation in the 2015 Director Plan. Participants should consult their own tax advisors since a taxpayer's particular situation could result in some variation of the rules described below.

ELECTION TO DEFER. An election to defer compensation made by a participant prior to the calendar year in which services are performed generally will result in a deferral of federal income tax until such time as the compensation is paid or made available. The participant will have ordinary income equal to the amount of cash distributed and the fair market value, as of the date of issuance, of any shares of common stock issued to the participant. We will have a corresponding deduction when the participant includes the compensation in income.

NON-QUALIFIED OPTIONS. The election to receive a non-qualified option ("NQO") will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

SECTION 409A. Section 409A of the Code imposes various requirements on deferred compensation, including with regard to deferral elections and timing of distributions.  The 2015 Director Plan is intended to comply with Section 409A.  Non-compliant deferred compensation may subject the service provider to early income recognition, a penalty rate of interest on resulting underpayments, and a 20% excise tax.

Benefits to Executive Officers and Directors

No new plan benefits table for the 2015 Director Plan is included in this document. Participation in the 2015 Director Plan is voluntary and is dependent on each eligible director's election to participate. Accordingly, future elections to receive options under the 2015 Director Plan are not determinable.

The following is the amount of options received under the 2005 Director Plan (i.e., the plan being amended and restated as the 2015 Director Plan) by the following persons and groups as of April 1, 2015:

Jeffry O. Rosenthal, Chief Executive Officer and President, 0; Scott J. Bowman, Senior Vice President and Chief Financial Officer: 0: Jared S. Briskin, Senior Vice President and Chief Merchant: 0; Cathy E. Pryor, Senior Vice President of Operations: 0;  all current executive officers as a group: 0; all current directors who are not executive officers as a group: options for 19,746 shares of common stock; each nominee for director: 0; each associate of any of the foregoing: 0; all employees, including all current officers who are not executive officers, as a group: 0.

See "Compensation of Non-Employee Directors" on page 21 for detailed information on cash payments to non-employee directors during the most recent and future fiscal years.

Vote Required

The 2015 Director Plan will be adopted, so long as a quorum is present, if it receives the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.  Abstentions shall have the effect of a vote against the proposal. Although broker non-votes will be treated as present for purposes of determining whether there is a quorum, broker non-votes will not be counted for purposes of determining the number of votes present and entitled to vote with respect to the proposal and will not otherwise affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
ADOPTING THE 2015 DIRECTOR DEFERRED COMPENSATION PLAN.

OTHER BUSINESS

Our Board of Directors knows of no other matters to be brought before the meeting other than as described in this Proxy Statement.  However, if any other proper matters are brought before the meeting, the persons named in the enclosed proxy, or in the event no person is named, Scott J. Bowman and David M. Benck, will vote in accordance with their best judgment on such matters.

Submission of Stockholder Proposals for the 2016 Annual Meeting of Stockholders

How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2016 Annual Meeting of Stockholders?

To be included in our Proxy Statement for the 2016 Annual Meeting, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and be received at our corporate offices no later than December 23, 2015.

How can stockholders submit proposals to be raised at the 2016 Annual Meeting that will not be included in our Proxy Statement for the 2016 Annual Meeting?

To be raised at the 2016 Annual Meeting, stockholder proposals must comply with our bylaws.  Our bylaws provide that written notice of a stockholder proposal (other than a nomination proposal) must be received not less than 120 days, nor more than 150 days before the first anniversary of the date of the Company's Proxy Statement in connection with the prior Annual Meeting of Stockholders.  Since this Proxy Statement is being mailed to you on or about April 23, 2015, stockholder proposals must be received at our principal executive offices between November 25, 2015 and December 23, 2015 in order to be raised at our 2016 Annual Meeting (assuming the date of such meeting does not change by more than 30 days from the anniversary date of this year's Annual Meeting).

What if the date of the 2016 Annual Meeting is advanced or delayed by a certain period of time after the anniversary of this year's Annual Meeting?

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, if the date of the 2016 Annual Meeting changes by more than 30 days from the anniversary date of this year's Annual Meeting, to be included in next year's Proxy Statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.

However, under our bylaws, if the date of the 2016 Annual Meeting has changed by more than 30 days prior to the anniversary date of this year's Annual Meeting, stockholder proposals to be brought before the 2016 Annual Meeting must be delivered not less than 90 days before the date of the 2016 Annual Meeting.

Does a stockholder proposal require specific information?

In accordance with our bylaws, each written notice related to stockholder proposals must contain a complete list of all matters intended to be brought before the meeting.  In addition, a brief description of any proposal, and the complete text of any resolutions to be presented, including the reasons for making a proposal must be contained in the notice.  Certain informational requirements regarding proposing stockholders and any beneficial owner on whose behalf a stockholder proposal is made must also be included.  Please refer to our bylaws, which were filed as Exhibit 3.2 to our Current Report on Form 8-K on June 3, 2010, for a more detailed description regarding these procedures.

Can stockholders make nominations for the election of directors?

Nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors generally, provided that the notice requirements contained in our bylaws are met.  For the 2016 Annual Meeting, written notice regarding such nominations must be made at least 120 days in advance of such meeting.  Certain informational requirements regarding nominating stockholders and any beneficial owner on whose behalf a nomination is made will apply.  Stockholder nominee information must be provided, including, but not limited to, that which would be required by the federal securities laws in connection with the solicitation of proxies and any related party transactions or arrangements occurring within the past three years that each nominee has had or has with the nominating stockholder or any beneficial owner on whose behalf the nomination is made.  Please refer to our bylaws, which were filed as Exhibit 3.2 to our Current Report on Form 8-K on June 3, 2010, for a more detailed list of the requirements related to the submission of stockholder nominations.

What happens if we receive a stockholder proposal that is not in compliance with the time frames described above?

If we receive notice of a matter to come before the 2016 Annual Meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before the 2016 Annual Meeting.  If such matter is brought before that meeting, then our proxy card for such meeting will confer upon the Company's proxy holder's discretionary authority to vote on such matter.

Where should stockholder proposals be sent?

Stockholder proposals (including those related to nominations) should be sent to Elaine V. Rodgers, Corporate Secretary, at our corporate offices located at 2700 Milan Court, Birmingham, Alabama 35211 by the appropriate deadlines set forth above.

Annual Report and 10-K Report

This Proxy Statement is being mailed together with our Annual Report on Form 10-K to stockholders for the fiscal year ended January 31, 2015, as filed with the Securities and Exchange Commission.  The exhibits to the Form 10-K will be furnished upon request and payment of the cost of reproduction.  Such written request should be directed to Investor Relations, 2700 Milan Court, Birmingham, Alabama 35211.  Our SEC filings are also available on our website at www.hibbett.com under the heading "Investor Relations."

By Order of the Board of Directors

Elaine V. Rodgers
Secretary

APPENDIX A

HIBBETT SPORTS, INC.
2015 EQUITY INCENTIVE PLAN

ARTICLE 1
GENERAL

1.1.            Purpose.  The Hibbett Sports, Inc. 2015 Equity Incentive Plan (the "Plan") is established by Hibbett Sports, Inc. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and its Member Companies, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

1.2.            Participation.  Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Recipients (including transferees of Eligible Recipients to the extent the transfer is permitted by the Plan and the applicable Award Agreement), those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

1.3.            Operation, Administration, and Definitions.  The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of ARTICLE 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8 of the Plan).

ARTICLE 2
OPTIONS AND SARS

2.1.            Definitions.

(a)            The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this ARTICLE 2 may be either an incentive stock option (an "ISO") or a nonqualified option ("NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code.  A "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

(b)            A stock appreciation right ("SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with Section 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.  The Committee may limit the amount that can be received when a SAR is exercised.

2.2.            Exercise Price.  The "Exercise Price" of each Option and SAR granted under this ARTICLE 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock). Repricing of Options and SAR Awards granted under this ARTICLE 2 after the date of grant shall not be permitted.

2.3.            Exercise.  An Option and SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

2.4.            Payment of Option Exercise Price.  The payment of the Exercise Price of an Option granted under this ARTICLE 2 shall be subject to the following:

(a)            Subject to the following provisions of this Section 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b)            The Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, already-owned shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c)            The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5.            Settlement of Award.  Settlement of Options and SARs is subject to Section 4.7.

ARTICLE 3
OTHER STOCK AWARDS

3.1            Definitions.

(a)            A "Stock Unit" Award is the grant of a right to receive shares of Stock in the future.

(b)            A "Performance Share" Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

(c)            A "Performance Unit" Award is a grant of a right to receive a designated dollar value amount of Stock which is contingent on the achievement of performance or other objectives during a specified period.

(d)            A "Restricted Stock" Award is a grant of shares of Stock, and a "Restricted Stock Unit" Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

3.2.            Restrictions on Awards.  Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, and Performance Unit Award shall be subject to the following:

(a)            Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b)            The Committee may designate whether any such Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code.  Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, to the extent required by Code section 162(m). The performance measures that may be used by the Committee for such Award shall be based on the attainment of any performance goals, as selected by the Committee, that are related to (i) sales increases (including comparable store sales), (ii) profits and earnings on a pre-tax or post-tax basis (including operation income, EBIT and EBITDA), (iii) cash (such as cash flow, cash generation or other cash measures), (iv) shareholder value or total shareholder return (such as stock price appreciation), (v) financial condition or liquidity; (vi) financial return measures (such as return on assets, capital, equity or sales), (vii) market share measures, (viii) improvements in capital structure, (ix) expenses (such as operating expense, expense management, expense ratio, expense efficiency ratios), (x) business expansion or consolidation (such as acquisitions and divestitures), (xi) internal rate of return or increase in net present value, (xii) working capital targets (such as those relating to inventory and/or accounts receivable), (xiii) productivity improvement, or (xiv) inventory measures (such as turns, reduction or shrink).  Such goals may be stated in absolute terms, relative to comparison companies or indices, as increases over past time periods, as ratios (such as earnings per share), or as returns on any of the foregoing measures over a period of time. For Awards under this ARTICLE 3 intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

ARTICLE 4
OPERATION AND ADMINISTRATION

4.1.            Effective Date. The Plan is effective July 1, 2015 (the "Effective Date"), subject to approval of the shareholders of the Company at the annual meeting of shareholders on May 28, 2015.  The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan on or after the ten year anniversary of the Effective Date.

4.2.            Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)            The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b)            Subject to the following provisions of this Section 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 1,000,000 shares.

(c)            To the extent provided by the Committee, any Award may be settled in cash rather than Stock.  To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall nevertheless be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d)            If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), the gross number of shares of Stock for which the stock option is exercised shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(e)            Subject to paragraph 4.2(f), the following additional maximums are imposed under the Plan.

(i)            The maximum number of shares of Stock that may be issued by Options intended to be ISOs shall be 1,000,000 shares.

(ii)            The maximum number of shares that may be covered by Awards granted to any one individual pursuant to ARTICLE 2 (relating to Options and SARs) shall be one hundred thousand (100,000) shares during any one calendar year period. If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (ii).

(iii)            The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to ARTICLE 3 (relating to Other Stock Awards) shall be one million (1,000,000) shares.

(iv)            For Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than one hundred thousand (100,000) shares of Stock may be subject to such Awards granted to any one individual during any one calendar year period.  If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.

(v)            For Performance Unit Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than one million dollars ($1,000,000) may be subject to such Awards granted to any one individual during any one calendar year period.  If, after amounts have been earned with respect to Performance Unit Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded.

(f)            To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction or event affecting the Stock with respect to which Awards have been or may be issued under the Plan (any such transaction or event, a "Transaction"), then the Committee shall, in such manner as the Committee deems equitable:  (A) make a proportionate adjustment in (1) the maximum number and type of securities as to which awards may be granted under the Plan, (2) the number and type of securities subject to outstanding Awards, (3) the grant or exercise price with respect to any such Award, (4) the performance targets and goals appropriate to any outstanding Awards for Performance Shares or Performance Units, and (5) the per individual limitations on the number of securities that may be awarded under the Plan (any such adjustment, an "Anti-dilution Adjustment"); provided, in each case, that with respect to ISOs, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision; with respect to all Options, no such adjustment shall be authorized to the extent that such adjustment violates the provisions of Treasury Regulation 1.424-1 and Section 409A of the Code or any successor provisions; with respect to all Awards for Performance Shares or Performance Awards, no such adjustment shall violate the requirements applicable to Awards intended to qualify for exemption under Section 162(m) of the Code; and the number of shares of Stock subject to any Award denominated in shares shall always be a whole number; or (B) cause any Award outstanding as of the effective date of the Transaction to be cancelled in consideration of a cash payment or alternate Award (whether from the Company or another entity that is a participant in the Transaction) or a combination thereof made to the holder of such cancelled Award substantially equivalent in value to the fair market value of such cancelled Award.  The determination of fair market value shall be made by the Committee or the Board, as the case may be, in their sole discretion.  Any adjustments made hereunder shall be binding on all Participants.

4.3.            General Restrictions.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)            Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)            To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4.            Tax Withholding.  All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

4.5.            Grant and Use of Awards.  In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Member Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Member Company). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Member Company, including the plans and arrangements of the Company or a Member Company assumed in business combinations.

4.6.            Dividends and Dividend Equivalents.  An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7.            Settlement of Awards.  The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. In lieu of issuing a fraction of a share upon any exercise of an Award, resulting from an adjustment of the Award pursuant to paragraph 4.2(f) of the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share. Satisfaction of any obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine.  The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents provided that such rules and procedures satisfy the requirements of Section 409A of the Code.  No deferral is permitted for Options or SARs.  Each Member Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Member Company by the Participant. Any disputes relating to liability of a Member Company for cash payments shall be resolved by the Committee.

4.8.            Transferability.  Except as otherwise permitted by the Committee,

(a)            Awards under the Plan are not transferable except as designated by the Participant by will, by the laws of descent and distribution or by a beneficiary form filed with the Company.

(b)            Awards may be exercised or claimed on behalf of a deceased Participant or other person entitled to benefits under the Plan by the beneficiary of such Participant or other person if the Company has a valid designation of such beneficiary on file, or otherwise by the personal legal representative of such Participant or other person.

4.9.            Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall comply with Section 409A of the Code and be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10.            Agreement with Company.  An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

4.11.            Action by Company or Member Company.  Any action required or permitted to be taken by the Company or any Member Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

4.12.            Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.13.            Limitation of Implied Rights.

(a)            Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Member Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Member Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Member Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Member Company shall be sufficient to pay any benefits to any person.

(b)            The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Member Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.14.            Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

4.15.            Limitations on Deferred Compensation.  Any Award granted under this Plan shall be provided or made in a manner and at such time, in such form and subject to such election procedures (if any), as complies with the applicable requirements of Section 409A of the Code to avoid a plan failure described in Section 409A(a)(1), including without limitation, deferring payment to a specified employee or until the occurrence of a specified event described in Section 409A(a)(2) of the Code.  Notwithstanding any other provision hereof or document pertaining hereto, the Plan shall be so construed and interpreted to meet the applicable requirements of Section 409A of the Code to avoid a plan failure described in Section 409A(a)(1) of the Code.

ARTICLE 5
CHANGE OF CONTROL

Subject to the provisions of paragraph 4.2(f) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change of Control the following provisions shall apply:

5.1.            Acceleration of Vesting.  If a Change of Control of the Company shall occur, then with respect to outstanding Awards not already vested and/or exercisable, the Committee, in its sole discretion, may determine that:

(a)            All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

(b)            All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

(c)            All Stock Units, Restricted Stock, Restricted Stock Units, and Performance Shares shall become fully vested.

If the Committee determines to accelerate any such outstanding Awards, then such Awards shall remain vested and/or exercisable during the remaining term thereof, regardless of whether the employment or other status of the Participants with respect to which Awards have been granted shall continue with the Company or any Member Company.

5.2.            Cash Payment.  Without limiting the generality of Section 4.7, if a Change of Control of the Company shall occur, then the Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Awards shall receive cash settlements in exchange for redemption of all or a part of such Awards.

5.3.            Limitation On Change of Control Payments.  Notwithstanding anything in Section 5.1 or 5.2 above to the contrary, if, with respect to a Participant, the acceleration of the exercisability and/or vesting of an Award as provided in Section 5.1 or the payment of cash in exchange for all or part of an Award as provided in Section 5.2 above (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Participant has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the acceleration of exercisability and/or vesting and the payments to such Participant pursuant to Sections 5.1 and 5.2 above shall be reduced to the extent or amount as, in the sole judgment of the Committee, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

ARTICLE 6
COMMITTEE

6.1.            Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this ARTICLE 6. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are not employees of the Company or any Member Company. Unless otherwise determined by the Board, the Compensation Committee of the Board shall serve as the Committee for purposes of the Plan. If at any time the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

6.2.            Powers of Committee.  The Committee's administration of the Plan shall be subject to the following:

(a)            Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Recipients those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by ARTICLE 7) to cancel or suspend Awards.

(b)            To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)            The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)            Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)            In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

6.3.            Delegation by Committee.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

6.4.              Information to be Furnished to Committee.  The Company and Member Companies shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Member Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

ARTICLE 7
AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to paragraph 4.2(e) shall not be subject to the foregoing limitations of this ARTICLE 7. Amendments to this Plan shall be subject to shareholder approval to the extent such approval is required by applicable law or applicable requirements of any securities exchange or similar entity.

ARTICLE 8
DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)            Award.  The term "Award" shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards, and Performance Share Awards.

(b)            Award Agreement.  The term "Award Agreement" has the meaning assigned in Section 4.10.

(c)            Board.  The term "Board" shall mean the Board of Directors of the Company.

(d)            Change of Control.  The term "Change of Control" shall mean (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, (c) a successful tender offer for the Common Stock of the Company, after which the tendering party holds more than 30% of the issued and outstanding Common Stock of the Company, or (d) a merger, consolidation, share exchange, or other transaction to which the Company is a party pursuant to which the holders of all of the shares of the Company outstanding prior to such transaction do not hold, directly or indirectly, at least 70% of the outstanding shares of the surviving company after the transaction.

(e)            Code.  The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f)            Committee.  The term "Committee" has the meaning assigned in Section 6.1.

(g)            Company.  The term "Company" has the meaning assigned in Section 1.1.

(h)            Effective Date.  The term "Effective Date" has the meaning assigned in Section 4.1.

(i)            Eligible Recipient.  The term "Eligible Recipient" shall mean any employee of the Company or a Member Company and any of those consultants and independent contractors of the Company or a Member Company who are natural persons. An Award may be granted to an employee, consultant or independent contractor in connection with hiring, retention or otherwise, prior to the date he or she first performs services for the Company or the Member Companies, provided that such Awards shall not become vested prior to the date he or she first performs such services. An Award may also be granted to an employee, consultant or independent contractor in connection with the conclusion of such employee, consultant or independent contractor's performance of services and separation from the Company or its Member Companies. The effect of discontinuity in an Eligible Recipient's service with the Company or its Member Companies on any outstanding Award shall be at the discretion of the Committee.

(j)            Exercise Price.  The term "Exercise Price" has the meaning assigned in Section 2.2.

(k)            Fair Market Value.  For purposes of determining the "Fair Market Value" of a share of Stock as of any date, the following rules shall apply:

(i)            If the principal market for the Common Stock is a national securities exchange or the NASDAQ Stock Market, then the "Fair Market Value" as of that date shall be the closing sale price of the Common Stock on the principal exchange or market on which the Common Stock is then listed or admitted to trading on such date.

(ii)            If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ Stock Market, the average between the highest bid and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

(iii)            If the day is not a business day, and as a result, paragraphs (i) and (ii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day.  If paragraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(l)            ISO.  The term "ISO" has the meaning assigned in Section 2.1(a).

(m)            Member Company.  The term "Member Company" means any "parent corporation" or "subsidiary corporation" (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes a Member Company after the adoption of this Plan, that the Board or Committee designates as a participating employer in the Plan.

(n)            NQO.  The term "NQO" has the meaning assigned in Section 2.1(a).

(o)            Option.  The term "Option" has the meaning assigned in Section 2.1(a).

(p)            Participant.  The term "Participant" has the meaning assigned in Section 1.2.

(q)            Performance Unit.  The term "Performance Unit" has the meaning assigned in Section 3.1(c).

(r)            Performance Share.  The term "Performance Share" has the meaning assigned in Section 3.1(b).

(s)            Plan.  The term "Plan" has the meaning assigned in Section 1.1.

(t)            Prior Plan.  The term "Prior Plan" has the meaning assigned in Section 4.2(b).

(u)            Restricted Stock.  The term "Restricted Stock" has the meaning assigned in Section 3.1(d).

(v)            Restricted Stock Unit.  The term "Restricted Stock Unit" has the meaning assigned in Section 3.1(d).

(w)            SAR.  The term "SAR" has the meaning assigned in Section 2.1(b).

(x)            Stock.  The term "Stock" shall mean shares of common stock of the Company.

(y)            Stock Unit.  The term "Stock Unit" has the meaning assigned in Section 3.1(a).

END OF APPENDIX A

APPENDIX B

HIBBETT SPORTS, INC.
2015 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1
GENERAL

1.1.            Purpose.  The Hibbett Sports, Inc. 2015 Employee Stock Purchase Plan (the "Plan") is intended to attract and retain employees of Hibbett Sports, Inc. and its member companies (the "Company"). The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended, but is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

1.2.            Effective Date.  The Plan shall be effective on July 1, 2015, subject to approval of the shareholders of the Company at the annual meeting of shareholders on May 28, 2015.

ARTICLE 2
DEFINITIONS

For the purpose of this Plan, the following terms shall have the meaning set forth in this Article unless a different meaning is required by the context:

2.1.            Administrator.  The senior human resources officer of the Company or such other person as may be authorized from time to time pursuant to Section 3.4 hereof.

2.2.            Board.  Board of Directors of the Company.

2.3.            Code.  The Internal Revenue Code of 1986, as amended.

2.4.            Committee.  The Compensation Committee of the Board.

2.5.            Common Stock.  The Common Stock $0.01 per value of the Company or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 10.6 of the Plan.

2.6.            Compensation.  Wages reported on Form W-2 before the deduction for elective deferrals to a Section 401(k) plan or Section 125 plan as those plans are defined in the Code.

2.7.            Eligible Recipient.  An Employee who satisfies the eligibility requirements contained in Section 4.1.

2.8.            Employee.  A common law employee of the Company or any Member Company.

2.9.            Entry Dates.  The first day on which an Employee may become a Participant as set forth in Section 4.2.

2.10.            Exchange Act.  The Securities Exchange Act of 1934, as amended.

2.11.            Fair Market Value.  The Fair Market Value of the Common Stock shall be:

2.11.1.  If the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on the NASDAQ National Market System, the last sale price of the Common Stock on such exchange or reported by the NASDAQ National Market System as of such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade).

2.11.2.  If the Common Stock is not so listed or admitted to unlisted trading privileges or reported on the NASDAQ National Market System, and bid and asked prices in the over-the-counter market are reported by the NASDAQ SmallCap Market® or the National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and asked prices as of such date, as so reported by the NASDAQ System, or, if not so reported thereon, as reported by the National Quotation Bureau, Inc. (or such comparable reporting service).

2.11.3.  If the Common Stock is not so listed or admitted to unlisted trading privileges, or reported on the NASDAQ National Market System, and such bid and asked prices are not so reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

2.12.            Member Company.  Any "parent corporation" or "subsidiary corporation" (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes a Member Company after the adoption of this Plan, that the Administrator designates as a participating employer in the Plan.

2.13.            Offering.  An offer made by the Company to the Participants for the purchase of shares of Common Stock, on a quarterly basis commencing on the Offering Commencement Date and ending on the Offering Termination Date, through payroll deductions subject to the terms and conditions of the Plan. The Committee shall have the power to change the duration of Offerings (including the Offering Commencement Date) with respect to future Offerings without shareholder approval is such change is announced at least five (5) days prior to the scheduled beginning of the first Offering to be affected thereafter.

2.14.            Offering Commencement Date.  The first day of each calendar quarter.

2.15.            Offering Termination Date.  The last day of each calendar quarter.

2.16.            Option.  The right of an Eligible Recipient to purchase Common Stock under the Plan.

2.17.             Option Agreement.  The Agreement described in Section 4.5.

2.18.            Option Price.  The purchase price for each share of Common Stock shall be the lower of: (i) 85% of the Fair Market Value of the Common Stock on the Offering Commencement Date; or (ii) 85% of the Fair Market Value of the Common Stock on the Offering Termination Date.

2.19.            Participant.  An Eligible Recipient who has elected to participate in the Plan in accordance with procedures established herein.

ARTICLE 3
PLAN ADMINISTRATION

3.1.            The Committee.  The Plan shall be administered by the Committee. Members of such a committee, if established, shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. A majority of the members of such a committee shall constitute a quorum. Such a committee shall act by majority approval of the members, shall keep minutes of its meetings and shall provide copies of such minutes to the Board. Action of such a committee may be taken without a meeting if unanimous written consent is given. Copies of minutes of such a committee's meetings and of its actions by written consent shall be provided to the Board and kept with the corporate records of the Company.

3.2.            Requirements of the Exchange Act or the Code.  Notwithstanding Section 3.1 above, in the event that Rule 16b-3 of the Exchange Act or Section 162(m) of the Code or any successor provisions thereto provides specific requirements for the administrators of plans of this type, then the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3 and Section 162(m).

3.3.            Authority of the Committee.  Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination in the foregoing matters shall be conclusive.

3.4.            Delegation by Committee.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

ARTICLE 4
ELIGIBILITY AND PARTICIPATION

4.1.            Conditions of Eligibility.  An Eligible Recipient is an Employee who (i) customarily works more than twenty (20) hours per week and (ii) has been employed by the Company and/or a Member Company for one (1) year.

4.2.            Effective Date of Participation.  An Eligible Recipient may become a Participant as of the first day of the January or July (or, if announced by the Administrator, the first day of January, April, July, or October) ("Entry Date") next following the date on which the Employee met the eligibility requirements contained in Section 4.1, provided that the Eligible Recipient remains employed on the Entry Date.

4.3.            Election to Participate.  An Eligible Recipient may become a Participant by completing an Option Agreement, which includes the authorization for a payroll deduction, on the form, including an electronic format, provided by the Company and filing it with the Administrator on or before the date set by such officer, which date shall be prior to the Offering Commencement Date for which participation is sought. Properly authorized payroll deductions for a Participant shall commence on the applicable Offering Commencement Date and shall end when terminated by the terms of the Option Agreement or when terminated by the Participant as provided in ARTICLE 8.

4.4.            Restrictions on Participation.  Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an Option to participate in the Plan:

4.4.1.  if, immediately after the grant, such Employee would own stock, and/or hold outstanding Options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

4.4.2.  which permits an Employee's rights to purchase Common Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the Common Stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding.

4.5.            Option Agreement.  Each Eligible Recipient shall receive an Option Agreement. The Option Agreement shall contain the terms for the purchase of Common Stock pursuant to the provisions of the Plan and the discretion of the Committee where applicable. The Option Agreement shall also contain authorization for the payroll deduction. An Eligible Recipient may only become a Participant upon the timely completion and return of the Option Agreement according to the terms contained therein.

ARTICLE 5
OFFERINGS AND OPTION GRANTS

5.1.            Duration of Offerings.  The Plan shall be implemented in a series of quarterly Offerings which shall continue until all shares of Common Stock reserved for this Plan have been issued to the Participants. Notwithstanding anything to the contrary, this Plan shall terminate and there shall be no further Offerings upon the earlier of: (1) the issuance of all shares reserved under Section 9.1 of Common Stock or (2) the end of the fortieth (40th) quarterly Offering.

5.2.            Number of Option Shares.  On each Offering Commencement Date, a Participant shall be granted an Option to purchase on each Offering Termination Date up to a number of shares of Common Stock of the Company determined by dividing such Participant's accumulated payroll deductions as of the Offering Termination Date by the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Offering more than 1,000 shares of Common Stock of the Company, and provided further that such purchase shall be subject to the limitations of Sections 4.4 and 10.1. The Committee may for future offerings, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during each Offering. Exercise of the Option shall occur as provided herein, unless the Participant has withdrawn pursuant to ARTICLE 8. The Option shall expire on the Offering Termination Date.

ARTICLE 6
PAYROLL DEDUCTIONS

6.1.            Amount of Deduction.  Upon filing the Option Agreement, the Participant shall elect to have deductions made from his paycheck on each payday during the time he is a Participant in an Offering at the rate of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10% of his compensation as determined for each applicable paycheck.

6.2.            Participant's Account.  The Company shall establish a bookkeeping account for each Participant and all payroll deductions made for a Participant shall be credited to his account under the Plan.

6.3.            Changes in Payroll Deductions.  A Participant may discontinue his participation in the Plan as Provided in ARTICLE 8, but no other change can be made during an Offering and, specifically, a Participant may not alter the amount of his payroll deductions for that Offering.

ARTICLE 7
EXERCISE OF OPTION

7.1.            Automatic Exercise.  Unless a Participant gives written notice to the Company as hereinafter provided, his Option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable Option Price (but not in excess of the number of shares for which Options have been granted to the employee pursuant to Section 5.2) and any excess in his account at that time will be returned to him, except as provided in Section 7.3.

7.2.            Withdrawal of Account.  By written notice to the Administrator, at any time prior to the Offering Termination Date applicable to any Offering, a Participant may elect to withdraw all the accumulated payroll deductions in his account at such time.

7.3.            Fractional Shares.  Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall, unless otherwise requested by the Participant, be held in the Participant's account for the purchase of Common Stock during the next Offering.

7.4.            Transferability of Option.  During a Participant's lifetime, Options held by such Participant shall be exercisable only by that Participant.

7.5.            Delivery of Stock.  Subject to Section 7.6 below, as promptly as practicable after the Offering Termination Date of each Offering, the Company shall arrange the delivery to each Participant, as appropriate, of a record of the shares purchased. The Administrator may permit or require that such shares be deposited directly with a broker designated by such officer or to a designated agent of the Company, and the Administrator may utilize electronic or other automated methods of share transfer. Common Stock will be issued in the name of the Participant, or, if the Participant so directs by written notice to the Administrator prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law. No Participant shall have any voting, dividend, or other shareholder rights with respect to shares of Common Stock subject to any Option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 7.5.

7.6.          Restriction on Resale.  The Committee may require that shares purchased by a Participant pursuant to an Offering be held in escrow as provided in Section 7.6(a) and be subject to a holding period as provided in Section 7.6(b). The Committee may impose this requirement on any Offering and such requirement, if imposed, shall be imposed on all Options granted during such Offering.

(a)            As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Committee or its delegate may instruct its transfer agent to prepare and deliver to the Administrator or its designee, one or more certificates representing the shares purchased upon exercise by each Participant in the Plan, which shall be held in escrow by the Company for the benefit of each such Participant until the expiration of the holding period described in Section 7.6(b) below. As promptly as practicable after the termination of such holding period, the Company shall deliver to each Participant each certificate held in escrow by the Company for which the holding period has so terminated.

(b)            The Committee may, at its election, impose on any shares obtained under the Plan a holding period during which the sale, transfer or other disposition of such shares shall be prohibited. Such holding period shall terminate no later than (i) two years after the date on which the option to purchase such share of Common Stock was granted, and (ii) one year after the Exercise Date on which the option to purchase such share of Common Stock was exercised.

ARTICLE 8
WITHDRAWAL

8.1.            In General.  Under procedures established by the Committee, a Participant may withdraw all but not less than all the payroll deductions credited to his account and not yet used to exercise his or her Option under the Plan by submitting to the Administrator a notice of withdrawal in the form and manner prescribed by the Committee for such purpose. Unless otherwise determined by the Committee on a uniform and non-discriminatory basis, any election to withdraw from an Offering will be effective only with respect to the Offering Termination Dates that are at least five (5) business days after the properly completed election is received by the Administrator.  All of the Participant's payroll deductions credited to his account shall be paid to such Participant as promptly as practicable after the effective date of his or her withdrawal and such Participant's Option for the Offering shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering.  Once a Participant has withdrawn from an Offering, the Participant may not re-enroll in the same Offering. Moreover, payroll deductions shall not resume at the beginning of the succeeding Offering unless the Participant re-enrolls in the Plan in accordance with provisions of Section 4.3.

8.2.            Effect on Subsequent Participation.  A Participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

8.3.            Termination of Employment.  Upon termination of the Participant's employment for any reason, including retirement or death, the Participant shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's account during the Offering but not yet used to exercise the Option shall be returned to such Participant or, in the case of his death, to the person or persons entitled thereto under Section 10.2, and such Participant's Option shall be automatically terminated.

ARTICLE 9
STOCK

9.1.            Maximum Shares.  The maximum number of shares of Common Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.6, shall be three hundred thousand (300,000) shares. If the total number of shares of Common Stock for which Options are exercised are exercised on any Offering Termination Date in accordance with ARTICLE 5 exceeds the maximum number of shares reserved for this Plan, the Company shall make a pro rata allocation of the shares of Common Stock available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to him as promptly as possible.

9.2.            Participant's Interest in Common Stock.  The Participant will have no interest in the Common Stock covered by his Option until such Option has been exercised on the applicable Offering Termination Date.

ARTICLE 10
MISCELLANEOUS

10.1.            Compliance with Applicable Laws.  The Plan, the grant and exercise of Options to purchase shares under the Plan, and the Company's obligation to sell and deliver shares upon the exercise of Options to purchase shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may be listed. If the Company receives a determination from the Internal Revenue Service that the provisions of Section 7.6 adversely affect the plan's qualification under Section 423 of the Code, then Section 7.6 shall be deemed null and void or the Company may amend Section 7.6 in a manner acceptable to the Company that preserves qualification under Section 423 of the Code.

10.2.            Designation of Beneficiary.  The designated beneficiary pursuant to a qualified plan (as described in Section 401(a) of the Code) maintained by the Company shall be the designated beneficiary for the Plan, unless a Participant files a written designation of a beneficiary pursuant to this Plan. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Administrator. Upon the death of a Participant and upon receipt by the Company of proof of identity and existence at the Participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the stock or cash credited to the Participant under the Plan.

10.3.            Transferability.  Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an Option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.2.

10.4.            Use of Funds.  Any payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

10.5.            Interest.  No interest will be paid or allowed on any money paid into the Plan or credited to the account of any Participant.

10.6.            Adjustment upon Changes in Capitalization.

10.6.1.                           In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divesture (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) shall make appropriate adjustment (which determination shall be conclusive) as to (i) the number and kind of securities which thereafter may be made subject to Options under the Plan, (ii) the number and kind of securities which are subject to outstanding Options or (iii) the purchase price with respect to the foregoing. Without limiting the generality of the foregoing, in the event that any of such transactions are effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets, including cash, with respect to or in exchange for such Common Stock, all Participants holding outstanding Options shall upon the exercise of such Option receive, in lieu of any shares of Common Stock they may be entitled to receive, such stock securities or assets, including cash, as have been issued to such Participants if their Options had been exercised and such Participants had received Common Stock prior to such transaction.

10.6.2.                           Upon: (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, (c) a successful tender offer for the Common Stock of the Company, after which the tendering party holds more than 30% of the issued and outstanding Common Stock of the Company, or (d) a merger, consolidation, share exchange, or other transaction to which the Company is a party pursuant to which the holders of all of the shares of the Company outstanding prior to such transaction do not hold, directly or indirectly, at least 70% of the outstanding shares of the surviving company after the transaction, the holder of each Option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such Option for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 10.6 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such Option might thereafter be entitled to receive.

10.7.            Amendment and Termination.  The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall be effective, without approval of the shareholders of the Company, if shareholder approval of the amendment is then required to comply with or obtain exemptive relief under any tax or regulatory requirement the Board deems desirable to comply with or obtain exemptive relief under, including without limitation, pursuant to Rule 16b-3 under the Exchange Act or any successor rule or Section 423 of the Code or under the applicable rules or regulations of any securities exchange or the NASDAQ, and provided further that no such amendment shall change the terms, conditions or eligibility requirements of an Option granted under the Plan. No termination, suspension or amendment of the Plan shall alter or impair any outstanding Option without the consent of the Participant affected thereby; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under Section 10.6.1 or Section 10.6.2 of the Plan.

10.8.            No Employment Rights.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Member Company to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Member Company.

10.9.            Effect of Plan.  The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatee, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

10.10.            Governing Law.  The place of administration of the Plan shall be conclusively deemed to be within the State of Delaware, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or under any agreements evidencing Options shall be governed by and construed exclusively and solely in accordance with the laws of the State of Delaware without regard to conflict of laws or provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Alabama with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party.

10.11.            Construction and Headings.  The use of the masculine gender shall also include within its meaning the feminine, and the singular may include the plural and the plural may include the singular, unless the context clearly indicates to the contrary. The headings of the Articles and Sections of the Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add or detract from the meaning of such Article or Section.

END OF APPENDIX B

APPENDIX C

HIBBETT SPORTS, INC.
2015 DIRECTOR DEFERRED COMPENSATION PLAN

ARTICLE 1
PLAN ADMINISTRATION AND ELIGIBILITY

1.1.            Purpose.  The Hibbett Sports, Inc. 2015 Director Deferred Compensation Plan (the "Plan") is intended to advance the interests of Hibbett Sports, Inc. (the "Company") and its shareholders by attracting and retaining the highest quality of experienced persons as Directors and to further align the interests of the Directors with the interests of the Company's shareholders. The Plan is an amendment and restatement of the Hibbett Sports, Inc. 2005 Director Deferred Compensation Plan.

1.2.            Eligibility.  Each member of the Board of Directors (an "Eligible Director") of the Company is eligible to participate in the Plan.

1.3.            Administration.  The Plan shall be administered, construed and interpreted by the Board of Directors of the Company. Pursuant to such authorization, the Board of Directors shall have the responsibility for carrying out the terms of the Plan, including but not limited to the determination of the amount and form of payment of the annual retainer and any additional fees payable by the Company to an Eligible Director for his or her services as a director (the "Fees," which shall not include reimbursements or other payments not for services rendered). To the extent permitted under the securities laws applicable to compensation plans including, without limitation, the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or under the Internal Revenue Code of 1986, as amended (the "Code"), a committee of the Board of Directors, or a subcommittee of any committee, may exercise the discretion granted to the Board under the Plan, provided that the composition of such committee or subcommittee shall satisfy the requirements of Rule 16b-3 under the Exchange Act, or any successor rule or regulation.  The Board of Directors may also designate a plan administrator to manage the record keeping and other routine administrative duties under the Plan.

ARTICLE 2
STOCK SUBJECT TO THE PLAN

2.1.            Number of Shares.  The maximum number of shares of the Company's $0.01 par value Common Stock ("Common Stock" or "Shares") which may be issued pursuant to amounts credited on and after July 1, 2015, under Article 3 and Article 4 shall be one hundred fifty thousand (150,000) Shares, subject to adjustment as provided in Section 5.4.

2.2.            Share Issuance.  To satisfy the requirements of Article 3, the Company may issue new Shares or reissue Shares previously repurchased by or on behalf of the Company.

2.3.            General Restrictions.  Delivery of Shares under Article 3 of the Plan shall be subject to the following:

(a)            Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)            To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

2.4.            Tax Withholding.  The Board may condition the delivery of any Shares or other benefits under the Plan on satisfaction of any applicable withholding obligations through cash payment by the participating Eligible Director ("Participant").

ARTICLE 3
DEFERRED COMPENSATION

3.1            Deferral of Fees.  Any Eligible Director may elect to defer in either cash or Shares all or a portion of the Fees earned during any calendar year by delivering a deferral election (the "Deferral Election") to the Company not later than (i) December 31 of the year immediately preceding the year to which the Deferral Election relates, or (ii) with respect to an Eligible Director's first year or partial year of service as a director, thirty days following the date on which such director first became a director, but only for Fees earned after such election is made.  The Deferral Election shall specify the amount or portion of the Fees to be deferred; whether and to what extent such Fees are to be deferred in cash or in Shares; the manner of payment with respect to such deferred amounts; and the date on which the deferred amounts shall be paid and whether paid in lump sum or in which installment payment shall commence. An election to defer Fees shall remain in force for such calendar year thereafter until changed or revoked by the director by written notice to the Company not later than December 31 immediately preceding the year to which such change or revocation relates.  A Deferral Election to delay the timing or change the form of payment cannot take effect for at least twelve (12) months, shall be made at least twelve (12) months prior to the first scheduled payment, and must delay commencement for a minimum of five (5) years, in each case to the extent applicable under Code Section 409A. A Deferral Election may not be changed or revoked after the beginning of the year to which it relates.

3.2.            Accounts; Interest and Dividend Credits.  On the first day of each calendar quarter (the "Credit Date"), an Eligible Director who elects to defer his or her Fees shall receive a credit to his or her deferred compensation accounts (the "Deferred Compensation Accounts") under the Plan as hereinafter provided. Any portion of a Participant's Fees which are deferred in cash shall be credited to the Participant's Cash Deferral Account. The amount of the credit shall equal the amount of Fees deferred in cash by the Participant during the immediately preceding calendar quarter.  Any portion of a Participant's Fees which are deferred in Shares shall be credited to the Participant's Deferred Stock Account. The amount of the credit to such Deferred Stock Account shall be the number of Shares (rounded to the nearest one hundredth of a Share) determined by dividing the amount of the Participant's Fees deferred in Shares during the immediately preceding quarter by the closing price of a Share as reported on the principal stock exchange where the Common Stock is listed on the Credit Date or, if there is no trading on such exchange on the Credit Date, on the immediately preceding trading day.

On the first day of each calendar quarter, an amount shall be credited to each Participant's Cash Deferral Account equal to the Interest Rate (as hereinafter defined) on the balance credited to the Cash Deferral Account during the immediately preceding calendar quarter. Interest shall accrue on the balance of each Participant's Cash Deferral Account commencing with the date the first payment is credited thereto and ending with the final payment therefrom.  For this purpose, "Interest Rate" shall mean, with respect to any calendar quarter, 30-year Treasury Bond Rate then in effect.

Each time any dividend is paid on the Stock, a Participant who has a positive balance in his or her Deferred Stock Account shall receive a credit to such Account.  The amount of the dividend credit shall be the number of Shares (rounded to the nearest one-hundredth of a Share) determined by multiplying the dividend amount per Share by the number of Shares credited to the Participant's Deferred Stock Account as of the record date for the dividend and dividing the product by the closing price per Share reported on the principal stock exchange where the Common Stock is listed on the dividend payment date.

3.3.            Payment.

(a)            An Eligible Director's Deferred Compensation Accounts shall be paid to the director (or, in the event of death, to his or her designated beneficiary or estate) according to his or her Deferral Election; provided however, notwithstanding the Deferral Election, distributions shall commence as soon as practicable following the date on which the director ceases to serve as a director of the Company (such elected date or the date the director ceases to serve, the "Distribution Date").  If an Eligible Director's Cash Deferral Account is paid in installments, the amount of each installment shall be (l) the balance of the Cash Deferral Account on the Distribution Date divided by the number of installments plus (2) interest credits.  A cash payment will be made with the final installment for any fraction of a share of Common Stock credited to the Eligible Director's Deferred Stock Account.

(b)            Upon the death of an Eligible Director, the Company shall pay any remaining benefits as a single lump sum within 90 days following the date of death.

(c)            A lump sum payment and the first payment in a series of installment payments shall be paid no later than: (i) the end of the calendar year in which the Distribution Date occurs, or (ii) if later, the 15th day of the third month following the Distribution Date.  Subsequent installment payments shall be paid on the anniversary date of the first payment.

(d)            An Eligible Director's continued service as an employee of the Company is not taken into account in determining whether such director is entitled to a payment under this Plan upon his resignation from the Board.

(e)            Except as provided in Treasury Regulation section 1.409A-3(j), no acceleration in the time or schedule of any payment or amount scheduled to be paid from an Eligible Director's Account is permitted.

3.4.            Designation of Beneficiary.  Each Eligible Director may designate in writing a beneficiary to receive such portion, if any, of the director's Deferred Compensation Accounts as remains unpaid at the director's death. In the absence of a valid beneficiary designation, that portion, if any, of an Account remaining unpaid at the director's death shall be paid to his or her estate.

3.5.            Nature of Promise.  The Company shall not be required to segregate or earmark any funds or Shares in respect of its obligations under Article 3 of the Plan.  No Eligible Director or any other person shall have any rights to any assets of the Company by reason of amounts deferred or benefits accrued under this Plan, other than as a general unsecured creditor of the Company.  The Plan constitutes a mere promise by the Company to make payments in the future and is unfunded for purposes of Title I of ERISA and for tax purposes.  The Company shall make available as and when required a sufficient number of Shares of Common Stock to meet the requirements arising under the Plan.

3.6.            No Assignment.  Rights to benefits under this Article 3 of the Plan may not be assigned, sold, transferred, encumbered, pledged or otherwise alienated, attached, garnished, or anticipated, other than in accordance with the beneficiary designation provisions of Sections 3.4 above.

ARTICLE 4
STOCK OPTIONS

4.1.            Election to Receive Options.  An Eligible Director may elect that any portion of his or her Fees not deferred under Article 3 above shall be paid in the form of options to purchase the Company's Common Stock ("Options").

4.2.            Time and Method of Election, Change or Revocation.  An election pursuant to Section 4.1 or any decision to change or revoke such election shall be governed by the same timing and other requirements set forth in Article 3 with respect to deferral of Fees.

4.3.            Option Terms.  Options shall be "non-qualified" stock options subject to the terms and conditions of: (i) the Company's primary stock option plan for employees of the Company or a subsidiary Plan, for Eligible Directors who are such employees, and (ii) the Company's primary stock option plan for non-employee directors, for all other Eligible Directors, to the same extent as if originally issued under such plans.  All of the provisions of the respective plan (e.g. terms, conditions, plan administration and otherwise) shall govern such Options, except that the issuance of Shares shall be debited from the amount authorized under this Plan in Section 2.1 hereof rather than the respective plan. Options shall be issued as of the Credit Date and reflect an exercise price and other terms established according to the provisions of such plans.  The Options shall be fully vested when issued and the term of such Options shall be ten (10) years.

4.4.            Determination of Option Amount.  The number of Options issued to an Eligible Director under this Article 4 as of any Credit Date shall equal (i) the dollar amount of the portion of his or her Fee which is to be paid in Options on such Credit Date divided by (ii) thirty-three percent (33%) of the closing price of a Share as reported on the principal stock exchange where the Common Stock is listed on the Credit Date or, if there is no trading on such exchange on the Credit Date, on the immediately preceding trading day.

ARTICLE 5
GENERAL PROVISIONS

5.1.            Effective Date of This Plan.  This Plan is amended and restated, effective July 1, 2015, subject to approval of the shareholders of the Company at the annual meeting of shareholders on May 28, 2015.

5.2.            Duration of This Plan.  This Plan shall remain in effect, unless earlier terminated or superseded, until June 30, 2025.

5.3.            Amendment of This Plan.  The Board of Directors may suspend or discontinue this Plan or revise or amend it in any respect, provided, however, that: (i) without approval of the Company's shareholders, no revision or amendment shall (x) change the total number of Shares subject to this Plan (except as provided in Section 5.4), (y) change the designation of the class of directors eligible to participate in the Plan, or (z) materially increase the benefits accruing to participants under or the cost of this Plan to the Company and (ii) the Plan shall not be terminated unless such termination is permitted and administered in accordance with Treasury Regulation section 1.409A-3(j)(4)(ix). Moreover, in no event may Plan provisions be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder.

5.4.            Changes in Shares.  To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction or event affecting the Shares which have been or may be issued under the Plan (any such transaction or event, a "Transaction"), then the Board shall, in such manner as the Board deems equitable:  (A) make a proportionate adjustment in (1) the maximum number and type of securities which may be issued under this Plan, and (2) the number and type of securities subject to outstanding accounts (any such adjustment, an "Anti-dilution Adjustment"); provided, in each case, that the number of shares subject to any account denominated in shares shall always be a whole number; or (B) cause any right to receive Shares outstanding as of the effective date of the Transaction to be cancelled in consideration of a cash payment or alternate form of equity settlement (whether from the Company or another entity that is a participant in the Transaction) or a combination thereof made to the holder of such cancelled right substantially equivalent in value to the fair market value of such cancelled right.  The determination of fair market value shall be made by the Board of Directors in their sole discretion.  Any adjustments made hereunder shall be binding on all Participants. Notwithstanding the foregoing, any Anti-dilution Adjustments to be made to outstanding Options shall be as provided for in the terms of the appropriate plan.  A cancellation of a stock right or shares in exchange for a cash payment or other settlement is only permitted if such payment or settlement does not result in an impermissible acceleration of benefits under Section 409A.

5.5.            Change of Control.  Upon a Change of Control (as defined below), any outstanding balance in an Eligible Director's Cash Deferral Account shall be paid in a lump sum and any outstanding balance in an Eligible Director's Deferred Stock Account shall be distributed in shares of Common Stock if the Eligible Director ceases to serve as a director of the Company or a surviving company after the date of the Change of Control.  For purposes of the Plan, the term Change of Control includes:  (i) a change in the ownership of the Company, (ii) a change in effective control of the Company, or (iii) a change in the ownership of a substantial portion of the assets of the Company.  A change in the ownership of the Company occurs on the date that any one person, or more than one person, acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company.  A change in the effective control of the Company occurs only on (i) the date any one person or group acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition) ownership of stock of the Company possessing 30% or more of the total voting power of the stock, or (ii) the date a majority of the members of the Company's Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's Board before the date of the appointment or election.  A change in the ownership of a substantial portion of the assets of the Company occurs on the date that any one person or group acquires assets from the Company that have a total gross fair market value equal to or more than 70% of the total gross fair market value of all the assets of the Company immediately before such acquisition.  This definition of Change in Control shall be interpreted in a manner that is consistent with Treasury Regulation section 1.409A-3(i)(5).

5.6            Limitation of Rights.

(a)            No Right to Continue as a Director.  Neither this Plan, nor the granting of an Option under this Plan, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

(b)          No Shareholders' Rights.  Except as specifically provided by the Plan, a participant in the Plan shall have no rights as a shareholder with respect to the Deferred Stock Account until the date of the issuance to him or her of a stock certificate therefore.

5.7.            Notice.  Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the secretary of the Company and shall become effective when it is received.

5.8.            Shareholder Approval and Registration Statement.  This Plan shall be approved by the Board of Directors and submitted to the Company's shareholders for approval.  Any options granted under this Plan prior to effectiveness of a registration statement filed with the Securities and Exchange Commission covering the Shares to be issued hereunder shall not be exercisable until, and are expressly conditional upon, the effectiveness of a registration statement covering the Shares.

5.9.            Governing Law.  This Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the laws of the State of Delaware.

5.10.            Severability.  If any term or provision of this Plan or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law.

5.11            Section 409A of the Code.

(a)            Any benefit, payment or other right provided by the Plan shall be provided or made in a manner, and at such time, in such form and subject to such election procedures (if any), as complies with the applicable requirements of Code section 409A to avoid a plan failure described in Code section 409A(a)(1), including without limitation, deferring payment until the occurrence of a specified payment event described in Code section 409A(a)(2).  Notwithstanding any other provision hereof or document pertaining hereto, the Plan shall be so construed and interpreted to meet the applicable requirements of Code section 409A to avoid a plan failure described in Code section 409A(a)(1).

(b)            It is specifically intended that all elections, consents and modifications thereto under the Plan will comply with the requirements of Code section 409A (including any transition or grandfather rules thereunder).  The Company is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply the requirements of Code section 409A (including any transition or grandfather rules thereunder and to declare any election, consent or modification thereto void if non-compliant with Code section 409A.

(c)            Pursuant to Section 3.01(B)(1).02 of Internal Revenue Notice 2007-86 ("Transition Relief"), the Company shall permit Participants to modify their existing deferral elections previously made pursuant to the Plan to reflect new deferral elections regarding the time and form of payment of benefits under the Plan to the full extent permitted by, and in accordance with, the Transition Relief.

END OF APPENDIX C

HIBBETT SPORTS, INC.

VOTE BY INTERNET – www.investorvote.com/HIBB
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Central Time, on May 27, 2015.  Follow the steps outlined on the secured website.

VOTE BY TELEPHONE – 1-800-652-VOTE (8683)
Within the United States, Canada & Puerto Rico, you may vote any time on a touch tone telephone by calling the number above up until 11:59 p.m., Central Time, on May 27, 2015.  There is NO CHARGE to you for the call.  Follow the instructions provided by the recorded message.

VOTE BY MAIL
Mark, sign and date the proxy card or voting instruction card and return it in the prepaid envelope.  If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Hibbett Sports, Inc., c/o Computershare Investor Services, P.O. Box 43102, Providence, Rhode Island 02940-5067.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE,
▼FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE▼
_______________________________________________________________________________________________________________________________________________________________
A  Propos         A  Proposals --- The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4, 5 and 6.
		For	Against	Abstain		For	Against	Abstain
1.	Election of Class I Directors:

	01 – Jane F. Aggers				02 – Terrance G. Finley

	For	Against	Abstain		For	Against	Abstain

03 – Jeffry O. Rosenthal				04 – Alton E. Yother

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of the selection of KPMG LLP as				3.	Say on Pay - Approval, by non-binding advisory
	the Independent Registered Public Accounting					vote, of the compensation of our named
	Firm for Fiscal 2016.					executive officers.

		For	Against	Abstain			For	Against	Abstain

4.	Approval of the 2015 Equity Incentive Plan.				5.	Approval of the 2015 Employee Stock
						Purchase Plan.

		For	Against	Abstain
6.	Approval of the 2015 Director Deferred
Compensation Plan.

The undersigned hereby authorize(s) the Company's designated proxies to vote, in their discretion, on any other business as may come before the Annual Meeting and any adjournments or postponements thereof.

B  Non-Voting Items

Change of Address --- Please print your new address below.

C  Authorized Signatures --- This section must be completed for your vote to be counted. --- Date and Sign Below
Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within box	Signature 2 – Please keep signature within box
/ /

IMPORTANT:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE,
▼FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE▼
_______________________________________________________________________________________________________________________________________________________________

Proxy – HIBBETT SPORTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2015

The undersigned hereby constitutes and appoints Scott J. Bowman and David M. Benck, or either of them, with full power to act alone, and with full power of substitution, as proxies to vote all of the shares of Common Stock of Hibbett Sports, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the principal executive offices of Hibbett Sports, Inc., 2700 Milan Court, Birmingham, Alabama 35211, on Thursday, May 28, 2015, at 11:00 a.m. Central Time, and at any adjournments or postponements thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4, 5 AND 6.  THE PROXY HOLDERS WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

YOU ARE ENCOURAGED TO MARK YOUR VOTE IN THE APPROPRIATE BOXES ON THE REVERSE SIDE OF THIS PROXY, BUT YOUNEED NO MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.  THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY.

(Continues, and to be signed, on Reverse Side)